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                                                                    EXHIBIT 10.3

================================================================================

                                U.S. $100,000,000

                     RECEIVABLES LOAN AND SECURITY AGREEMENT

                          Dated as of October 30, 2000

                                      Among

                           SILVERLEAF FINANCE I, INC.,

                                as the Borrower,

                            SILVERLEAF RESORTS, INC.,

                                as the Servicer,

                          AUTOBAHN FUNDING COMPANY LLC,

                                  as a Lender,

                    DG BANK DEUTSCHE GENOSSENSCHAFTSBANK AG,

                                  as the Agent,

                      U.S. BANK TRUST NATIONAL ASSOCIATION,

                              as the Agent's Bank,

                                       and

                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION,

                             as the Backup Servicer

================================================================================


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                                TABLE OF CONTENTS

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ARTICLE I.     DEFINITIONS ..................................................... 1
               SECTION 1.01   Certain Defined Terms ............................ 1
               SECTION 1.02   Other Terms ......................................37
               SECTION 1.03   Computation of Time Periods ......................37

ARTICLE II.    THE RECEIVABLES FACILITY ........................................38
               SECTION 2.01   Borrowings .......................................38
               SECTION 2.02   The Initial Borrowing and Subsequent Borrowings ..38
               SECTION 2.03   Facility Maturity Date ...........................39
               SECTION 2.04   Selection of Fixed Periods .......................39
               SECTION 2.05   Remittance Procedures ............................40
               SECTION 2.06   Payments and Computations, Etc. ..................44
               SECTION 2.07   Fees .............................................45
               SECTION 2.08   Increased Costs; Capital Adequacy ................45
               SECTION 2.09   Collateral Assignment of Agreements ..............46
               SECTION 2.10   Grant of a Security Interest .....................46
               SECTION 2.11   Evidence of Debt .................................48
               SECTION 2.12   Survival of Representations and Warranties;
                              Repayment Obligations ............................48
               SECTION 2.13   Release of Pledged Receivables ...................48
               SECTION 2.14   Treatment of Amounts Paid by the Borrower ........49
               SECTION 2.15   Termination ......................................49
               SECTION 2.16   Lockbox Arrangements .............................49

ARTICLE III.   CONDITIONS OF LOANS .............................................49
               SECTION 3.01   Conditions Precedent to Initial Borrowing ........49
               SECTION 3.02   Conditions Precedent to All Borrowings ...........49
               SECTION 3.03   Advances Do Not Constitute a Waiver ..............54

ARTICLE IV.    REPRESENTATIONS AND WARRANTIES ..................................55
               SECTION 4.01   Representations and Warranties of the
                              Borrower and the Servicer ........................55

ARTICLE V.     GENERAL COVENANTS OF THE BORROWER AND THE SERVICER ..............59
               SECTION 5.01   General Covenants ................................59

ARTICLE VI.    ADMINISTRATION AND SERVICING; CERTAIN COVENANTS .................63
               SECTION 6.01   Appointment and Designation of the Servicer ......63
               SECTION 6.02   Collection of Receivable Payments;
                              Modification and Amendment of Receivables ........65
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               SECTION 6.03   Realization Upon Receivables .....................66
               SECTION 6.04   Insurance Regarding Intervals ....................66
               SECTION 6.05   Maintenance of Security Interests in Intervals ...67
               SECTION 6.06   Pledged Receivable Receipts ......................68
               SECTION 6.07   Unidentified Payments; Lender's Right of
                              Presumption ......................................68
               SECTION 6.08   No Rights of Withdrawal ..........................68
               SECTION 6.09   Permitted Investments ............................68
               SECTION 6.10   Servicing Compensation ...........................69
               SECTION 6.11   Reports to the Agent; Account Statements;
                              Servicing Information ............................69
               SECTION 6.12   Statements as to Compliance; Financial
                              Statements .......................................70
               SECTION 6.13   Access to Certain Documentation; Obligors ........72
               SECTION 6.14   Backup Servicer ..................................73
               SECTION 6.15   Additional Remedies of Agent Upon Event
                              of Default .......................................76
               SECTION 6.16   Waiver of Defaults ...............................76
               SECTION 6.17   Maintenance of Certain Insurance .................76
               SECTION 6.18   Segregation of Collections .......................77
               SECTION 6.19   UCC Matters; Protection and Perfection of
                              Pledged Assets ...................................77
               SECTION 6.20   Servicer Advances ................................78
               SECTION 6.21   Repurchase of Receivables Upon Breach of
                              Covenant or Representation and Warranty by
                              Servicer .........................................78
               SECTION 6.22   Compliance with Applicable Law ...................78
               SECTION 6.23   UCC Releases .....................................79

ARTICLE VII.   EVENTS OF DEFAULT ...............................................79
               SECTION 7.01   Events of Default ................................79
               SECTION 7.02   Additional Remedies of Agent and Lender ..........81

ARTICLE VIII.  INDEMNIFICATION .................................................82
               SECTION 8.01   Indemnities by the Borrower ......................82
               SECTION 8.02   Indemnities by the Servicer ......................84

ARTICLE IX.    MISCELLANEOUS ...................................................86
               SECTION 9.01   Amendments and Waivers ...........................86
               SECTION 9.02   Notices, Etc. ....................................86
               SECTION 9.03   No Waiver; Remedies ..............................86
               SECTION 9.04   Binding Effect; Assignability; Multiple
                              Lenders ..........................................87
               SECTION 9.05   Term of This Agreement ...........................87
               SECTION 9.06   Governing Law; Jury Waiver .......................88
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

               SECTION 9.07   Costs, Expenses and Taxes ........................88
               SECTION 9.08   No Proceedings ...................................89
               SECTION 9.09   Recourse Against Certain Parties .................89
               SECTION 9.10   Execution in Counterparts;
                              Severability; Integration ........................90

                         LIST OF SCHEDULES AND EXHIBITS

SCHEDULES

SCHEDULE I      Condition Precedent Documents
SCHEDULE II     Credit and Collection Policy
SCHEDULE III    Prior Names, Tradenames, Fictitious Names and "Doing Business
                As" Names
SCHEDULE IV     Litigation
SCHEDULE V      Eligible Developments
SCHEDULE VI     Net Eligible Receivables Balance
SCHEDULE VII    Additional Eligibility Criterion


EXHIBITS

EXHIBIT A       Form of Borrowing Base Certificate
EXHIBIT B       Form of Commercial Paper Remittance Report
EXHIBIT C       Form of Monthly Remittance Report
EXHIBIT D       Form of Allonge
EXHIBIT E       Backup Servicer Letter of Certification
EXHIBIT F       Custodian's Fee
EXHIBIT G       Form of Certificate of Beneficial Interest
EXHIBIT H       Form of Mortgage and Assignment of Beneficial Interest
EXHIBIT I       Form of UCC Assignment for ONS Intervals
EXHIBIT J       Form of ONS Title Policy

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                  THIS RECEIVABLES LOAN AND SECURITY AGREEMENT is made as of
October 30, 2000, among:

         (1)      SILVERLEAF FINANCE I, Inc., a Delaware corporation (the
                  "Borrower");

         (2)      SILVERLEAF RESORTS, INC., a Texas corporation ("SRI"), as the
                  Servicer (as defined herein);

         (3) AUTOBAHN FUNDING COMPANY LLC ("Autobahn"), as a Lender (as defined herein);

         (4) DG BANK DEUTSCHE GENOSSENSCHAFTSBANK AG ("DG Bank"), as agent for the Lender (the "Agent");

         (5) U.S. BANK TRUST NATIONAL ASSOCIATION, as the Agent's Bank (as such term is defined herein); and

         (6) WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association ("Wells Fargo"), as the Backup Servicer
                  (as such term is defined herein).

                  IT IS AGREED as follows:


                                   ARTICLE I.

                                   DEFINITIONS

                  SECTION 1.01 Certain Defined Terms. Certain capitalized terms used throughout this Agreement are defined above or in this Section 1.01.

                  (b) As used in this Agreement and its exhibits, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Acceptable Environmental Report" means an environmental report or reports certified to the Borrower and SRI, and assigned by the Borrower to the Agent, covering a Development and confirming: (i) the absence of Hazardous Materials on, under, or affecting the Land or any other real property or personal property comprising such Development, (ii) that an engineering or environmental consulting firm has obtained, reviewed, and included within its report a CERCLIS printout from the EPA, statements from the EPA and other applicable state and local authorities, and such other information as the Borrower may reasonably require, including, without limitation, a Phase I
Environmental Inspection, all of which information shall confirm that there are no known or suspected Hazardous Materials located at, used or stored on, or transported to or from the Development or in such proximity thereto as to create a risk of contamination of any of the related Applicable Underlying Collateral; and (iii) if such Development, or any part thereof, was constructed prior to 1986, the absence of friable asbestos within the Units, Common Elements, if any, or elsewhere at such Development. If any such environmental report reflects the presence of friable asbestos, regardless of when construction of the Development was completed, such report shall be deemed not to be an Acceptable Environmental Report. To the extent that an environmental report complying with the requirements of this definition has been obtained with respect to a Development, there shall be no requirement to obtain another environmental report or an update of the prior environmental report, in each case, with respect to such Development unless there shall have occurred an event that could make such environmental report materially incorrect or misleading (in which case a new Acceptable Environmental Report with respect to such Development shall be obtained).

                  "Acceptable Insurance Policy" means, in respect of an Interval, one or more fire and extended perils insurance policies in respect of the related Development (i) issued by an insurance company or security bonding company qualified to write such insurance policies in the relevant jurisdiction;
(ii) providing coverage against fire and extended perils, general liability and other risks insured against by persons operating like properties in the locality of such Development; (iii) in an aggregate amount not less than the full replacement cost of the Development with respect to fire and extended perils, and for other coverages, such amount necessary to avoid the operation of any coinsurance provisions with respect to the Development but in any event consistent with the amount that would have been required as of the date of origination by SRI in its normal mortgage lending activities with respect to similar properties in the same locality as the Development and covering only the Development; (iv) all premiums in respect of which have been paid; (v) the terms of which require prior notice to the insured of termination or cancellation;
(vi) in respect of which no notice of termination or cancellation has been received which is still in effect; (vii) the cost and expense in respect of which shall be paid by Silverleaf Club out of dues paid by Obligors and (viii) with reasonable and customary deductions, if any.

                  "Acceptable Title Policy" means, in respect of an Interval, a title insurance policy (i) issued by a title insurance company qualified to write such title insurance policy in the relevant jurisdiction; (ii) insuring that the Mortgage in respect thereof is a valid first mortgage lien on such Interval, subject only to ordinary and customary exceptions which do not materially interfere with the value or current use of such Interval; (iii) in full force and effect; (iv) freely assignable; (v) which will inure to the benefit of the Agent as mortgagee of record; (vi) in respect of which no prior mortgagee has done, by act or omission, anything which would impair the coverage of any such title insurance policy; (vii) is on an ALTA 1992 form (or the equivalent in the Applicable Jurisdiction, omitting or waiving any arbitration requirement and the "creditor's rights" exclusion) with an effective date as of the date of the recording of the Mortgage; and (viii) containing endorsements
(A) insuring that no building restriction, easement, covenant or other similar exception to title disclosed on such title insurance policy has been violated and that any violation thereof would not create or result in any reversion, reverter or forfeiture of title, (B) with respect to zoning in the form typically issued in the Applicable Jurisdiction (unless other evidence of compliance with zoning requirements has been provided to the satisfaction of



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the Agent); (C) insuring over any environmental superlien or similar lien upon all or any portion of such Development and (D) insuring over violation of usury laws, the fact that interest accrues at a changing or changeable rate and the revolving nature of the Loans.

                  "Accountants' Report" has the meaning assigned to that term in
Section 6.12(b).

                  "Additional Deposit" has the meaning assigned thereto in the Sinking Fund Agreement.

                  "Adjusted Eurodollar Rate" means with respect to any Fixed Period for any Loan allocated to such Fixed Period, an interest rate per annum equal to the sum of (i) the Applicable Margin and (ii) the Eurodollar Rate for such Fixed Period.

                  "Adverse Claim" means a lien, security interest, charge, encumbrance or other right or claim of any Person other than, with respect to the Pledged Assets, any lien, security interest, charge, encumbrance or other right or claim in favor of the Lender (or the Agent on behalf of the Lender).

                  "Affected Party" has the meaning assigned to that term in
Section 2.08.

                  "Affiliate" when used with respect to a Person means any other Person controlling, controlled by or under common control with such Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Agent" has the meaning assigned to that term in the preamble hereto.

                  "Agent's Bank" means U.S. Bank Trust National Association.

                  "Agreement" means this Receivables Loan and Security Agreement, as the same may be amended, restated, supplemented and/or otherwise modified from time to time hereafter.

                  "Allonge" means an allonge or allonges, substantially in one or more of the forms attached hereto as Exhibit D, endorsing a Receivable from SRI to the Borrower and endorsing such Receivable from the Borrower to the Agent, for the benefit of the Lender.

                  "Applicable Declaration" means, with respect to a Development, the declaration of condominium, declaration of covenants, conditions, and restrictions, master deed, or similar document, together with any amendments or restatements thereof, that establishes the underlying form of ownership of such Development and, if required by Applicable Law, is recorded in the appropriate public records of the Applicable Jurisdiction.


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



                  "Applicable Default Trigger Pool Rate" means, in respect of any Remittance Period and as of any date of determination, and as determined with respect to any Default Trigger Pool, (i) if the Weighted Average Seasoning for such Default Trigger Pool as of the last day of such Remittance Period is less than 24 months, the Applicable Default Trigger Pool Rate shall be equal to 4.5%, (ii) if the Weighted Average Seasoning for such Default Trigger Pool as of the last day of such Remittance Period is equal to or greater than 24 months but less than 30 months, the Applicable Default Trigger Pool Rate shall be equal to 6.0%, (iii) if the Weighted Average Seasoning for such Default Trigger Pool as of the last day of such Remittance Period is equal to or greater than 30 months but less than 36 months, the Applicable Default Trigger Pool Rate shall be equal to 7.5%, (iv) if the Weighted Average Seasoning for such Default Trigger Pool as of the last day of such Remittance Period is equal to or greater than 36 months but less than 42 months, the Applicable Default Trigger Pool Rate shall be equal to 9.0%, and (v) if the Weighted Average Seasoning for such Default Trigger Pool as of the last day of such Remittance Period is equal to or greater than 42 months, the Applicable Default Trigger Pool Rate shall be equal to 12.0%.

                  "Applicable Jurisdiction" means, with respect to a Development, the state, county, municipality, and/or other governmental jurisdiction (including a foreign jurisdiction if applicable) in which such Development is located.

                  "Applicable Laws" means any and all foreign, federal, state, and local statutes, ordinances, rules, regulations, court orders and decrees, administrative orders and decrees, and other legal requirements of any and every conceivable type to which SRI, the Borrower, a Development or any portion thereof, or all or any portion of the Collateral or any Applicable Underlying Collateral is or becomes subject to from time to time.

                  "Applicable Margin" has the meaning assigned to that term in the Fee Letter.

                  "Applicable Timeshare Documents" means all Applicable Declarations and other documents and instruments relating to a Development and/or the Units, Common Elements, if any, Common Furnishings, if any, and Intervals thereat, including, but not limited to, the project documents, registrations and other approvals, business licenses, Applicable Timeshare Owners' Association agreements and corporate documents and other documents to the extent used in the marketing, sale, and financing of such Intervals. Each Applicable Timeshare Document shall be in form and content acceptable to the Agent. Promptly upon the request of the Agent, the Servicer shall deliver to the Agent true, correct, and complete copies of all Applicable Timeshare Documents and any material amendments thereto. The Agent's approval of such Applicable Timeshare Documents and any amendments thereto shall be a condition precedent to any Loans being advanced (or, if such documents are delivered to the Agent after such Loans have been advanced, continued) hereunder secured by Receivables related to the Development to which such Applicable Timeshare Documents pertain.


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


                  "Applicable Timeshare Owners' Association" means, with respect to each Development, a not-for-profit corporation or other legal entity organized under the laws of the Applicable Jurisdiction.

                  "Applicable Underlying Collateral" means any and all collateral granted to SRI by an Obligor to secure the payment of all principal, interest, and other amounts owed to SRI by such Obligor in connection with a Pledged Receivable (all of which Applicable Underlying Collateral shall have been (i) assigned by SRI to the Borrower pursuant to the Receivables Purchase Agreement and (ii) Pledged by the Borrower to the Agent, for the benefit of the Lender, pursuant to the terms hereof).

                  "Assigned Documents" has the meaning assigned to that term in
Section 2.09.

                  "Assignment" has the meaning set forth in the Receivables Purchase Agreement.

                  "Assignment and Acceptance" has the meaning assigned to that term in Section 9.04.

                  "Assignment Documents" means each of the following (each in form and substance acceptable to the Agent in its reasonable discretion):

                  (a) An absolute and unconditional assignment or assignments of
(i) all of SRI's right, title, and interest in and to all Mortgages that secure the payment of Pledged Receivables to the Borrower (together with evidence of the proper recordation thereof) and (ii) all of the Borrower's right, title, and interest in and to all Mortgages that secure the payment of Pledged Receivables to the Agent, for the benefit of the Lender (together with evidence of the proper recordation thereof); and

                  (b) An absolute and unconditional assignment and pledge in and to all of (i) SRI's right, title, and interest in all documents, instruments, accounts, chattel paper, and general intangibles relating to the Pledged Receivables, the Mortgages, and the other Applicable Underlying Collateral (including the cash and non-cash proceeds thereof but excluding any dues, fees or other charges payable by the related Obligor in connection with the ownership and/or use of an Interval) to the Borrower and (ii) all of the Borrower's right, title, and interest in all documents, instruments, accounts, chattel paper, and general intangibles relating to the Pledged Receivables, the Mortgages, and the other Applicable Underlying Collateral (including the cash and non-cash proceeds thereof) to the Agent, for the benefit of the Lender.

                  "Autobahn" has the meaning assigned to that term in the preamble hereto.

                  "Backup Servicer" means Wells Fargo or any substitute Backup Servicer appointed by the Agent pursuant to Section 6.14.


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


                  "Backup Servicer Delivery Date" has the meaning assigned to that term in Section 6.11(e).

                  "Backup Servicer's Fee" means, for any Remittance Period or portion thereof after the occurrence of a Servicer Default and the appointment of the Backup Servicer as Servicer hereunder, an amount, payable out of Collections on the Pledged Receivables and amounts applied to the payment of, or treated as payments on, the Pledged Receivables, equal to the applicable Backup Servicing Fee Rate multiplied by the Net Eligible Receivables Balance as of the first day of such Remittance Period.

                  "Backup Servicing Fee Rate" means the per annum rate of 1.00%.

                  "Bailee Agreements" means the Bailee Agreements among the Agent, SRI, U.S. Bank Trust National Association and each Previous Lender, and each document required or contemplated to be delivered thereunder.

                  "Bankruptcy Code" means Title 11, United States Code, 11 U.S.C. Sections 101 et seq., as amended.

                  "Bankruptcy Event" shall be deemed to have occurred with respect to a Person if either:

                  (a) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

                  (b) such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors shall vote to implement any of the foregoing.

                  "Base Rate" means, on any date, a fluctuating rate of interest per annum equal to the arithmetic average of the rates of interest publicly announced by The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York (or their respective successors) as their respective prime commercial lending rates (or, as to any such bank that does not announce such a rate, such bank's "base" or other rate determined by the Lender to be the equivalent rate announced by such bank), except that, if any such bank shall, for any period, cease to announce publicly its prime commercial lending (or equivalent) rate, the Agent shall, during such period, determine the Base Rate based upon the prime commercial lending (or equivalent) rates announced publicly by the other such banks or, if each such bank ceases to announce publicly its prime commercial lending (or equivalent) rate, based upon the prime commercial lending (or equivalent) rate or rates announced publicly by one or more other banks reasonably acceptable to the Borrower. The prime commercial lending (or equivalent) rates used in computing the Base Rate are not intended to be the lowest rates of interest charged by such banks in connection with extensions of credit to debtors. The Base Rate shall change as and when such banks' prime commercial lending (or equivalent) rates change.

                  "Borrower" has the meaning assigned to that term in the preamble hereto.

                  "Borrowing" means a borrowing of Loans under this Agreement.

                  "Borrowing Base Certificate" means a report, in substantially the form of Exhibit A, prepared by the Servicer for the benefit of Lender pursuant to Section 6.11(c).

                  "Borrowing Base Deficiency" means, at any time that the Capital Limit shall be less than the Facility Amount, an amount equal to the amount of such deficiency.

                  "Borrowing Date" means, with respect to any Borrowing, the date on which such Borrowing is funded, which date, other than in the case of the initial Borrowing, shall be a Subsequent Borrowing Date.

                  "Borrowing Limit" means $100,000,000; provided, that at all times, on or after the Early Amortization Commencement Date, the Borrowing Limit shall mean the aggregate outstanding Loans.

                  "Business Day" means a day of the year other than a Saturday or a Sunday or any other day on which banks are not authorized or required to close in New York City; provided, that, if any determination of a Business Day shall relate to a Loan bearing interest at the Adjusted Eurodollar Rate, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.


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


                  "Capital Limit" means, at any time, an amount equal to:

                                    NERB + CA

where:            NERB    =    the Net Eligible Receivables Balance at such
                               time; and

                  CA      =    the amount of Collections on deposit in the
                               Collection Account at such time to be applied in accordance with Section 2.05 on the next
                               Remittance Date minus the portion of such Collections which are required to be set aside for the payment of accrued Yield pursuant to
                               Section 2.05(a) hereof.

                  "Certificate of Beneficial Interest" means a certificate of beneficial interest, in the form attached hereto as Exhibit G, which evidences an ONS Interval.

                  "Change in Control" means that at any time (i) SRI or any successor to SRI by merger or consolidation shall own less than 100% of all classes of capital stock of the Borrower, or (ii) the Borrower merges or consolidates with any other Person (other than a merger or consolidation as to which the Borrower is the surviving entity).

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Collateral" means, collectively, the Pledged Receivables and all Mortgages related thereto, together with all accounts, chattel paper, and general intangibles related thereto and the cash and non-cash proceeds thereof, and all now owned or hereafter acquired right, title, and interest of the Borrower in and to all Applicable Underlying Collateral for any and all of the Pledged Receivables, Mortgages and all Applicable Underlying Collateral for any and all Pledged Receivables, including but not limited to:

                  (a) The Assignment Documents;

                  (b) First priority Liens in and to all of Borrower's right, title, and interest in and to all books, records, reports, computer tapes, computer disks, and software relating to all or any portion of the Collateral; and

                  (c) Extensions, additions, improvements, betterments, renewals, substitutions, and replacements of, for, or to any of the Collateral, wherever located, together with the products, proceeds, issues, rents, and profits thereof and any replacements, additions, or accessions thereto or substitutions thereof, and all rights in or under insurance policies and to the proceeds of any insurance policies covering any of the other Collateral, all rights to unearned or refunded insurance premiums, and the proceeds of any condemnation awards or any claims regarding any of the other Collateral.

                  "Collateral Receipt" has the meaning assigned to that term in the Custodial Agreement.

                  "Collection Account" means the special trust account (account number 77089602 at the Agent's Bank) in the name of and under the sole dominion and control of the Agent for the benefit of the Lender; provided, that the funds deposited in such account (including any interest and earnings thereon) from time to time shall constitute the property and assets of the Borrower and the Borrower shall be solely liable for any taxes payable with respect to the Collection Account.

                  "Collection Account Securities Account Agreement" means that certain Securities Account Agreement related to the Collection Account dated the date of this Agreement among the Borrower, the Servicer, the Agent's Bank and the Agent, as such agreement may from time to time be amended, supplemented or otherwise modified in accordance with the terms thereof.

                  "Collection Date" means the date on which the aggregate outstanding principal amount of the Loans have been repaid in full and all Yield and Fees and all other Obligations have been paid in full and the Lender shall have no further obligation to make any additional Loans.

                  "Collections" means, without duplication, with respect to any Pledged Receivable, all cash receipts and proceeds in respect of such Pledged Receivable, including, without limitation, all payments of any principal, interest, fees, delinquent payments recovered in subsequent months which have not been advanced by the Servicer, prepaid principal, Liquidation Proceeds or any other proceeds from any disposition of any Collateral related to such Pledged Receivable, late fees, redemption fees, other penalty fees and charges, Servicer Advances, any payments under any insurance policies (including, without limitation, any Acceptable Title Policy) related to such Pledged Receivable or the related Interval or Unit under which SRI, the Borrower, the Agent or the Lender are named as loss payee or insured, as applicable, all cash proceeds of Related Security with respect to such Receivable, all cash proceeds of any other Pledged Assets with respect to such Pledged Receivable, any amounts paid to the Borrower under any Purchased Rate Cap, any interest earned on amounts on deposit in the Collection Account, and any income from the investment in Permitted Investments of amounts deposited into the Collection Account.

                  "Commercial Paper Remittance Report" means a report, in substantially the form of Exhibit B, furnished by the Servicer to the Agent for the Lender pursuant to Section 6.12(d).

                  "Commitment Percentage" has the meaning assigned to that term in Section 9.04(b).

                  "Common Elements" means the common areas and facilities, as defined or provided for in the Applicable Declaration and/or other Applicable Timeshare Documents, including, without limitation, the Land and all improvements thereto except for the Units that have been dedicated to a timeshare regime or comparable form of ownership, as well as any limited common elements, as those terms are defined and used in the Applicable Declaration.

                  "Common Furnishings" means all furniture, furnishings, fixtures, appliances, carpeting, and equipment located in a Unit or elsewhere within a Development and available for use by Obligors in accordance with the terms and conditions of the Applicable Timeshare Documents.

                  "Computer Tape or Listing" means the computer tape or listing (whether in electronic form or otherwise) generated by the Servicer on behalf of the Borrower which provides information relating to the Receivables included in the Net Eligible Receivables Balance.

                  "Coupon Rate" means, with respect to any Receivable, the annual percentage rate set forth in such Receivable.

                  "CP Disruption Event" means, at any time, the inability of the Issuer to raise (whether as a result of a prohibition or any other event or circumstance whatsoever) funds through the issuance of commercial paper notes in the United States commercial paper market, including, without limitation, by virtue of (i) any disruption in the commercial paper market, (ii) insufficient availability under the liquidity or enhancement facility entered into by the Issuer with respect to this Agreement or (iii) a downgrade of the rating of one or more financial institutions extending credit to or for the account of the Issuer or having a commitment to extend credit to the Lender under a liquidity or enhancement facility which relates to this Agreement to a level lower than that required by the Rating Agencies.

                  "CP Rate" means with respect to any Fixed Period for all Loans allocated to such Fixed Period, (i) the per annum rate equivalent to the per annum rate (or if more than one rate, the weighted average of the rates) at which commercial paper notes of the Issuer having a term equal to such Fixed Period and to be issued to fund, in whole or in part, the applicable Loans (and, at the election of the Issuer, other loans by the Issuer) by the Issuer may be sold by any placement agent or commercial paper dealer selected by the Issuer, as agreed between each such agent or dealer and the Issuer and notified by the Issuer to the Agent and the Servicer; provided, however, if the rate (or rates) as agreed between any such agent or dealer and the Issuer with respect to any Fixed Period for the applicable Loans is a discount rate (or rates), the CP Rate for such Fixed Period shall be the rate (or if more than one rate, the weighted average of the rates) resulting from converting such discount rate (or rates) to an interest-bearing equivalent rate per annum; provided, further, however, that such rate (or rates) shall reflect and give effect to borrowings to fund small or odd dollar amounts that are not easily accommodated in the commercial paper market to the extent that such amounts are allocated, in whole or in part, to such Loans, plus (ii) the Applicable Margin.

                  "CP Rollover Fixed Period" means any Fixed Period other than any Fixed Period (i) applicable to the Loan arising as a result of the Borrowing on the initial Borrowing Date, which shall have been requested in the Notice of Borrowing delivered in connection with such Borrowing, (ii) applicable to any new Loan arising as a result of a Borrowing on a Subsequent Borrowing Date which shall have been requested in the Notice of Borrowing delivered in connection with such Borrowing or (iii) applicable to any Loan accruing Yield at the Non-CP Rate.

                  "Credit and Collection Policy" means the guidelines together with all exhibits thereto as annexed hereto as Schedule II, as such policies may hereafter be amended, modified or supplemented from time to time in compliance with this Agreement.

                  "Custodial Agreement" means that certain Custodial Agreement, dated as of the date hereof, among the Borrower, the Agent and the Custodian, together with all instruments, documents and agreements executed in connection therewith, as such Custodial Agreement may from time to time be amended, restated, supplemented and/or otherwise modified in accordance with the terms thereof.

                  "Custodian" means U.S. Bank Trust National Association or any substitute Custodian appointed by the Agent pursuant to the Custodial Agreement.

                  "Custodian's Fee" means, for any Remittance Period, an amount, payable out of Collections on the Pledged Receivables and amounts applied to the payment of, or treated as payments on, the Pledged Receivables, equal to the aggregate fees listed in Exhibit F hereto which relate to such Remittance Period.

                  "Debt" of any Person means (i) indebtedness of such Person for borrowed money, (ii) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations of such Person to pay the deferred purchase price of property or services, (iv) obligations of such Person as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases, (v) obligations secured by an Adverse Claim upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations and (vi) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (v) above.

                  "Default Funding Rate" means an interest rate per annum equal to two percent (2.00%), plus the Base Rate.

                  "Default Rate" means, in respect of any Remittance Period and as of any date of determination, and as determined with respect to any Default Trigger Pool, an amount (expressed as a percentage) equal to (i) the aggregate Outstanding Principal Balances of all Pledged Receivables which were contained in such Default Trigger Pool at any time on or prior to the last day of such Remittance Period and which constituted Defaulted Receivables at any time on or prior to the last day of such Remittance Period, divided by (ii) the aggregate original principal balances of the Pledged Receivables (as of their respective dates of origination) contained in such Default Trigger Pool at any time, except any such Pledged Receivables which shall no longer be Pledged hereunder as of the last day of such Remittance Period as a result, or in connection with, any Take-Out Securitization of such Pledged Receivables, any sale of such Pledged Receivables to any Person which is unaffiliated with the Borrower, or any pledge of such Pledged Receivables to any lender which is unaffiliated with the Borrower, all as permitted hereunder or as consented to by the Agent.

                  "Default Trigger Pool" means, in respect of any Remittance Period and as of any date of determination, all Receivables which are Pledged hereunder in connection with the initial Borrowing (the "Initial Default Trigger Pool") and each additional increment of $20,000,000 in principal amount of Receivables (such principal amount being equal to the aggregate of the respective original principal balances of such Receivables) which shall be Pledged hereunder after the date of the initial Borrowing and shall remain Pledged hereunder as of the last day of such Remittance Period (each such additional increment being herein referred to as a "Subsequent Default Trigger Pool", and the date of the initial Borrowing and each date upon which any such additional increment shall be so Pledged and remain Pledged is herein referred to as a "Default Trigger Pool Formation Date"), it being understood that the Initial Default Trigger Pool and each Subsequent Default Trigger Pool shall constitute a separate Default Trigger Pool hereunder; provided, however, that unless and until there shall be an additional increment of $20,000,000 in principal amount of Receivables (such principal amount being equal to the aggregate of the respective original principal balances of such Receivables) Pledged hereunder since the most recent Default Trigger Pool Formation Date which shall remain Pledged hereunder as of the last day of such Remittance Period, all Receivables Pledged hereunder since the most recent Default Trigger Pool Formation Date which shall remain Pledged hereunder as of the last day of such Remittance Period shall be included in the Default Trigger Pool formed on the most recent Default Trigger Pool Formation Date.

                  "Defaulted Receivable" means, as of any time of determination, any Pledged Receivable:

                  (a) with respect to which any amount payable under the terms thereof (other than, in the case of Modified Receivables, amounts payable that have been rescheduled such that they have become payable at the end of the term of such Modified Receivable as such term may have been extended in accordance with the Credit and Collection Policy) remains unpaid for more than one hundred and twenty (120) days after the due date therefor set forth therein; or

                  (b) which has been or should be written off as a result of the occurrence of a Bankruptcy Event with respect to the Obligor obligated to pay such Pledged Receivable or which has been or should otherwise be deemed uncollectible by the Servicer in accordance with the Credit and Collection Policy.

                  "Delinquency Rate" means, in respect of any Remittance Period and as of any date of determination, an amount (expressed as a percentage) equal to (i) the aggregate

Outstanding Principal Balances of all Pledged Receivables which were Delinquent Receivables as of the last day of the immediately preceding Remittance Period, divided by (ii) the aggregate Outstanding Principal Balances of all Pledged Receivables as of the last day of the immediately preceding Remittance Period.

                  "Delinquent Receivable" means, as of any time of determination, any Pledged Receivable (i) with respect to which any amount payable thereunder remains unpaid for thirty (30) or more days after the due date therefor set forth therein and (ii) that is not a Defaulted Receivable.

                  "Depository Institution" means a depository institution or trust company, incorporated under the laws of the United States or any State thereof, that is subject to supervision and examination by federal and/or State banking authorities.

                  "Development" means an interval ownership, condominium, timeshare project, and/or vacation ownership project consisting of, among other things, certain Land, Units, Common Elements, if any, and Intervals, whether now existing or hereafter added, in one or more buildings or phases, and all related Common Furnishings, if any, easements, licenses, rights, interests, and other appurtenances, as more fully described in the Applicable Declaration and the other Applicable Timeshare Documents, as the same may be amended from time to time.

                  "DG Bank" has the meaning assigned to that term in the preamble hereto.

                  "Discount Amount" means at any time an amount equal to:

                                     BL - BL
                                          --
                                           D

where:                     BL    =    the Borrowing Limit at such time.

                           D     =    1.02.

                  "Downgraded" means the process by which an existing Pledged Receivable is deemed to be paid in full in accordance with the Credit and Collection Policy and a new Pledged Receivable in respect of an Interval requiring lower monthly payments in replacement for the Interval relating to such existing Pledged Receivable is created and the Obligor is permitted to make reduced monthly payments in respect of such new Pledged Receivable.

                  "Downgraded Receivable" means a Receivable that has been Downgraded.

                  "Early Amortization Commencement Date" means the earlier of
(i) the date of the declaration or automatic occurrence of the Early Amortization Commencement Date pursuant to Section 7.01 or (ii) at the option of the Lender in its sole discretion, upon written notice to the Borrower, the occurrence of an Early Amortization Event.

                  "Early Amortization Event" means the occurrence of any of the following events:

                  (a) the rolling average of the Delinquency Rates in respect of any three consecutive Remittance Periods exceeds 13.0%;

                  (b) the Default Rate for any Default Trigger Pool in respect of any Remittance Period exceeds the related Applicable Default Trigger Pool Rate;

                  (c) the rolling average of the Excess Spread Rates in respect of any three consecutive Remittance Periods is less than 3.5%;

                  (d) an Event of Default has occurred and is continuing;

                  (e) a Change in Control has occurred and is continuing;

                  (f) a regulatory, tax or accounting body has ordered that the activities of the Lender or any Affiliate of the Lender contemplated hereby be terminated or, as a result of any other event or circumstance, the activities of the Lender contemplated hereby will cause the Lender, the Person, if any, then acting as the administrator or the manager for the Lender, or any of their respective Affiliates to suffer materially adverse regulatory, accounting or tax consequences;

                  (g) the Facility Maturity Date shall have occurred; or

                  (h) a Servicer Default has occurred and is continuing at any time that the Servicer is SRI or an Affiliate thereof.

                  "Early Amortization Funding Rate" means during the period commencing on the date of the occurrence of an Early Amortization Event and ending on the earlier of (i) the occurrence of an Event of Default or (ii) the Collection Date, the Eurodollar Rate plus 2.00%.

                  "Eligible Depository Institution" means a Depository Institution, the short term unsecured senior indebtedness of which is rated at least Prime-1 by Moody's and F1 by Fitch, if rated by Fitch.

                  "Eligible Development" means a Development which:

                  (a) is a property developed, owned and managed by SRI;

                  (b) is a Development which satisfies the Credit and Collection Policy;

                  (c) is located in a State;

                  (d) is listed on the attached Schedule V or has been approved in writing by the Agent;

                  (e) is affiliated with Resort Condominiums International, Interval International or another comparable timeshare exchange company approved by the Agent;

                  (f) is not bankrupt or insolvent;

                  (g) has not been suspended by Resort Condominiums International, Interval International or any other timeshare exchange company for more than 60 days or, if so suspended by any such entity, such suspension has been revoked and such Development is presently in good standing with such entity;

                  (h) is not currently uninhabitable due to fire, natural disaster or other causes without other satisfactory accommodations having been put into place within 180 days of such occurrence; and

                  (i) maintains hazard insurance that covers not less than the replacement cost value of the buildings and related common areas and amenities.

                  "Eligible Receivable" means a Pledged Receivable that satisfies each of the following criteria:

                  (a) The relevant Obligor has no claim against SRI or the Borrower, or any Affiliate thereof, or any defense, set-off, or counterclaim with respect to such Pledged Receivable.

                  (b) The original of such Pledged Receivable (the terms of which shall comply in all respects with all Applicable Laws) has been endorsed, and all related documents and instruments (the terms of each of which shall comply in all respects with all Applicable Laws) have been assigned by any party with an interest therein to SRI, by SRI to the Borrower and from the Borrower to the Agent (for the benefit of the Lender) in a manner acceptable to the Agent and have been delivered to Custodian.

                  (c) Such Pledged Receivable represents the genuine, legal, valid and binding payment obligation of the related Obligor, enforceable in accordance with its terms and such Obligor had full legal capacity to execute and deliver such Pledged Receivable, the related Mortgage (if such Pledged Receivable arose in connection with the purchase by such Obligor of a Fee Simple Interval), and any other documents related thereto; and such Pledged Receivable has not been prepaid or repaid in full.

                  (d) Such Pledged Receivable was denominated in United States Dollars and, at the time of its origination and at all times thereafter, conformed to all requirements of the Credit and Collection Policy applicable to such Pledged Receivable and, in any case, no such

Pledged Receivable has been specifically reserved against or would be required to be written-off pursuant to the Credit and Collection Policy.

                  (e) All requirements of applicable federal, state and local laws, and regulations thereunder (including, without limitation but only if and to the extent applicable, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations " B" and "Z", the Soldiers' and Sailors' Civil Relief Act of 1940 and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, the Interstate Land Sales Full Disclosure Act, the Real Estate Settlement Procedures Act and all other consumer credit laws and equal credit opportunity and disclosure laws and any regulations promulgated thereunder) in respect of such Pledged Receivable, the sale of the Intervals related to such Pledged Receivable and the sale of credit life and credit accident and health insurance and any extended service contracts in connection with the sale of the Intervals related to such Pledged Receivable, have been complied with in all material respects.

                  (f) Such Pledged Receivable is not a Defaulted Receivable and, on the date on which such Pledged Receivable was Pledged hereunder, is not a Delinquent Receivable.

                  (g) The Coupon Rate set forth in such Pledged Receivable shall be not less than 10%.

                  (h) Such Pledged Receivable arises from a bona fide sale by SRI of one or more Intervals to an Obligor.

                  (i) The Interval sale from which it arises has not been canceled by the related Obligor, any statutory or other applicable cancellation or rescission period with respect thereto has expired, and the Interval sale otherwise complies fully with the terms, provisions, and conditions of this Agreement, the other Transaction Documents and all Applicable Laws.

                  (j) If such Pledged Receivable is secured by a lien on a Fee Simple Interval, a Mortgage covering such Fee Simple Interval is in full force and effect and such Mortgage and assignments thereof from any Previous Lender to SRI, from SRI to the Borrower, and from the Borrower to the Agent, for the benefit of the Lender shall each have been duly recorded or registered in the Applicable Jurisdiction in accordance with all Applicable Laws (and such Mortgage has evidence thereon of payment of all required documentary stamps and intangible taxes, if any are required).

                  (k) If such Pledged Receivable was executed in connection with the related Obligor's purchase of an ONS Interval, Non-Disturbance Arrangements are in effect with respect to such ONS Interval and an Opinion of Counsel has been delivered to the Borrower and the Agent which shall contain an opinion that such Non-Disturbance Arrangements shall remain in full force and effect notwithstanding the occurrence of a Bankruptcy Event with respect to SRI, the ONS Trust or any of their respective Affiliates.

                  (l) A down payment and/or other payments have been received by SRI from the Obligor who is the maker of the Pledged Receivable in an amount equal to at least ten percent (10%) of the original Purchase Price of the relevant Interval and such Obligor has received no cash or other rebates of any kind with respect to the Purchase Price of such Interval.

                  (m) Upon inclusion of such Pledged Receivable in the Net Eligible Receivables Balance, the Excess Spread Rate shall be not less than 3.50%.

                  (n) Such Pledged Receivable (i) has not been Modified or Downgraded more than one time since its origination and (ii) if such Pledged Receivable results from a Downgraded Receivable, such Pledged Receivable has not been Modified or Downgraded at any time.

                  (o) The Obligor who owns the relevant Interval has access to a Unit within the Development during any use period reserved by and/or assigned to such Obligor, all in accordance with the Applicable Timeshare Documents.

                  (p) The Obligor who owns the relevant Interval (i) is the maker of the related Pledged Receivable and an executed Allonge has been permanently affixed thereto and (ii) is not an Affiliate of, or related to, or employed by SRI or the Borrower.

                  (q) The maximum Outstanding Principal Balance of such Pledged Receivable does not exceed $35,000.

                  (r) (i) The Unit which the relevant Obligor has the right to occupy, pursuant to the Applicable Timeshare Documents, has been completed and furnished in accordance with the terms and provisions of such Obligor's purchase contract, the Development's public offering statement, and the other Applicable Timeshare Documents, (ii) a certificate of occupancy for such Unit (or the building in which the Unit is located) has been issued or the Borrower has provided the Lender with other evidence satisfactory to the Lender that such Unit is completed and available for occupancy, and (iii) such Unit is not subject to any Lien (other than the lien created by the related Mortgage).

                  (s) The forms of promissory note, mortgage, if applicable, federal truth-in-lending disclosure statement, if applicable, purchase contract, and other documents and instruments relating to the Interval purchase transaction giving rise to such Pledged Receivable have been approved in advance by Lender in writing.

                  (t) Such Pledged Receivable has an original term of not more than 120 months; provided that Pledged Receivables representing not more than 10% of the Eligible Receivables Balance on any day may have original terms of 120 months).

                  (u) Such Pledged Receivable had no material provision thereof waived, amended, altered or modified in any respect (including, without limitation, as a result of the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended) since its origination (other than in connection with a Modification, Downgrade, or Upgrade permitted under this Agreement).

                  (v) Such Pledged Receivable (i) was originated by SRI in its ordinary course of business and in accordance with its underwriting guidelines (and SRI had all necessary licenses and permits to originate Pledged Receivables in the jurisdiction where the related Eligible Development was located), (ii) was sold by SRI to the Borrower under the Receivables Purchase Agreement (and the Borrower has all necessary licenses and permits to own Pledged Receivables under all applicable law), (iii) contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral security related thereto, (iv) provides for level monthly payments (provided, that the payment in the first month and the final month of the term of the Pledged Receivable may be different from the level payment) which, if made when due, shall fully amortize the debt evidenced by such Pledged Receivable over the original term of such Pledged Receivable and
(v) arises in respect of an Interval with respect to a Unit located at an Eligible Development.

                  (w) Such Pledged Receivable was originated by SRI without any fraud or material misrepresentation on the part of SRI or the related Obligor. Such Pledged Receivable was sold by SRI to the Borrower under the Receivables Purchase Agreement without any fraud or material misrepresentation on the part of SRI or the Borrower.

                  (x) Such Pledged Receivable is payable by one or two Obligors, at least one of whom is a natural (and not a corporate) Person, and if a Pledged Receivable is payable by more than one Obligor, each such Obligor is jointly and severally obligated to pay the full amount payable under such Pledged Receivable.

                  (y) The criterion set forth in Schedule VII is true and correct.

                  (z) No such Pledged Receivable is due from the United States or any State or from any agency, department, subdivision or instrumentality thereof.

                  (aa) The information pertaining to each such Pledged Receivable set forth in the Schedule of Receivables (as defined in the Receivables Purchase Agreement), the related Assignment and each Borrowing Base Certificate, Commercial Paper Remittance Report and Monthly Remittance Report is true and correct.

                  (bb) Each Assignment Document exists with respect to such Pledged Receivable and is duly executed and enforceable in accordance with its terms and has been delivered to the Custodian and duly recorded in the Applicable Jurisdiction in accordance with all Applicable Laws.

                  (cc) The Borrower shall have taken all steps necessary under all applicable law in order to cause a valid, subsisting and enforceable first priority ownership interest to exist in its favor in such Pledged Receivable, the Applicable Underlying Collateral and all other Collateral related to such Pledged Receivable (and, in each case, the proceeds thereof) on or before the Borrowing Date that such Pledged Receivable is Pledged hereunder and immediately prior to the Pledge of such Pledged Receivable by the Borrower to the Agent (for the benefit of the Lender), there shall have existed in favor of the Borrower as secured party, a valid, subsisting and enforceable first priority perfected security interest in the Applicable Underlying Collateral and all other such Collateral related to such Receivable (and, in each case, the proceeds thereof), and such security interest is and shall be prior to all other liens upon and security interests in such Applicable Underlying Collateral and other such Collateral (and, in each case, the proceeds thereof) that now exist or may hereafter arise or be created.

                  (dd) The Borrower shall have taken all steps necessary under all applicable law in order to cause to exist in favor of the Agent, for the benefit of the Lender, a valid, subsisting and enforceable first priority perfected lien in such Pledged Receivable, the Applicable Underlying Collateral and all other Collateral related to each such Pledged Receivable (and the proceeds thereof) on or before the Borrowing Date such Pledged Receivable is Pledged hereunder and upon the Pledge of such Receivable by the Borrower to the Agent (for the benefit of the Lender), there shall exist in favor of the Agent (for the benefit of the Lender) as secured party, a valid, subsisting and enforceable first priority perfected security interest in such Pledged Receivable and in the Borrower's first priority perfected security interest in the Applicable Underlying Collateral and all other Collateral related to such Pledged Receivable (and, in each case, the proceeds thereof) being Pledged hereunder on such Borrowing Date and such security interest is and shall be prior to all other liens upon and security interests therein that now exist or may hereafter arise or be created.

                  (ee) SRI owned such Pledged Receivable free and clear of any Adverse Claim immediately prior to its sale of such Pledged Receivable to the Borrower and SRI has taken all steps necessary under all applicable law in order to cause to exist in favor of the Agent, for the benefit of the Lender, a valid, subsisting and enforceable first priority perfected security interest in such Pledged Receivable and the Borrower's valid, subsisting and enforceable first priority perfected security interest in the Applicable Underlying Collateral and all other Collateral related to such Pledged Receivable (and, in each case, the proceeds thereof).

                  (ff) All filings (including, without limitation, UCC and real property filings) required to be made by any Person and all other actions required to be taken or performed by any Person in any jurisdiction to give the Agent, for the benefit of the Lender, a first priority perfected lien on such Pledged Receivables and the Borrower's valid, subsisting and enforceable first priority perfected security interest in the Applicable Underlying Collateral and all other Collateral related to such Pledged Receivable (and, in each case, the proceeds thereof) have been made, taken or performed.

                  (gg) With respect to each such Pledged Receivable, there exists a Receivable File and a copy of such Receivable File is in the possession of the Custodian.

                  (hh) No such Pledged Receivable has been satisfied, subordinated or rescinded, and the Applicable Underlying Collateral securing such Pledged Receivable has not been released from the lien of the Agent, for the benefit of the Lender, in whole or in part.

                  (ii) No such Pledged Receivable was originated in, or is subject to the laws of, any jurisdiction the laws of which would make unlawful, void or voidable the sale, transfer and assignment of such Pledged Receivable and none of the related Obligor, SRI or the Borrower has entered into any agreement with any Person that prohibits, restricts or conditions the assignment of such Pledged Receivable.

                  (jj) None of the related Obligor, SRI or the Borrower have taken any action to convey any right to any Person that would result in such Person having a right to payments due under such Pledged Receivable or payments received under the related Acceptable Title Policy or otherwise to impair the rights of the Borrower, the Agent or the Lender in such Pledged Receivable, the Applicable Underlying Collateral securing such Pledged Receivable or the proceeds thereof.

                  (kk) No such Pledged Receivable is assumable by another Person in a manner which would release the related Obligor from such Obligor's obligations to SRI, the Borrower or the Lender.

                  (ll) Such Pledged Receivable is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor and is not subject to any right of rescission, setoff, counterclaim or defense.

                  (mm) There has been no default, breach, violation or event permitting acceleration under the terms of such Pledged Receivable, and no condition exists or event has occurred and is continuing that with notice, the lapse of time or both would constitute a default, breach, violation or event permitting acceleration under the terms of such Pledged Receivable, and there has been no waiver of any of the foregoing.

                  (nn) No selection procedures adverse to the Borrower, the Agent or the Lender have been utilized in selecting such Pledged Receivable from all other similar receivables originated by SRI.

                  (oo) Upon inclusion of such Pledged Receivable in the Net Eligible Receivables Balance, (i) the Weighted Average APR of all Eligible Receivables shall be not less than 12.00% and (ii) the Weighted Average Original Term of all Eligible Receivables shall be no more than 85 months.

                  (pp) If such Pledged Receivable was executed in connection with the related Obligor's purchase of an ONS Interval, a title policy in the form of Exhibit J hereto is in effect in favor of the ONS Trust which (i) covers the Oak N' Spruce Development and (ii) is at all times in an amount not less than the acquisition costs incurred by SRI with respect to the Oak N' Spruce Development.

                  (qq) If such Pledged Receivable was executed in connection with the related Obligor's purchase of a Fee Simple Interval, an Acceptable Title Policy is in effect in favor of the Agent, for the benefit of the Lender, which (i) covers such Fee Simple Interval and (ii) is at all times in an amount of not less than the principal amount of the Loan in respect of such Pledged Receivable.

                  (rr) If such Pledged Receivable was executed in connection with the related Obligor's purchase of an ONS Interval, (i) such Obligor was delivered a Certificate of Beneficial Interest by SRI and such Certificate of Beneficial Interest was (A) pledged and delivered by such Obligor to SRI to secure such Pledged Receivable (and, if such Certificate of Beneficial Interest was pledged and delivered by SRI to a Previous Lender, reassigned and redelivered to SRI), (B) assigned by SRI to the Borrower pursuant to the Receivables Purchase Agreement, (C) Pledged by the Borrower to the Agent, for the benefit of the Lender, and (D) delivered to the Custodian, (ii) such Obligor executed a Mortgage and Assignment of Beneficial Interest and such Mortgage and Assignment of Beneficial Interest was (A) delivered by such Obligor to SRI, (B) if such Mortgage and Assignment of Beneficial Interest was pledged by SRI to a Previous Lender, reassigned by any Previous Lender to SRI, (C) assigned by SRI to the Borrower pursuant to the Receivables Purchase Agreement, (D) assigned by the Borrower to the Agent, for the benefit of the Lender and (E) duly recorded or registered in the Applicable Jurisdiction in accordance with all Applicable Laws and (iii) proper financing statements in the forms attached hereto as
Exhibit I have been filed in the Commonwealth of Massachusetts and the jurisdiction of the residence of the Obligor describing and reflecting the pledge of such Pledged Receivable, Related Security and other Pledged Assets by the Obligor to SRI (and, if such Pledged Receivable, Related Security and other Pledged Assets were pledged to a Previous Lender, reassigning and pledging such Pledged Receivable, Related Security and other Pledged Assets to SRI), the assignment thereof from SRI to the Borrower and the Pledge thereof by the Borrower as debtor to the Agent, on behalf of the Lender, as secured party, and other, similar instruments or documents, as may be necessary or, in the opinion of the Agent or the Lender, desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the Lender's interest in such Pledged Receivable, Related Security and other Pledged Assets.

                  (ss) If such Pledged Receivable was executed in connection with the related Obligor's purchase of a Fee Simple Interval, such Obligor was delivered a deed with respect to such Fee Simple Interval and such deed was duly recorded or registered in the Applicable Jurisdiction in accordance with all Applicable Laws.

                  (tt) An Acceptable Environmental Report has been obtained by SRI covering the Development related to such Pledged Receivable.

                  (uu) The Borrower has received certified copies of all Acceptable Insurance Policies and endorsements thereto with respect to the Development relating to such Pledged Receivable. In addition, SRI has obtained and is maintaining or has caused the Applicable Timeshare Owners' Association to obtain and maintain all policies of insurance required by and in accordance with the terms of the Credit and Collection Policy and/or which are customary in the timeshare industry in the Applicable Jurisdiction.

                  (vv) Such Pledged Receivable constitutes a "general intangible" or an "instrument" within the meaning of the UCC of all jurisdictions which govern the perfection of the Borrower's interest therein.

                  (ww) No notice of assessment has been issued to the related Obligor in respect to any dues, fees or other charges payable by the related Obligor in connection with the ownership and/or use of the Interval related to such Pledged Receivable.

                  (xx) Such Pledged Receivable arose in connection with the purchase by the related Obligor of (i) an ONS Interval with respect to a Unit located at the Oak N' Spruce Development or (ii) a Fee Simple Interval.

                  "Eligible Receivables Balance" means, at any time, the sum of the Outstanding Principal Balances of all Eligible Receivables at such time.

                  "Encumbered Interval" means any Interval that is encumbered by the lien of a Mortgage or which otherwise serves as collateral for the payment of a Pledged Receivable.

                  "Environmental Laws" means, if and to the extent applicable, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time ("CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended from time to time ("RCRA"), the Superfund Amendments and Reauthorization Act of 1986, as amended, the federal Clean Air Act, the federal Clean Water Act, the federal Safe Drinking Water Act, the federal Toxic Substances Control Act, the federal Hazardous Materials Transportation Act, the federal Emergency Planning and Community Right to Know Act of 1986, the federal Endangered Species Act, the federal Occupational Safety and Health Act of 1970, the federal Water Pollution Control Act, and any and all comparable statutes or ordinances enacted in an Applicable Jurisdiction (including any Applicable Jurisdiction outside of the United States), as all of the foregoing laws may be amended from time to time, and any rules or regulations promulgated pursuant to the foregoing; together with any similar local, state or federal statutes, ordinances, rules, or regulations, either in existence as of the date hereof or enacted or promulgated after the date of this Agreement, that concern the management, control, storage, discharge, treatment, containment, removal, and/or transport of Hazardous Materials or other substances that are or may become a threat to public health or the environment; together with any common law theory involving Hazardous Materials or substances that are (or alleged to be) hazardous to human health or the environment, based on nuisance, trespass, negligence, strict liability, or other tortious conduct, or any other federal, state, or local statute, ordinance, regulation, rule, policy, or determination pertaining to health, hygiene, the environment, or environmental conditions.

                  "EPA" means the United States Environmental Protection Agency.

                  "ERISA" means the United States Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Eurodollar Disruption Event" means any of the following: (i) a determination by the Lender that it would be contrary to law or to the directive of any central bank or other governmental authority (whether or not having the force of law) to obtain United States dollars in the London interbank market to make, fund or maintain any Loan, (ii) a determination by the Lender that the rate at which deposits of United States dollars are being offered in the London interbank market does not accurately reflect the cost to the Lender of making, funding or maintaining any Loan or (iii) the inability of the Lender to obtain United States dollars in the London interbank market to make, fund or maintain any Loan.

                  "Eurodollar Rate" means with respect to any Fixed Period for any Loan allocated to such Fixed Period, an interest rate per annum equal to the average of the interest rates per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) reported during such Fixed Period on Telerate Access Service Page 3750 (British Bankers Association Settlement Rate) as the London Interbank Offered Rate for United States dollar deposits having a term of thirty (30) days and in a principal amount of $1,000,000 or more (or, if such page shall cease to be publicly available or, if the information contained on such page, in the Lender's sole judgment, shall cease to accurately reflect such London Interbank Offered Rate, such rate as reported by any publicly available recognized source of similar market data selected by the Lender that, in the Lender's reasonable judgment, accurately reflects such London Interbank Offered Rate).

                  "Event of Default" has the meaning assigned to that term in
Section 7.01.

                  "Excess Spread Rate" means, as of any date of determination, an amount (expressed as a percentage) equal to (i) the Weighted Average APR of all Eligible Receivables on such date minus (ii) the sum of (a) a rate per annum equal to a fraction (expressed as a percentage), the numerator of which is equal to the aggregate amount of Yield accrued during the most recently ended Remittance Period and the denominator of which shall be equal to the average Facility Amount during such Remittance Period and (b) the Servicing Fee Rate and
(c) the Applicable Percentage (as defined in the Fee Letter) for the most recently ended Remittance Period (as determined pursuant to the terms of the Fee Letter).

                  "Facility Amount" means at any time, the sum of (i) the face amount of outstanding commercial paper notes (net of the amount of all interest scheduled to accrue thereon through their respective stated maturity if such commercial paper notes are issued on a discount basis) of the Lender issued to fund Loans hereunder, plus (ii) the aggregate Loans Outstanding hereunder bearing interest at the Non-CP Rate, plus (iii) accrued Yield and Fees with respect to the amounts described in the foregoing clauses (i) and (ii).

                  "Facility Financing Statements" has the meaning assigned to that term in Schedule I.

                  "Facility Funding Rate" means, as of the last day of any Remittance Period, a rate per annum equal to a fraction (expressed as a percentage), the numerator of which is equal to the aggregate amount of Yield and Fees accrued during such Remittance Period and the denominator of which shall be equal to the average Facility Amount during such Remittance Period.

                  "Facility Maturity Date" means the fifth anniversary of the date of this Agreement.

                  "Fee Letter" has the meaning assigned to that term in Section 2.07(a).

                  "Fee Simple Interval" means an undivided fee simple timeshare interest in a particular Unit or in an entire Development as a whole, as a tenant in common with other owners of undivided interests in such Unit or Development, together with all rights, benefits, privileges, and interests appurtenant thereto, including but not limited to the right to use and occupy a Unit within a Development and the Common Elements and Common Furnishings, if any, appurtenant to such Unit and/or the Development during a reserved or assigned use period, all as more specifically described in the Applicable Declaration and/or other Applicable Timeshare Documents.

                  "Fees" has the meaning assigned to that term in Section
2.07(a).

                  "Fitch" means Fitch, Inc. (or its successors in interest).

                  "Fixed Period" means for any outstanding Loans, (i) if Yield in respect of all or any part thereof is computed by reference to the CP Rate, a period of up to and including ninety (90) days as determined pursuant to Section 2.04, or (ii) if Yield in respect of all or any part thereof is computed by reference to the Non-CP Rate, the applicable Remittance Period.

                  "GAAP" means generally accepted accounting principles as in effect from time to time in the United States.

                  "Government Entity" means the United States, any State, any political subdivision of a State and any agency or instrumentality of the United States or any State or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Hazardous Materials" means "hazardous substances," "hazardous waste," "hazardous constituents," "toxic substances," or "solid waste," as defined in the Environmental

Laws, and any other contaminant or any material, waste, or substance that is petroleum or petroleum based, asbestos, polychlorinated biphenyls, flammable explosives, or radioactive materials.

                  "Indemnified Amounts" has the meaning assigned to that term in
Section 8.01.

                  "Independent Accountants" has the meaning assigned to that term in Section 6.12(b).

                  "Interval" means either a Fee Simple Interval or an ONS Interval.

                  "Issuer" means, collectively, Autobahn and any presently existing or future Person administered by DG Bank whose principal business consists of issuing commercial paper or other securities to fund its acquisition and maintenance of receivables, accounts, instruments, chattel paper, general intangibles and other similar assets.

                  "Land" means the real property upon which any portion of a Development is situated.

                  "Lender" means, collectively, Autobahn and/or any other Person (including, without limitation, any present or future Affiliate of DG Bank) that agrees, pursuant to the pertinent Assignment and Acceptance, to make Loans secured by Pledged Assets pursuant to Article II of this Agreement.

                  "Lien" means any mortgage, security interest, or other interest in property securing an obligation owed to, or valid claim by, a Person other than the owner of such property, whether such interest arises in equity or is based on common law, statute, or contract.

                  "Liquidation Fee" means, for Loans allocated to any Fixed Period during which such Loans are repaid (in whole or in part) prior to the end of such Fixed Period, the amount, if any, by which (i) Yield (calculated without taking into account any Liquidation Fee) which would have accrued on the amount of the payment of such Loans during such Fixed Period (as so computed) if such payment had not been made, as the case may be, exceeds (ii) the sum of (A) Yield actually received by the Lender in respect of such Loans for such Fixed Period and, if applicable, (B) the income, if any, received by the Lender from the Lender's investing the proceeds of such payments on such Loans.

                  "Liquidation Proceeds" means with respect to a Receivable with respect to which the related Interval has been foreclosed upon by the Servicer, all amounts realized with respect to such Receivable net of reasonable expenses of the Servicer incurred in connection with the collection, repossession and disposition of the related Interval; provided, however, that the Liquidation Proceeds with respect to any Receivable shall in no event be less than zero.

                  "Liquidity/Credit Enhancement Facility" means a Liquidity Purchase Agreement, to be entered into on the date hereof among the Issuer, the financial institutions party thereto and the Agent, and/or any additional Liquidity Purchase Agreements, to be entered into after the date hereof among the Issuer, the financial institutions party thereto and the Agent and/or a letter of credit or similar instrument or agreement by the financial institutions party thereto in favor of the Issuer, together with any related agreements.

                  "Loan" means a loan made by the Lender to the Borrower pursuant to Article II.

                  "Loans Outstanding" means the sum of the principal amounts loaned to the Borrower for the initial and any subsequent borrowings pursuant to Sections 2.01 and 2.02, reduced from time to time by Collections received and distributed on account of such Loans outstanding pursuant to Section 2.05; provided, however, that such Loans Outstanding shall not be reduced by any distribution of any portion of Collections if at any time such distribution is rescinded or must be returned for any reason.

                  "Lockbox" means a post office box to which Collections are remitted for retrieval by the Lockbox Bank and for deposit by the Lockbox Bank into the Lockbox Account.

                  "Lockbox Account" means the deposit account (initially, account number 08896266431 at The Chase Manhattan Bank) in the name of and under the sole dominion and control of the Agent for the benefit of the Lender; provided, that the funds deposited in such account (including any interest and earnings thereon) from time to time shall constitute the property and assets of the Borrower and the Borrower shall be solely liable for any taxes payable with respect to the Lockbox Account.

                  "Lockbox Agreement" means an agreement relating to lockbox services in connection with the Lockbox and the Lockbox Account which is satisfactory to the Agent in form and substance and among the Borrower, the Agent and the Lockbox Bank, as such agreement may from time to time be amended, supplemented and/or otherwise modified in accordance with the terms thereof.

                  "Lockbox Bank" means The Chase Manhattan Bank or any replacement therefor.

                  "Material Adverse Effect" means a material adverse effect on
(i) the ability of the Borrower or SRI (in its capacity as Servicer or otherwise) to conduct its business, (ii) the ability of the Borrower or SRI (in its capacity as Servicer or otherwise) to perform its obligations under this Agreement or any other Transaction Document to which it is a party, (iii) the validity or enforceability of this Agreement or any other Transaction Document to which the Borrower or SRI (in its capacity as Servicer or otherwise), as applicable, is a party, (iv) the rights and remedies of the Lender or the Agent under this Agreement or any of the Transaction Documents or (v) the validity, enforceability or collectibility of all or any portion of the Pledged Receivables.

                  "Modified" means the process by which the payment schedule in respect of a Receivable is modified at any time in accordance with the Credit and Collection Policy to defer the payment of not more than 4 monthly payments until the end of the original term of such Receivable (which payments shall be made either in one installment or in not more than 4 additional monthly payments); provided, that, the related Obligor makes at least 2 monthly payments in respect of past due amounts at such time.

                  "Modified Receivable" means a Receivable that has been Modified.

                  "Monthly Remittance Report" means a report, in substantially the form of Exhibit C, furnished by the Servicer to the Agent for the Lender pursuant to Section 6.11(b).

                  "Moody's" means Moody's Investors Service, Inc. (or its successors in interest).

                  "Mortgage" means a properly recorded or registered mortgage, deed of trust, or other security instrument customary in the timeshare industry in the Applicable Jurisdiction acceptable to the Lender, in its reasonable discretion, that creates a valid and enforceable first priority Lien against the Encumbered Interval identified therein in accordance with all Applicable Laws (which Encumbered Interval relates to a Development) and secures the payment of all principal, interest, and other amounts owed by an Obligor to SRI pursuant to a Pledged Receivable.

                  "Mortgage and Assignment of Beneficial Interest" means, with respect to any ONS Interval, that Mortgage and Assignment of Beneficial Interest, in the form attached hereto as Exhibit H.

                  "Net Eligible Receivables Balance" has the meaning assigned to that term in Schedule VI.

                  "Non-CP Rate" means with respect to any Fixed Period for any Loan allocated to such Fixed Period, an interest rate per annum equal to the Adjusted Eurodollar Rate; provided, however, that if the Lender shall have notified the Agent that a Eurodollar Disruption Event has occurred, the Non-CP Rate shall be equal to the Base Rate until the Lender shall have notified the Agent that such Eurodollar Disruption Event has ceased, at which time the Non-CP Rate shall again be equal to the Adjusted Eurodollar Rate).

                  "Non-Disturbance Arrangements" means with respect to any ONS Interval, an arrangement such that, by the recording of an appropriate declaration in the appropriate public records of the Applicable Jurisdiction, by operation of Applicable Law, or otherwise, all right, title and interest of the related Obligor in, to and under such ONS Interval shall remain in full force and effect notwithstanding the occurrence of a Bankruptcy Event with respect to SRI, the ONS Trust or any of their respective Affiliates.

                  "Notice of Borrowing" has the meaning assigned to that term in
Section 2.02(b) hereof.

                  "Notice of Pledge" has the meaning assigned to that term in the Custodial Agreement.

                  "Oak N' Spruce Development" means SRI's timeshare property located in Lee, Massachusetts, known as Oak N' Spruce Resort.

                  "Obligations" means all present and future indebtedness and other liabilities and obligations (howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or due or to become due) of the Borrower to the Lender or the Agent arising under this Agreement and the other Transaction Documents and shall include, without limitation, all Fees (including, without limitation, any unpaid portion of the Structuring Fee) all liability for principal of and interest on the Loans, indemnifications and other amounts due or to become due under this Agreement and such other documents, including, without limitation, interest, fees and other obligations that accrue after the commencement of an insolvency proceeding (in each case whether or not allowed as a claim in such insolvency proceeding).

                  "Obligor" means any Person (or if more than one Person, Obligor shall mean, collectively, each such Person) who purchases one or more Intervals and is the maker of a Receivable.

                  "Officer's Certificate" means a certificate signed by the president, the secretary, the chief financial officer or any vice president of any Person.

                  "ONS Interval" means a timeshare interest with respect to a Unit located at the Oak N' Spruce Development which is evidenced by a Certificate of Beneficial Interest, together with all rights, benefits, privileges, and interests appurtenant thereto, including but not limited to the right to use and occupy a Unit at the Oak N' Spruce Development and the Common Elements, if any, and Common Furnishings, if any, appurtenant to such Unit and/or such Development during a reserved or assigned use period, all as more specifically described in the Applicable Declaration and/or other Applicable Timeshare Documents.

                  "ONS Trust" means the Oak N' Spruce Resort Trust, a Massachusetts trust.

                  "Opinion of Counsel" means a written opinion of independent counsel acceptable to the Agent in its reasonable discretion, which opinion, if such opinion or a copy thereof is required by the provisions of this Agreement or the Receivables Purchase Agreement to be delivered to the Borrower or the Agent, is reasonably acceptable in form and substance to the Agent.

                  "Outstanding Principal Balance" means, as of any date, with respect to a Pledged Receivable, the aggregate amount lent to the related Obligor by SRI under the terms of such

Pledged Receivable minus that portion of all amounts paid by such Obligor with respect to such Pledged Receivable on or prior to such date which were allocable to principal in accordance with the terms of such Pledged Receivable and any related loan documents.

                  "Overconcentration Amount" means, at any time, without duplication, the sum of:

                  (a) the amount by which the sum of the Outstanding Principal Balances of all Eligible Receivables related to any one Eligible Development at such time exceeds (i) in the case of an Eligible Development at which at such time at least 70% of the completed inventory has been sold, 30% or (ii) in the case of an Eligible Development at which at such time less than 70% of the completed inventory has been sold, 25% (or such higher percentage as the Agent may agree to in writing in respect of such Eligible Development at such time) of the Eligible Receivables Balance at such time;

                  (b) the amount by which the sum of the Outstanding Principal Balances of all Eligible Receivables related to Developments in any one state at such time exceeds 20% (or 50%, in the case of Texas and 50% in the case of Missouri) of the Eligible Receivables Balance at such time;

                  (c) the amount by which the sum of the Outstanding Principal Balances of (i) all Modified Receivables and (ii) all Eligible Receivables resulting from Downgraded Receivables, exceeds 15% of the Eligible Receivables Balance at such time; and

                  (d) the amount by which the sum of the Outstanding Principal Balances of all Eligible Receivables related to the Oak N' Spruce Development at such time exceeds 15% of the Eligible Receivables Balance at such time.

                  "Permitted Investments" means any one or more of the following:

                  (a) direct obligations of, or obligations fully guaranteed as to principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

                  (b) repurchase obligations (the collateral for which is held by a third party) with respect to any security described in clause (a) above, provided that the long-term unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by Moody's and S&P in one of their two highest long-term rating categories and if rated by Fitch, in one of its two highest long-term rating categories;

                  (c) certificates of deposit, time deposits, demand deposits and bankers' acceptances of any bank or trust company incorporated under the laws of the United States or any State thereof, provided that the short-term commercial paper of such bank or trust company (or, in the case of the principal depository institution in a depository institution holding company, the long-term unsecured debt obligations of the depository institution holding company) at the date of acquisition thereof has been rated by Moody's and S&P in their highest short-term rating category, and if rated by Fitch, in its highest short-term rating category;

                  (d) commercial paper (having original maturities of not more than 270 days) of any corporation incorporated under the laws of the United States or any State thereof, having a rating, on the date of acquisition thereof, of no less than A-1 by Moody's, P-1 by S&P and F-1 if rated by Fitch; and

                  (e) money market mutual funds registered under the Investment Company Act of 1940, as amended, having a rating, at the time of such investment, of no less than Aaa by Moody's, AAA by S&P and AAA if rated by Fitch;

provided, that no such instrument shall be a Permitted Investment if such instrument evidences the right to receive either (a) interest only payments with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument where the principal and interest payments with respect to such instrument provide a yield to maturity exceeding 120% of the yield to maturity at par of such underlying obligation. Each Permitted Investment may be purchased by the Agent's Bank or through an Affiliate of the Agent's Bank and may be Permitted Investments for which the Agent's Bank or its Affiliate is an investment advisor or distributor or for which it derives a fee for support services in relation thereto.

                  "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture, government (or any agency or political subdivision thereof) or other entity.

                  "Personal Property" means, to the extent applicable, all furniture, furnishings, fixtures, appliances, equipment, inventory, supplies, accounts, chattel paper, and general intangibles at any time located at, arising out of the use of, and/or used or useful in connection with the management or operation of any Encumbered Interval, whether now owned or hereafter acquired by the Borrower, together with all improvements and accessions thereto and replacements thereof and the cash and non-cash proceeds thereof.

                  "Phase I Environmental Inspection" means a Phase I environmental assessment of a Development, including, without limitation, the relevant Land and all improvements thereto which is acceptable to the Agent in its reasonable discretion.

                  "Pledge" means the pledge of any Receivable pursuant to
Article II.

                  "Pledged Assets" has the meaning assigned to that term in
Section 2.10.

                  "Pledged Lender" means any party to which SRI had pledged a Pledged Receivable relating to an ONS Interval prior to the date of this Agreement.

                  "Pledged Receivables" has the meaning assigned to that term in
Section 2.10(a).

                  "Previous Lender" means a Person to which SRI had pledged a Pledged Receivable prior to the date of this Agreement.

                  "Purchase Date" has the meaning set forth in the Receivables Purchase Agreement.

                  "Purchase Price" means the total purchase price of an Interval, as set forth in the purchase contract pursuant to which the related Obligor agrees to purchase and SRI agrees to sell such Interval.

                  "Purchased Rate Cap" has the meaning assigned thereto in the Sinking Fund Agreement.

                  "Rating Agencies" mean Moody's and Fitch, if and so long as they have rated and are continuing to rate commercial paper notes of the Lender at any time that the Lender is an Issuer, or such other nationally recognized statistical rating organizations as may be designated by the Agent.

                  "Receivable" means a promissory note made and executed by an Obligor in favor of SRI in connection with such Obligor's acquisition of an Interval.

                  "Receivable File" means a file containing each of the following items with respect to each Pledged Receivable:

                  (a) the related original, fully executed Receivable;

                  (b) an original or a true and complete photocopy of the related, fully executed agreement pursuant to which the related Obligor acquired the related Interval;

                  (c) that was generated in connection with an Obligor's purchase of a Fee Simple Interval, within ninety (90) days of such Pledged Receivable being Pledged hereunder, the related original, fully executed Mortgage and original assignments thereof from any Previous Lender to SRI, from SRI to the Borrower and from the Borrower to the Agent together, in each case, with evidence of the recordation thereof in the appropriate public records of the Applicable Jurisdiction in accordance with all Applicable Laws;

                  (d) that was generated in connection with an Obligor's purchase of an ONS Interval, (i) an original, executed Certificate of Beneficial Interest duly pledged (in a manner approved by the Agent) by such Obligor to SRI (and, if such Certificate of Beneficial Interest was pledged by SRI to a Previous Lender, reassigned to SRI), SRI to the Borrower and the Borrower to the Agent; (ii) an original, executed Mortgage and Assignment of Beneficial interest duly executed by such Obligor in favor of SRI, reassigned by any Previous Lender to SRI, assigned by SRI to the Borrower and by the Borrower to the Agent, for the benefit of the Lender; (iii) an acknowledgment copy of proper financing statements describing and reflecting the pledge of such Pledged Receivable, Related Security and other Pledged Assets by the Obligor to SRI (and, if such Pledged Receivable, Related Security and other Pledged Assets were pledged to a Previous Lender, the reassignment and pledge thereof to SRI), the assignment thereof from SRI to the Borrower and the Pledge thereof by the Borrower as debtor to the Agent, on behalf of the Lender, as secured party, and other, similar instruments or documents, as may be necessary or, in the opinion of the Agent or the Lender, desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the Lender's interest in such Pledged Receivable, Related Security and other Pledged Assets and (iv) a true and complete updated copy of the title report issued in respect of the Oak N'Spruce Development.

                  (e) (i) within sixty (60) days of the receipt by the Servicer of the Mortgage referred to in paragraph (c) above, an original or a true and complete photocopy of the related, fully executed Acceptable Title Policy and
(ii) at all times prior to the related, fully executed Acceptable Title Policy, if any, being included in the Receivable File, a marked up title commitment, a pro forma title policy or an endorsement of a title insurance commitment deleting standard exceptions which, in each case, provides the same coverage as shall be provided by, and commits the title insurance company to deliver, such related, fully executed Acceptable Title Policy, if any;

                  (f) an original or a true and complete photocopy of the related truth-in-lending disclosure statements delivered to the related Obligor (which may be included as part of item (b) of this definition);

                  (g) an original or a true and complete photocopy of the fully executed credit/loan application delivered by the related Obligor; and

                  (h) the related original, fully executed Allonge.

                  "Receivables Purchase Agreement" means that certain Purchase and Contribution Agreement dated as of the date hereof between SRI, as seller, and the Borrower, as purchaser, together with all instruments, documents and agreements executed in connection therewith, as such Receivables Purchase Agreement may from time to time be amended, restated, supplemented and/or otherwise modified in accordance with the terms hereof.

                  "Receivables Schedule" has the meaning assigned to that term in the Custodial Agreement.

                  "Records" means all documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) maintained with respect to Receivables and the related Obligors which the Borrower has itself generated, in which the Borrower has acquired an interest pursuant to the Receivables Purchase Agreement or in which the Borrower has otherwise obtained an interest.

                  "Related Security" means with respect to any Receivable:

                  (a) any and all security interests or liens and property subject thereto (including, without limitation, the related Interval) from time to time purporting to secure payment of such Receivable;

                  (b) all guarantees, indemnities, warranties, letters of credit, insurance policies and proceeds and premium refunds thereof and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable; and

                  (c) all proceeds of the foregoing.

                  "Release Price" means with respect to a Pledged Receivable to be released pursuant to Section 2.13(a), an amount equal to the Outstanding Principal Balance of such Pledged Receivable plus all accrued but unpaid interest and fees thereon.

                  "Remittance Date" means the fifteenth day of each month or, if such date is not a Business Day, the next succeeding Business Day; provided, that the final Remittance Date shall occur on the Collection Date.

                  "Remittance Period" means, (i) as to the initial Remittance Date, the period beginning on the date of this Agreement and ending on the last day of the calendar month in which such date shall occur (or such other dates as the Agent and the Borrower may agree) and (ii) as to any subsequent Remittance Date, the period beginning on the first day of the most recently ended calendar month and ending on the last day of the most recently ended calendar month; provided, that the final Remittance Period shall begin on the first day of the most recently ended calendar month and shall end on the Collection Date.

                  "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc. (or its successors in interest).

                  "Servicer" means at any time the Person then authorized, pursuant to Section 6.01, to service, administer and collect Pledged Receivables.

                  "Servicer Advance" has the meaning assigned to such term in
Section 6.20.

                  "Servicer Default" means the occurrence of any of the following events:



                  (a) the failure of the Servicer to deliver any payments, collections or proceeds which it is obligated to deliver under the terms hereof or of any other Transaction Document at the times it is obligated to make such deliveries under the terms hereof or of any other Transaction Document;

                  (b) the inability or failure of the Servicer to satisfy any of its reporting, certification, notification or documentation requirements under the terms hereof or of any other Transaction Document;

                  (c) the failure of the Servicer to observe or perform any covenant under the terms hereof or of any other Transaction Document other than as set forth in clauses (a) or (b) above;

                  (d) any representation, warranty or statement of the Servicer made herein or in any other Transaction Document shall prove to be incorrect;

                  (e) the occurrence of an Early Amortization Event described in clause (a), (b), (c), (d) or (g) of the definition of Early Amortization Events; or

                  (f) the occurrence of any Bankruptcy Event in respect of the Servicer.

                  "Servicing Fee" means, for any Remittance Period, an amount, payable out of Collections on the Pledged Receivables and amounts applied to the payment of, or treated as payments on, the Pledged Receivables, equal to (i) the Servicing Fee Rate multiplied by (ii) the Net Eligible Receivables Balance as of the first day of such Remittance Period.

                  "Servicing Fee Rate" means with respect to the Pledged Receivables, the per annum rate of 1.00%.

                  "Servicing Officer" means any officer of the Servicer involved in, or responsible for, the administration and servicing of the Pledged Receivables, whose name appears on a list of servicing officers furnished to the Agent by the Servicer, as such list may from time to time be amended.

                  "Sinking Fund Account" has the meaning assigned thereto in the Sinking Fund Agreement.

                  "Sinking Fund Account Securities Account Agreement" means that certain Securities Account Agreement related to the Sinking Fund Account dated the date of this Agreement among the Borrower, the Servicer, the Agent's Bank and the Agent, as such agreement may from time to time be amended, supplemented or otherwise modified in accordance with the terms thereof.

                  "Sinking Fund Agreement" means that certain Sinking Fund Account Agreement dated the date of this Agreement among the Borrower, SRI, the Agent's Bank and the Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

                  "Sinking Fund Collateral" has the meaning assigned thereto in the Sinking Fund Agreement.

                  "SRI" has the meaning assigned to that term in the preamble hereto.

                  "Standby Backup Servicer's Fee" means, for any Remittance Period or portion thereof prior to the occurrence of a Servicer Default and the appointment of the Backup Servicer as Servicer hereunder, an amount, payable out of Collections on the Pledged Receivables and amounts applied to the payment of, or treated as payments on, the Pledged Receivables, equal to the greater of (i) the result obtained by multiplying (A) .0005 times (B) the Net Eligible Receivables Balance as of the first day of such Remittance Period and then dividing such amount by (C) twelve or (ii) $2,500.

                  "State" means one of the fifty states of the United States or the District of Columbia.

                  "Structuring Fee" has the meaning ascribed thereto in the Fee Letter.

                  "Subsequent Borrowing" means a Borrowing which occurs on a Subsequent Borrowing Date.

                  "Subsequent Borrowing Date" means each Business Day occurring after the initial Borrowing Date on which the Borrower determines to request an additional Borrowing from the Lender.

                  "Swap Documents" has the meaning assigned thereto in the Sinking Fund Agreement.

                  "Take-Out Securitization" means a financing transaction undertaken by the Borrower involving the direct or indirect sale or other conveyance of Receivables related thereto to a Person that shall privately or publicly sell securities, notes or certificates backed by such Receivables.

                  "Tangible Net Worth" means with respect to any Person, the amount calculated in accordance with GAAP as (i) the consolidated net worth of such Person and its consolidated subsidiaries, plus (ii) to the extent not otherwise included in such consolidated net worth, unsecured subordinated Debt of such Person and its consolidated subsidiaries the terms and conditions of which are reasonably satisfactory to the Agent, minus (iii) the consolidated intangibles of such Person and its consolidated subsidiaries, including, without limitation, goodwill, trademarks, tradenames, copyrights, patents, patent allocations, licenses and rights in any of the foregoing and other items treated as intangibles in accordance with GAAP.

                  "Transaction Documents" means this Agreement, the Receivables Purchase Agreement, the Lockbox Agreement, the Fee Letter, the Custodial Agreement, the Assignment

Agreements, the Bailee Agreements, the Sinking Fund Account Securities Account Agreement, the Collection Account Securities Account Agreement and the Sinking Fund Agreement and each document and instrument related to any of the foregoing.

                  "UCC" means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

                  "Unit" means an apartment, condominium unit, or other structure that is affixed to real property at a Development and designed and available, pursuant to applicable law, for use and occupancy as a vacation residence by one (1) or more individuals, together with all related Common Elements, if any, and Common Furnishings, if any, easements, and other appurtenances thereto.

                  "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

                  "Unmatured Event of Default" means any event that, if it continues uncured, will, with lapse of time or notice or lapse of time and notice, constitute an Event of Default.

                  "Upgraded" means the process by which an existing Pledged Receivable is deemed to be paid in full in accordance with the Credit and Collection Policy and a new Pledged Receivable in respect of an Interval requiring higher monthly payments in replacement for the Interval relating to such existing Pledged Receivable is created and the Obligor is required to make increased monthly payments in respect of such new Pledged Receivable.

                  "Upgraded Receivable" means a Receivable that has been upgraded.

                  "Weighted Average APR" means at any time an amount equal to the weighted average (weighted solely based on the Outstanding Principal Balances of the Eligible Receivables at such time) Coupon Rates set forth in the Pledged Receivable at such time.

                  "Weighted Average Original Term" means at any time an amount equal to the weighted average (weighted solely based on the Outstanding Principal Balances of the Eligible Receivables at such time) of the original number of monthly payments owed in respect of the Pledged Receivables at such time.

                  "Weighted Average Seasoning" means, in respect of any Remittance Period and as of any date of determination, and as determined with respect to any Default Trigger Pool, an amount equal to the weighted average (weighted solely based on the original principal balances of the Pledged Receivables comprising such Default Trigger Pool as of the last day of such Remittance Period) of the number of consecutive monthly payments which have been made by the related Obligors (in accordance with the respective terms of such Pledged Receivables) for the Pledged Receivables comprising such Default Trigger Pool as of the last day of such Remittance Period.

                  "Yield" means with respect to any Fixed Period for any Loan allocated to such Fixed Period, the product of:

                                   YR x L x ED
                                            --
                                            360

where:            YR   =   the Yield Rate for such Fixed Period;

                  L    =   the principal amount of Loans Outstanding allocated
                           to such Fixed Period; and

                  ED   =   the actual number of days elapsed during such Fixed
                           Period;

provided, however, that (i) no provision of this Agreement shall require the payment or permit the collection of Yield in excess of the maximum permitted by applicable law and (ii) Yield shall not be considered paid by any distribution if at any time such distribution is required to be rescinded by the Lender to the Borrower or any other Person for any reason including, without limitation, such distribution becoming void or otherwise avoidable under any statutory provision or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code.

                  "Yield Rate" means with respect to any Fixed Period for any Loan allocated to such Fixed Period:

                  (a) to the extent the Lender will be funding the applicable Loan on the first day of such Fixed Period through the issuance of commercial paper, a rate equal to the CP Rate for such Fixed Period; and

                  (b) to the extent the Lender will not be funding the applicable Loan through the issuance of commercial paper, (x) a rate equal to the Non-CP Rate for such Fixed Period or (y) such other rate as the Agent and the Borrower shall agree to in writing.

                  SECTION 1.02 Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

                  SECTION 1.03 Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

                                   ARTICLE II.

                            THE RECEIVABLES FACILITY

                  SECTION 2.01 Borrowings. On the terms and conditions hereinafter set forth, the Lender shall make loans ("Loans") to the Borrower secured by Pledged Assets from time to time during the period from the date hereof until the earlier of the Early Amortization Commencement Date or the Facility Maturity Date. Under no circumstances shall the Lender make any Loan if, after giving effect to the Borrowing of such Loan, either (a) an Early Amortization Event or an event that but for notice or lapse of time or both would constitute an Early Amortization Event has occurred and is continuing or
(b) the aggregate Facility Amount hereunder would exceed the lesser of (i) the Borrowing Limit minus the Discount Amount and (ii) the Capital Limit. In addition to the foregoing, under no circumstances shall the Lender make any Loan if, after giving effect to the Borrowing of such Loan, the aggregate face amount of all commercial paper issued by the Lender to fund Loans hereunder exceeds the Borrowing Limit.

                  SECTION 2.02 The Initial Borrowing and Subsequent Borrowings. Until the occurrence of the earlier of the Early Amortization Commencement Date and the Facility Maturity Date, the Lender will make Loans on any Business Day (but not more than once on any Business Day) at the request of the Borrower, subject to and in accordance with the terms and conditions of Sections 2.01 and
2.02 and subject to the provisions of Article III hereof. After the Collection Date has occurred, the Lender and the Agent, in accordance with their respective interests, shall re-assign and transfer to the Borrower, for no consideration but at the sole expense of the Borrower, their respective remaining interests in the Pledged Assets, free and clear of any Adverse Claim resulting solely from an act by the Lender or the Agent, but without any other representation or warranty, express or implied, by or recourse against the Lender or the Agent.

                  (b)(i) The initial Borrowing and each Subsequent Borrowing shall be made on at least two Business Day's irrevocable written notice from the Borrower to the Agent (any such written notice, a "Notice of Borrowing"), provided that such Notice of Borrowing is received by the Agent no later than 1:00 P.M. (New York City time) on the Business Day of receipt. Each such Notice of Borrowing shall specify (A) the aggregate amount of such Borrowing, which shall be in an amount equal to or greater than $500,000, (B) the date of such Borrowing, (C) the requested Fixed Period(s) for such Borrowing and the allocations of Loans to each such requested Fixed Period and (D) the Eligible Receivables to be Pledged in connection with such Borrowing (and upon such Borrowing, such Receivables shall be Pledged Receivables hereunder). The Agent shall notify the Borrower whether the duration of the Fixed Period(s) described in such Notice of Borrowing is acceptable or, if not acceptable, the Agent shall advise the Borrower of such Fixed Period(s) as may be acceptable. On the date of each Borrowing, the Lender shall, upon satisfaction of the applicable conditions set forth in Article III, make available to the Borrower on the applicable Borrowing Date no later than 4:00 P.M. (New York City time) in same day funds, the amount of such Borrowing (net of amounts payable to or for the benefit of the Lender) by payment into the account which the Borrower has designated in writing.

                  (ii) The Notice of Borrowing for each Borrowing delivered to the Agent pursuant to this Section 2.02(b) shall be accompanied by a copy of the Notice of Pledge (and the Receivables Schedule attached thereto) which was sent to the Custodian pursuant to the terms of the Custodial Agreement in connection with the pledge of Eligible Receivables to be made in connection therewith.

                  (c) The Loans shall bear interest at the Yield Rate.

                  (d) Subject to Section 2.15 and the other terms, conditions, provisions and limitations set forth herein, the Borrower may borrow, repay or prepay and reborrow Loans, on and after the date hereof and prior to the earlier to occur of the Facility Maturity Date and the Early Amortization Commencement Date.

                  (e) Determinations by the Lender of the existence of any CP Disruption Event, or of the effect of any CP Disruption Event on its making or maintaining Loans at the CP Rate, shall be conclusive absent manifest error.

                  (f) Determinations by the Lender of the existence of any Eurodollar Disruption Event, or of the effect of any Eurodollar Disruption Event on its making or maintaining Loans at the Adjusted Eurodollar Rate, shall be conclusive absent manifest error.

                  (g) Only one Borrowing shall be permitted on any Business Day.

                  SECTION 2.03 Facility Maturity Date . Any Loans outstanding on the Facility Maturity Date shall mature on such date. Notwithstanding any other provision hereof, on the Facility Maturity Date, the outstanding principal of all outstanding Loans, if any, and all Yield and all Fees accrued thereon and all other Obligations shall be immediately due and payable (and the Borrower shall pay all such amounts immediately).


                  SECTION 2.04 Selection of Fixed Periods. (a) At all times until the earlier to occur of the Early Amortization Commencement Date and the Facility Maturity Date, the Borrower shall, subject to the Agent's and the Lender's approval and the limitations described below, request Fixed Periods and allocations of a portion of the outstanding Loans to each selected Fixed Period, so that all such outstanding Loans are at all times allocated to one or more Fixed Periods. Subject to Section 2.04(c), the Yield Rate to apply to all Loans outstanding shall be the CP Rate. The requested initial Fixed Period applicable to any new Loan arising as a result of a Borrowing shall be requested in the Notice of Borrowing which shall be delivered in connection with the applicable Subsequent Borrowing. Subject to the next sentence of this Section 2.04, each CP Rollover Fixed Period shall commence on the last day of the immediately preceding Fixed Period, and the duration of such CP Rollover Fixed Period shall be such as the Borrower shall request in a Commercial Paper Remittance Report and the Agent shall approve;

provided that such Commercial Paper Remittance Report was received by the Agent not later than 12:30 P.M. (New York City time) on a day at least one Business Day prior to such last day, except that if the Agent shall not have received such report before 12:30 P.M. on such day or the Agent and the Borrower shall not have so mutually agreed before 2:00 P.M. (New York City time) on such day, such CP Rollover Fixed Period shall be one day and the applicable Yield Rate shall be the CP Rate; provided that, notwithstanding the foregoing, upon the occurrence of any Early Amortization Event, the applicable Yield Rate for all Fixed Periods in effect at the time of such occurrence shall convert to, and for all Fixed Periods that come into effect thereafter (but prior to the occurrence of any Event of Default) shall be, the Early Amortization Funding Rate and provided further that, notwithstanding the foregoing, upon the occurrence and during the continuance of any Event of Default, the Lender shall cease to issue commercial paper notes to fund and maintain Loans hereunder and the applicable Yield Rate for all Fixed Periods in effect at the time of such occurrence shall convert to, and for all Fixed Periods that come into effect during the continuance of any Event of Default shall be, the Default Funding Rate. Any Fixed Period (other than a Fixed Period with respect to Loans which accrue Yield at the Non-CP Rate) which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day. Any Fixed Period which commences before the Early Amortization Commencement Date and would otherwise end on a date occurring after the Early Amortization Commencement Date shall end on the Early Amortization Commencement Date. On and after the Early Amortization Commencement Date, the Agent shall have the right to allocate outstanding Loans, if any, to Fixed Periods of such duration as shall be selected by the Agent. The Lender shall, on the first day of each Fixed Period with respect to Loans which accrue Yield at the CP Rate, notify the Agent of the Yield Rate for such Loans.

                  (b) References herein to Loans which accrue Yield at the Non-CP Rate being allocated to a Fixed Period shall mean all such Loans that are outstanding during such Fixed Period or a portion thereof.

                  (c) Each of the Lender and the Agent shall make reasonable efforts to allow Loans to accrue Yield at the CP Rate; provided that neither the Lender nor the Agent shall have any obligation to allow Loans to accrue (or continue to accrue) Yield at the CP Rate upon the occurrence of a CP Disruption Event or upon the occurrence of an Event of Default or Early Amortization Event or event or circumstance which, with the giving of notice or the passage of time, or both, would constitute an Event of Default or Early Amortization Event.

                  SECTION 2.05 Remittance Procedures. The Servicer, as agent for the Agent and the Lender, shall instruct the Agent's Bank, and the Agent may instruct the Agent's Bank, to apply funds on deposit in the Collection Account as described in this Section 2.05, provided, however, that if the Agent's Bank receives a notice from the Lockbox Bank (so long as the Lockbox Bank shall be The Chase Manhattan Bank) that the Lockbox Bank has been unable to recover the amount of any Permitted Debits (as defined in the Lockbox Agreement with The Chase Manhattan Bank) from the Lockbox Account or that the Lockbox Account contains insufficient available balances at the time of any attempted Permitted Debit (the amount of any such unrecovered Permitted Debits, the "Unrecovered Permitted Debits"), the Agent's Bank shall disburse to such Lockbox Bank within 15 days of the receipt of such notice, from amounts then on deposit in the Collection Account, the amount of any such Unrecovered Permitted Debits (without any interest accrued thereon) prior to the disbursement by the Agent's Bank of any of the amounts provided for in Section 2.05.

                  (a) Yield and Liquidation Fees. On each Business Day (including any Remittance Date), the Servicer shall, and the Agent may, direct the Agent's Bank to set aside in the Collection Account for transfer at the further direction of the Lender or the Agent or any other duly authorized agent of the Lender (whether on such day or on a subsequent day) collected funds in an amount equal to Yield through such day on the Loans not so previously set aside and the amount of any unpaid Liquidation Fees owed to the Lender on such day. On the last day of each Fixed Period, the Agent shall notify the Servicer of, and direct the Agent's Bank to pay, such collected funds set aside in respect of Yield pursuant to this Section 2.05(a) to the Lender (or the designee of the Lender) in respect of payment of accrued Yield for such Fixed Period; provided, however, that (i) in the case of any Loan accruing Yield at the CP Rate, the portion of such Yield attributable to the Applicable Margin, and (ii) in the case of any Loan accruing Yield at the Non-CP Rate, all such Yield, shall remain set aside in the Collection Account until the next Remittance Date, at which time, it shall be disbursed pursuant to Section 2.05(c). On any Business Day on which an amount is set aside in respect of Liquidation Fees pursuant to this
Section 2.05(a), the Agent shall direct the Agent's Bank to pay such funds to the Lender in payment of such Liquidation Fees.

                  (b) Fixed Period Loan Principal Repayment. The Servicer shall, and the Agent may, on the last day of each Fixed Period that is not a Remittance Date, direct the Agent's Bank to transfer collected funds held by the Agent's Bank in the Collection Account on such date, to pay the Agent for the account of the Lender in payment of the outstanding principal amount of all Loans allocated to such Fixed Period, an amount equal to the lesser of (i) the amount of such collected funds held in the Collection Account or (ii) the aggregate outstanding principal amount of Loans allocated to such Fixed Period or, if no Early Amortization Event shall have occurred and be continuing, if lower, an amount equal to the excess, if any, of the aggregate outstanding principal amount of Loans immediately prior to such distribution over the Capital Limit (after giving effect to any Borrowing made on such date and any distributions of amounts on deposit in the Collection Account made on such date).

                  (c) Remittance Date Transfers from Collection Account. The Servicer shall and the Agent may, on each Remittance Date, direct the Agent's Bank to transfer collected funds held by the Agent's Bank in the Collection Account (in excess of the aggregate amounts (except amounts described in clauses
(B) and (C) of sub-paragraph (ii) below) set aside and/or paid on such Remittance Date pursuant to Section 2.05(a)), in the following amounts and priority:

                           (i) to the Custodian in an amount equal to the
                  Custodian's Fees which are accrued and unpaid as of the last day of the preceding month (and expenses of the Custodian which are reimbursable under the terms of the Custodial Agreement and are unpaid as of the last day of the preceding month);

                           (ii) to the Agent for the account of the Lender in an
                  amount equal to (and for the pro rata payment of) (A) the Fees which are due and payable on such Remittance Date pursuant to the terms of the Fee Letter, (B) any Yield on any Loan accruing Yield at the CP Rate which is attributable to the Applicable Margin and which is accrued and unpaid as of the last day of the preceding month and (C) any Yield on any Loan accruing Yield at the Non-CP Rate which is accrued and unpaid as of the last day of the preceding month;

                           (iii) (A) at any time after the occurrence of a
                  Servicer Default and the appointment of the Backup Servicer as the Servicer hereunder, to the Backup Servicer in an amount equal to the sum of (1) the Backup Servicer's Fees which are accrued and unpaid as of the last day of the preceding month,
                  (2) any documented expenses and allocated cost of personnel reasonably incurred by the Backup Servicer in connection with a transfer of servicing from the Servicer to the Backup Servicer as the successor Servicer (up to a cumulative limit of $50,000) and (3) the reasonable expenses incurred by the Backup Servicer in connection with (a) the foreclosure and disposition of any Interval (at the direction of the Agent) in excess of the costs associated with taking back the deed in respect of such Interval in lieu of foreclosure and (b) enforcing or collecting upon the Acceptable Title Policies in accordance with Section 6.04(b) and (B) at any time prior to the occurrence of a Servicer Default and the appointment of the Backup Servicer as the Servicer hereunder, to the Backup Servicer in an amount equal to the Standby Backup Servicer's Fees which are accrued and unpaid as of the last day of the preceding month;

                           (iv) to the Servicer (if the Servicer is SRI or any
                  Affiliate thereof), the amount of any Servicer Advances not previously reimbursed to the Servicer;

                           (v) to the Agent for the account of the Lender in an
                  amount equal to the aggregate amount of all other obligations of the Borrower then due to the Lender, the Agent or any Affected Party hereunder (other than those specified in clauses (vi) and (xi) below);

                           (vi) to the Agent for the account of the Lender in an
                  amount equal to the Borrowing Base Deficiency (if any) as of such Remittance Date;

                           (vii) to the Sinking Fund Account in the amount of
                  any Additional Deposit required pursuant to Section 2.1(d) of the Sinking Fund Account Agreement;

                           (viii) without limiting the obligation of the
                  Borrower under the Sinking Fund Agreement, to the Agent for the account of the Agent in an amount equal to (and for repayment of) any funds expended by the Agent to purchase any Purchased Rate Caps which the Borrower failed to purchase in breach of its obligation to do so under the terms of the Sinking Fund Agreement;

                           (ix) without limiting the obligation of the Borrower
                  under the Sinking Fund Agreement and at the election of the Agent, to the applicable counterparty (as set forth in the Sinking Fund Agreement) in an amount equal to (and for payment
                  of) any Purchased Rate Caps which the Borrower failed to purchase in breach of its obligation to do so under the terms of the Sinking Fund Agreement;

                           (x) to the Servicer (if the Servicer is SRI or any
                  Affiliate thereof) in an amount equal to the Servicing Fee which is accrued and unpaid as the last day of the preceding month;

                           (xi) on or after the occurrence of the Early
                  Amortization Commencement Date, to the Agent for the account of the Lender for the repayment of Loans outstanding in an amount equal to the lesser of (i) all remaining funds in the Collection Account and (ii) an amount necessary to repay the outstanding principal amount of all Loans in full; and

                           (xii) to the Borrower, any remaining amounts.

Upon its receipt of funds pursuant to clauses (i), (v), (vi) and (xi), the Agent shall apply such funds as directed by the Lender or as otherwise provided in this Agreement.

                  (d) Transfers from Collection Account Related to the Sinking Fund Agreement. The Servicer (with the approval of the Agent) shall, and if the Servicer fails to do so the Agent may, on any Borrowing Date, direct the Agent's Bank to transfer collected funds held by the Agent's Bank in the Collection Account in the following amounts and priority:

                           (i) to the Sinking Fund Account in the amount of any
                  Additional Deposit required pursuant to Section 2.1(d) of the Sinking Fund Account Agreement;

                           (ii) without limiting the obligation of the Borrower
                  under the Sinking Fund Agreement, to the Agent for the account of the Agent in an amount equal to (and for repayment of) any funds expended by the Agent to purchase any Purchased Rate Caps which the Borrower failed to purchase notwithstanding its obligation to do so under the terms of the Sinking Fund Agreement;

                           (iii) without limiting the obligation of the Borrower
                  under the Sinking Fund Agreement and at the election of the Agent, to the applicable counterparty (as set forth in the Sinking Fund Agreement) in an amount equal to (and for payment
                  of) any Purchased Rate Caps which the Borrower failed to purchase notwithstanding its obligation to do so under the terms of the Sinking Fund Agreement; and

                           (iv) without limiting the obligation of the Borrower
                  under Section 3.2 of the Sinking Fund Agreement, to the Swap Counterparty (as defined in the Sinking

                  Fund Agreement), in an amount equal to (and for payment of) any Swap Obligations (as defined in the Sinking Fund Agreement).

                  (e) Borrower Deficiency Payments. Notwithstanding anything to the contrary contained in this Section 2.05 or in any other provision in this Agreement, if, on any day prior to the Collection Date, the Facility Amount shall exceed the lesser of (i) the Borrowing Limit minus the Discount Amount and
(ii) the Capital Limit, then the Borrower shall remit to the Agent, prior to any Borrowing and in any event no later than the close of business of the Agent on such day (or if such day is not a Business Day, no later than the close of business of the Agent on the next succeeding Business Day), a payment (to be applied by the Agent to repay Loans selected by the Agent, in its sole discretion) in such amount as may be necessary to reduce the Facility Amount to an amount less than or equal to the lesser of (x) the Borrowing Limit minus the Discount Amount and (y) the Capital Limit.

                  (f) Instructions to the Agent's Bank. All instructions and directions given to the Agent's Bank by the Servicer or the Agent pursuant to this Section 2.05 shall be in writing (including instructions and directions transmitted to the Agent's Bank by telecopy) and such written instructions and directions shall be delivered with a written certification that such instructions and directions are in compliance with the provisions of this
Section 2.05. A copy of all instructions and directions given to the Agent's Bank by the Servicer pursuant to this Section 2.05, shall be immediately transmitted to the Agent by telecopy. A copy of all instructions and directions given to the Agent's Bank by the Agent pursuant to this Section 2.05, shall be immediately transmitted to the Servicer and the Borrower by telecopy.

                  SECTION 2.06 Payments and Computations, Etc. All amounts to be paid or deposited by the Borrower or the Servicer hereunder shall be paid or deposited in accordance with the terms hereof no later than 1:00 P.M. (New York City time) on the day when due in lawful money of the United States in immediately available funds to the Collection Account or such other account as is designated by the Lender. The Borrower shall, to the extent permitted by law, pay to the Agent interest on all amounts not paid or deposited when due hereunder (whether owing by the Borrower or the Servicer) at the Default Funding Rate, payable on demand; provided, however, that such interest rate shall not at any time exceed the maximum rate permitted by applicable law. Such interest shall be for the account of, and distributed by the Agent to, the Lender. Any Obligation hereunder shall not be reduced by any distribution of any portion of Collections if at any time such distribution is rescinded or returned by the Lender to the Borrower or any other Person for any reason. All computations of interest and all computations of Yield, Liquidation Fee and other fees hereunder (including, without limitation, the Fees, the Backup Servicer's Fee and the Servicing Fee) shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

                  (b) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of Yield, interest or any fee payable hereunder, as the case may be.

                  (c) If any Borrowing requested by the Borrower and approved by the Lender and the Agent pursuant to Section 2.02 or any selection of any Fixed Period requested by the Borrower and approved by the Agent pursuant to Section
2.04 is not for any reason whatsoever, except as a result of the gross negligence or wilful misconduct of the Lender and/or the Agent, made or effectuated, as the case may be, on the date specified therefor, the Borrower shall indemnify the Lender against any loss, cost or expense incurred by the Lender (other than any such loss, cost or expense solely due to the gross negligence or willful misconduct of the Lender or the Agent), including, without limitation, any loss (including cost of funds and out-of-pocket expenses), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Lender to fund Loans or maintain Loans during such Fixed Period.

                  SECTION 2.07 Fees. The Borrower shall pay the Lender (either directly or through the Agent) certain fees (the "Fees") in the amounts and on the dates set forth in a fee letter (the "Fee Letter"), dated the date hereof, among SRI, the Borrower, the Agent, and the Lender.

                  (b) All of the Fees payable pursuant to this Section 2.07 (other than the "Structuring Fee" as defined in the Fee Letter) shall be payable solely from amounts available for application pursuant to, and subject to the priority of payment set forth in, Section 2.05.

                  SECTION 2.08 Increased Costs; Capital Adequacy. If, due to either (i) the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to the Agent, the Lender, or any Affiliate, successor or assign thereof (each of which shall be an "Affected Party") of agreeing to make or making, funding or maintaining any Loan, as the case may be, the Borrower shall, from time to time, upon written demand by such Affected Party (with a copy to the Agent), immediately pay to such Affected Party (as a third party beneficiary, in the case of an Affected Party that is not also the Lender hereunder), additional amounts sufficient to compensate such Affected Party for such increased costs.

                  (b) If either (i) the introduction of or any change in or in the interpretation of any law, guideline, rule or regulation, directive or request or (ii) the compliance by any Affected Party with any law, guideline, rule, regulation, directive or request from any central bank or other governmental authority or agency (whether or not having the force of law), including, without limitation, compliance by an Affected Party with any request or directive regarding capital adequacy, has or would have the effect of reducing the rate of return on the capital of any Affected Party as a consequence of its obligations hereunder or arising in connection herewith to a level below that which any such Affected Party could have achieved but for such introduction, change or compliance (taking into consideration the policies of such Affected Party with respect to capital adequacy) by an amount deemed by such Affected Party to be material, then from time to time, within ten days after demand by such Affected Party (which demand shall be accompanied by a statement setting forth the basis of such demand), such Affected Party shall be paid (from Collections pursuant to, and subject to the priority of payment set forth in, Section 2.05) such additional amounts as will compensate such Affected Party for such reduction.

                  (c) In determining any amount provided for in this Section 2.08, the Affected Party may use any reasonable averaging and attribution methods. Any Affected Party making a claim under this Section 2.08 shall submit to the Borrower a certificate setting forth in reasonable detail the computations of such additional or increased costs, which certificate shall be conclusive absent demonstrable error.

                  (d) If, as a result of any event or circumstance similar to those described in Section 2.08(a) or 2.08(b), any Affected Party (that is an Issuer) is required to compensate a bank or other financial institution providing liquidity support, credit enhancement or other similar support to such Affected Party in connection with this Agreement, then, upon demand by such Affected Party, the Borrower shall pay to such Affected Party such additional amount or amounts as may be necessary to reimburse such Affected Party for any amounts paid by it.

                  SECTION 2.09 Collateral Assignment of Agreements. The
Borrower hereby collaterally assigns to the Agent, for the benefit of the Lender, all of the Borrower's right, title and interest in, to and under the Receivables Purchase Agreement and all Certificates of Beneficial Interest, all Assignment Documents, all Pledged Receivables, all Mortgages, and all Acceptable Title Policies related to any Pledged Receivable, all other agreements, documents and instruments comprising Collateral or Applicable Underlying Collateral and all other agreements, documents and instruments evidencing, securing or guarantying any Pledged Receivable and all other agreements, documents and instruments related to any of the foregoing (the "Assigned Documents"). The Borrower confirms and agrees that the Agent (or any designee thereof) shall have, following an Event of Default or an Early Amortization Event, the sole right to enforce the Borrower's rights and remedies under each Assigned Document, but without any obligation on the part of the Agent, the Lender or any of their respective Affiliates to perform any of the obligations of the Borrower under any such Assigned Document. In addition, each of the Servicer and the Borrower confirms and agrees that the Servicer or the Borrower will send to the Agent a notice of (i) any breach of any representation, warranty, agreement or covenant under any such Assigned Document or (ii) any event or occurrence that, upon notice to SRI, or upon the passage of time or both, would constitute such a breach. The Borrower further confirms and agrees that such assignment to the Agent shall terminate upon the Collection Date.

                  SECTION 2.10 Grant of a Security Interest. To secure the prompt and complete payment when due of the Obligations and the performance by the Borrower of all of the covenants and obligations to be performed by it pursuant to this Agreement, the Borrower hereby (i) collaterally assigns and pledges to the Agent, on behalf of the Lender (and its successors and assigns) and (ii) grants a security interest to the Agent, on behalf of the Lender (and its successors and assigns), in all of the following property and interests in property, whether tangible or intangible and whether now owned or existing or hereafter arising or acquired and wheresoever located (collectively, the "Pledged Assets") and all of the Borrower's right, title and interest in, to and under the Pledged Assets:

                  (a) all Receivables purchased by (or purportedly purchased by) the Borrower under the Receivables Purchase Agreement (collectively, the "Pledged Receivables"), together with all Collateral and all Related Security related to the Pledged Receivables, all Collections and other monies due and to become due to the Borrower in respect of any Pledged Receivable and any security therefor received on or after the date such Pledged Receivables were purchased by (or purportedly purchased by) the Borrower under the Receivables Purchase Agreement;

                  (b) the Assigned Documents, including in each case, without limitation, all monies due and to become due to the Borrower under or in connection therewith, and all legal opinions delivered or rendered in connection with any item included in clause (a) above or this clause (b) or any transaction related to any of the foregoing;

                  (c) the Lockbox, the Lockbox Account, the Collection Account, the Sinking Fund Account, and all other bank and similar accounts relating to the collection of Pledged Receivables (whether now existing or hereafter established) and all funds held therein or in such other accounts, and all investments in and all income from the investment of such funds in the Lockbox Account (if any), the Collection Account, the Sinking Fund Account, and such other accounts;

                  (d) the Records relating to any Pledged Receivables;

                  (e) all UCC financing statements filed by the Borrower against SRI under or in connection with the Receivables Purchase Agreement;

                  (f) the Sinking Fund Agreement;

                  (g) all Purchased Rate Caps;

                  (h) all Swap Documents;

                  (i) all Liquidation Proceeds relating to any Pledged Receivables;

                  (j) all Acceptable Environmental Reports and similar environmental reports certified or assigned to the Borrower which are related to Pledged Receivables; and

                  (k) all proceeds of the foregoing property described in clauses (a) through (j) above, including interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for or on account of the sale or other disposition of any or all of the then existing Pledged Assets.

                  SECTION 2.11 Evidence of Debt. The Lender shall maintain an account or accounts evidencing the indebtedness of the Borrower to the Lender resulting from each Loan owing to the Lender from time to time, including the amounts of principal and interest payable and paid to the Lender from time to time hereunder. The entries made in such account(s) of the Lender shall be conclusive and binding for all purposes, absent manifest error.

                  SECTION 2.12 Survival of Representations and Warranties; Repayment Obligations. It is understood and agreed that the representations and warranties set forth in Section 4.01 are made on the date of this Agreement, at the time of the initial Borrowing, and on each Subsequent Borrowing Date and Remittance Date thereafter. If, as a result of the breach of any of the representations and warranties in Section 4.01 or for any other reason there exists or would exist a Borrowing Base Deficiency, the Borrower shall promptly (and, in any case, within one Business Day) prepay to the Agent, for the account of the Lender, the portion of the Loans as is necessary to cure such Borrowing Base Deficiency. The Borrower shall promptly reimburse the Agent and the Lender for any reasonable out-of-pocket expenses incurred by the Agent and the Lender, respectively, in respect of any such prepayment including, without limitation, Liquidation Fees.

                  SECTION 2.13 Release of Pledged Receivables. In connection with the consummation of any Take-Out Securitization, any pay off by the related Obligor or liquidation by the Servicer of any Receivable, or any required repurchase by SRI of Pledged Receivables pursuant to the Receivables Purchase Agreement, the Borrower shall be entitled to obtain the release of any Pledged Receivable subject to any such transaction, pay off, liquidation or repurchase at any time after the date hereof by depositing into an account designated by the Agent the Release Price therefor on any Remittance Date and upon such deposit the Agent shall execute and deliver, within a reasonable period of time and at the sole expense of the Borrower, such documents as the Borrower determines in its reasonable discretion to be necessary to effect such release; provided, that the foregoing release shall only be available if, at the time of the request for such release and after giving effect thereto and the application of the proceeds thereof in accordance with the terms hereof, there shall not be a Borrowing Base Deficiency, an Early Amortization Event or a default under any Transaction Document. The Borrower shall notify the Agent of any Release Price to be paid pursuant to this Section 2.13(a) on the Business Day on which such Release Price shall be paid specifying the Pledged Receivables to be released and the Release Price.

                  (b) The Borrower shall be entitled to obtain the release of any Defaulted Receivable at any time after the date hereof and the Agent shall execute and deliver, within a reasonable period of time and at the sole expense of the Borrower, such documents as the Borrower determines in its reasonable discretion to be necessary to effect such release; provided, that such release shall only be available if, at the time of the request for such release and after giving effect to any such release, there shall not be a Borrowing Base Deficiency, an Early Amortization Event or a default under any Transaction Document.

                  SECTION 2.14 Treatment of Amounts Paid by the Borrower. Amounts paid by the Borrower pursuant to Section 2.13(a) on account of Pledged Receivables shall be treated as payments on Pledged Receivables hereunder.

                  SECTION 2.15 Termination. The Borrower shall not terminate this Agreement or any other Transaction Document or reduce the Borrowing Limit, in each instance, prior to the Facility Maturity Date without the Agent's prior written consent, which consent may be withheld in the Agent's sole discretion.

                  SECTION 2.16 Lockbox Arrangements. No later than the date that any Receivable is Pledged hereunder, the Servicer shall (i) direct and otherwise cause the Obligor obligated under such Receivable to mail payments of all monies due under such Receivable to the Lockbox and (ii) to cause the Lockbox Bank to (A) deposit on each Business Day all payments of Collections received in the Lockbox into the Lockbox Account and (B) to remit all Collections deposited into the Lockbox Account to the Collection Account within one (1) Business Day of the deposit of such Collections into the Lockbox Account. Neither SRI, the Servicer nor the Borrower shall change any payment directions referred to in the previous sentence without the prior written consent of the Agent.

                                  ARTICLE III.

                               CONDITIONS OF LOANS

                  SECTION 3.01 Conditions Precedent to Initial Borrowing. The initial Borrowing hereunder is subject to the conditions precedent that:

                  (a) all acts and conditions (including, without limitation, the obtaining of any necessary regulatory approvals and the making of any required filings, recordings or registrations) required to be done and performed and to have happened prior to the execution, delivery and performance of this Agreement and all related documents and to constitute the same legal, valid and binding obligations, enforceable in accordance with their respective terms, shall have been done and performed and shall have happened in due and strict compliance with all applicable laws;

                  (b) the Agent shall have received on or before the date of such Borrowing the items listed in Schedule I, each in form and substance satisfactory to the Agent and the Lender; and

                  (c) the Sinking Fund Account Agreement shall have been duly executed by each of the parties thereto.

                  SECTION 3.02 Conditions Precedent to All Borrowings. Except as otherwise expressly provided below, each Borrowing (including the initial Borrowing) by the Borrower from the Lender shall be subject to the further conditions precedent that:

                  (a) With respect to any such Borrowing (other than the initial Borrowing), on or prior to the date of such Borrowing, the Servicer shall have delivered to the Agent, in form and substance satisfactory to the Agent, the most recent Monthly Remittance Report required by the terms of Section 6.11(b);

                  (b) With respect to such Borrowing, at least one Business Day prior to the date of such Borrowing, the Servicer shall have delivered to the Agent, in form and substance satisfactory to the Agent, a certificate signed by an officer of the Borrower having responsibility for financial matters of the Borrower which shall demonstrate that, after giving effect to such Borrowing requested by the Borrower, the Facility Amount will not exceed the lesser of the
(i) Borrowing Limit minus the Discount Amount and (ii) the Capital Limit;

                  (c) On the Borrowing Date of such Borrowing, the following statements shall be true, and the Borrower by accepting the amount of such Borrowing shall be deemed to have certified that:

                           (i) the representations and warranties contained in
         Section 4.01 are true and correct in all material respects, before and after giving effect to the Borrowing to take place on such Borrowing Date and to the application of proceeds therefrom, on and as of such day as though made on and as of such date;

                           (ii) no event has occurred and is continuing, or would result from such Borrowing, which constitutes an Early Amortization Event hereunder, or an event that but for notice or lapse of time or both would constitute an Early Amortization Event;

                           (iii) on and as of such day, after giving effect to such Borrowing, the Facility Amount does not exceed the lesser of (x) the Borrowing Limit minus the Discount Amount and (y) the Capital Limit;

                           (iv) (A) the Borrower has delivered to the Agent a timely copy of the Notice of Borrowing and the Notice of Pledge (together with the attached Receivables Schedule) pursuant to Section 2.02, each appropriately completed and executed by the Borrower, (B)
         (1) the Borrower has delivered or caused to have been delivered to the Custodian the Notice of Pledge (together with the attached Receivables Schedule) related to the Receivables being Pledged hereunder on such Borrowing Date and the Receivable File with respect to each Pledged Receivable being Pledged hereunder on such Borrowing Date, (2) the Pledged Receivables being Pledged hereunder on such Borrowing Date are duly endorsed and duly assigned by any Previous Lender to SRI, by SRI to the Borrower and duly endorsed and duly assigned by the Borrower to the Agent and (3) the Mortgages related to each Receivable being Pledged hereunder on such Borrowing Date, assignments thereof by any Previous Lender to SRI, by SRI to the Borrower and assignments thereof by the Borrower to the Agent have all been duly recorded in the appropriate recording offices, and (C) the Custodian has delivered to the Agent by 11:30 A.M.

         (New York City time) on such Borrowing Date, a Collateral Receipt from the Custodian confirming that, inter alia, the Receivable Files received on such Borrowing Date conform with the Receivables Schedule delivered to the Custodian and the Agent on such Borrowing Date;

                           (v) all terms and conditions of the Receivables Purchase Agreement required to be satisfied in connection with the transfer and sale of each Receivable being Pledged hereunder on such Borrowing Date, including, without limitation, the perfection of the Borrower's interests therein shall have been satisfied in full, and all filings (including, without limitation, real property and UCC filings) required to be made by any Person and all actions required to be taken or performed by any Person in any jurisdiction to give the Agent, for the benefit of the Lender, a first priority perfected security interest in such Receivables and the proceeds thereof shall have been made, taken or performed;

                           (vi) the Borrower shall have taken all steps necessary under all applicable law in order to cause a valid, subsisting and enforceable first priority security interest to exist in its favor in the Applicable Underlying Collateral and all other Collateral related to each Receivable (and the proceeds thereof) being Pledged hereunder on such Borrowing Date and immediately prior to the Pledge of such Receivable by the Borrower to the Agent (for the benefit of the Lender), there shall have existed in favor of the Borrower as secured party, a valid, subsisting and enforceable first priority perfected lien in the Applicable Underlying Collateral and all other such Collateral related to such Receivable (and the proceeds thereof), and such security interest is and shall be prior to all other liens upon and security interests in such the Applicable Underlying Collateral and other such Collateral (and the proceeds thereof) that now exist or may hereafter arise or be created;

                           (vii) the Borrower shall have taken all steps necessary under all applicable law in order to cause a valid, subsisting and enforceable first priority ownership interest to exist in its favor in the Pledged Receivable (and the proceeds thereof) related to any Receivable being Pledged hereunder on such Borrowing Date and immediately prior to the Pledge of such Receivable by the Borrower to the Agent (for the benefit of the Lender), there shall have existed in favor of the Borrower as secured party, a valid, subsisting and enforceable first priority ownership interest in the Pledged Receivable (and the proceeds thereof) related to any such Receivable which is and free of all liens and security interests;

                           (viii) the Borrower shall have taken all steps necessary under all applicable law in order to cause to exist in favor of the Agent, for the benefit of the Lender, a valid, subsisting and enforceable first priority perfected lien in (A) the Borrower's perfected security interest in the Applicable Underlying Collateral and all other Collateral (other than the Pledged Receivables) related to each Receivable (and the proceeds thereof) being Pledged hereunder on such Borrowing Date and (B) the Pledged Receivables and any other Pledged Assets related to each Receivable (and the proceeds thereof) being Pledged hereunder on such Borrowing Date, and upon the Pledge of such Receivable by the Borrower to the Agent (for the benefit of the Lender), there shall exist in favor of the Agent (for the benefit of the Lender) as secured party, a valid, subsisting and enforceable first priority perfected security interest in (A) the Borrower's perfected security interest in the Applicable Underlying Collateral and all other Collateral (other than the Pledged Receivables) related to each Receivable (and the proceeds thereof) being Pledged hereunder on such Borrowing Date and (B) the Pledged Receivables and any other Pledged Assets related to each Receivable (and the proceeds thereof) being Pledged hereunder on such Borrowing Date, and such security interest is and shall be prior to all other liens upon and security interests therein that now exist or may hereafter arise or be created; and

                           (ix) each of (A) a Non-Disturbance Arrangement and
         (B) an Opinion of Counsel that such Non-Disturbance Arrangement shall remain in full force and effect notwithstanding the occurrence of a Bankruptcy Event with respect to SRI, the ONS Trust or any of their respective Affiliates, remains in effect in respect of the Pledged Receivables relating to each ONS Interval;

                  (d) All Mortgages related to all Receivables (which were originated in connection with the sales of Fee Simple Intervals) being Pledged hereunder on such Borrowing Date and collateral assignments thereof from SRI to the Borrower, and from the Borrower to the Agent, for the benefit of the Lender shall each have been duly recorded or registered in the Applicable Jurisdiction in accordance with all Applicable Laws. All such Mortgages must have evidence thereon of payment of all required documentary stamps and intangible taxes, if any are required;

                  (e) The Borrower has delivered or caused to have been delivered to the Custodian the Notice of Pledge (together with the attached Receivables Schedule) related to the Receivables being Pledged hereunder on the related Borrowing Date and the Receivable File with respect to each Pledged Receivable being Pledged hereunder on such Borrowing Date;

                  (f) No law or regulation shall prohibit, and no order, judgment or decree of any federal, state or local court or governmental body, agency or instrumentality shall prohibit or enjoin, the making of such Loans by the Lender in accordance with the provisions hereof;

                  (g) After giving effect to such Borrowing, the Sinking Fund Account shall be funded in the amount required under the Sinking Fund Account Agreement;

                  (h) The following statements shall be true:

                           (i) The Borrower has received no notice of any asserted or threatened defense, offset, counterclaim, discount, or allowance in respect of any Pledged Receivables being Pledged hereunder on such Borrowing Date; and

                           (ii) The Borrower has received such additional items as the Agent shall reasonably require, including, without limitation, an aging report and delinquency reports of any Pledged Receivables being Pledged hereunder on such Borrowing Date; and

                  (i) On the date of each Borrowing that is secured, in part or in whole, by Pledged Receivables relating to Units located at a particular Development, the following conditions shall have been satisfied:

                           (i) Title Policies. If such Borrowing is secured, in part or in whole, by Pledged Receivables related in whole or in part to Fee Simple Intervals relating to Units located at such Development, the Agent, for the benefit of the Lender, has been delivered an Acceptable Title Policy.

                           (ii) Background Documents. The Borrower and the Servicer shall have received and approved each of the following:

                                    (A) Subdivision Plat. The approved and
                           recorded subdivision plat for all phases of the Developments in which the Encumbered Intervals are located.

                                    (B) Environmental Report. An Acceptable
                           Environmental Report covering such Development, including all real property which constitutes part of such Development.

                           (iii) Evidence of Insurance. The Borrower and the Servicer have received policies or binders therefor (provided that the Agent shall not be deemed to have knowledge of the contents thereof) of all Acceptable Insurance Policies and endorsements thereto relating to such Development, including but not limited to the Encumbered Intervals. In addition, Borrower and the Servicer have received written evidence that SRI has obtained and is maintaining or has caused the Applicable Timeshare Owners' Association to obtain and maintain all policies of insurance required by and in accordance with the terms of the Credit and Collection Policy hereof and all additional policies of insurance which are customary in the timeshare industry in the Applicable Jurisdiction, together with copies of the most current paid insurance premium invoices for such policies and all other supporting information and documentation.

                           (iv} Applicable Laws. Borrower and the Servicer have received evidence satisfactory to Borrower that all Encumbered Intervals at such Development are and will be in compliance with all applicable zoning, building, and other Applicable Laws in connection with the construction, development, establishment, and operation of such Development and the sale, use, marketing, and occupancy of Units and Intervals thereat.

                  (v) Litigation. Borrower and the Servicer have received evidence satisfactory to Borrower, the Servicer and Lender that there exists no pending bankruptcy, foreclosure, or other material litigation or judgments outstanding against or with respect to such Development, the Person managing such Development or SRI (each a "Material Party"). The term "other material litigation" as used herein shall not include matters in which (i) a Material Party is a plaintiff and no counterclaim is pending; or (ii) Borrower and Agent determine, in their reasonable discretion, that such litigation is immaterial due to settlement, insurance coverage, frivolity, or amount or nature of claim. Borrower shall have obtained an independent search, at Borrower's or SRI's expense, confirming that no such bankruptcy, foreclosure action, or other material litigation or judgment exists.

                  (vi) Code/Other Searches. Borrower and the Servicer have obtained such searches of the applicable public records as they deem necessary under all Applicable Laws to verify that the Borrower has a first and prior perfected lien and security interest covering all of the Applicable Underlying Collateral with respect to Receivables related to such Development.

                  (vii) Taxes and Assessments. Borrower and the Servicer have received copies of the most current tax bills related to the related Development, together with evidence satisfactory to them that all real estate and personal property taxes and assessments owed with respect to such Development by SRI or the Applicable Timeshare Owners' Association, or for which SRI or the Applicable Timeshare Owners' Association is responsible for collection, have been paid except for such taxes as are being disputed in good faith and with respect to which adequate reserves have been established.

                  (viii) Miscellaneous. Such other matters as Lender shall reasonably require.

                  True copies or, to the extent required hereby, originals of all of the above-referenced documents, instruments, forms, opinions, and other materials shall be delivered to the Servicer, either prior to or contemporaneously with Borrower's execution and delivery to the Lender of the Notice of Borrowing with respect to a proposed Loan secured by the Receivables related thereto. The delivery by the Borrower of any Notice of Borrowing shall be deemed to be the Borrower's and the Servicer's written representation and acknowledgment of receipt and approval of each item referred to in the previous sentence which are related to the Receivables being Pledged to secure the Loan being requested pursuant to such Notice of Borrowing.

                  SECTION 3.03 Advances Do Not Constitute a Waiver. No advance of a Loan hereunder shall constitute a waiver of any condition to the Lender's obligation to make such an advance unless such waiver is in writing and executed by the Lender.

                                   ARTICLE IV.

                         REPRESENTATIONS AND WARRANTIES

                  SECTION 4.01 Representations and Warranties of the Borrower and the Servicer. Each of the Servicer and the Borrower (each as to itself) hereby represents and warrants, as of the date hereof, on each Borrowing Date, on each Remittance Date and on the first day of each CP Rollover Fixed Period, as follows:

                  (a) Each Pledged Receivable designated as an Eligible Receivable on any Borrowing Base Certificate, Monthly Remittance Report or Commercial Paper Remittance Report is an Eligible Receivable.

                  (b) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the power and all licenses necessary to own its assets and to transact the business in which it is presently engaged, and is duly qualified and in good standing under the laws of each jurisdiction where its ownership of the Pledged Receivables requires such qualification.

                  (c) The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the power and all licenses necessary to own its assets and to transact the business in which it is presently engaged (which includes servicing Receivables on behalf of third parties and itself), and is duly qualified and in good standing under the laws of each jurisdiction where its servicing of the Pledged Receivables requires such qualification.

                  (d) Each of the Servicer and the Borrower has the power, authority and legal right to make, deliver and perform this Agreement and each of the Transaction Documents to which it is a party and all of the transactions contemplated hereby and thereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and each of the Transaction Documents to which it is a party, and, in the case of the Borrower, to grant to the Agent, for the benefit of the Lender, a first priority perfected security interest in the Pledged Assets on the terms and conditions of this Agreement. This Agreement and each of the Transaction Documents to which the Servicer or the Borrower is a party constitutes the legal, valid and binding obligation of the Servicer and the Borrower, as applicable, enforceable against them in accordance with their respective terms except as the enforceability hereof and thereof may be limited by bankruptcy, insolvency, moratorium, reorganization and other similar laws of general application affecting creditors' rights generally and by general principles of equity (whether such enforceability is considered in a proceeding in equity or at law). No consent of any other party and no consent, license, approval or authorization of, or registration or declaration with, any governmental authority, bureau or agency is required in connection with the execution, delivery or performance by the Borrower or the Servicer of this Agreement or any Transaction Document to which it is a party, or the validity or enforceability of this Agreement or any such Transaction Document or the Pledged Receivables, other than such as have been met or obtained.

                  (e) The execution, delivery and performance of this Agreement, the other Transaction Documents and all other agreements and instruments executed and delivered or to be executed and delivered pursuant hereto or thereto will not (i) create any Adverse Claim on the Pledged Assets other than as contemplated herein or (ii) violate any provision of any existing law or regulation or any order or decree of any court, regulatory body or administrative agency or the certificate of incorporation or by-laws of the Servicer or the Borrower or any mortgage, indenture, contract or other agreement to which the Servicer or the Borrower is a party or by which the Servicer or the Borrower or any property or assets of the Servicer or the Borrower may be bound.

                  (f) Except as set forth on Schedule IV hereto, no litigation or administrative proceeding of or before any court, tribunal or governmental body is presently pending or, to the knowledge of the Servicer and the Borrower, threatened against the Servicer or the Borrower or any properties of the Servicer or the Borrower or with respect to this Agreement (x) which, if adversely determined, could reasonably be expected to have a Material Adverse Effect or (y) which purports to affect the legality, validity or enforceability of this Agreement, any Transaction Document to which the Borrower or Servicer is a party, or any of the other applicable documents forming part of the Pledged Assets.

                  (g) In selecting the Receivables to be Pledged pursuant to this Agreement, no selection procedures were employed which are intended to be adverse to the interests of the Lender.

                  (h) The grant of the security interest in the Pledged Assets by the Borrower to the Agent for the benefit of the Lender pursuant to this Agreement is in the ordinary course of business for the Borrower and is not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction. No such Pledged Assets have been sold, transferred, assigned or pledged by the Borrower to any Person other than the Pledge of such Assets to the Agent, for the benefit of the Lender, pursuant to the terms of this Agreement.

                  (i) The Borrower has no Debt or other indebtedness, other than Debt incurred under (or contemplated by) the terms of this Agreement and the Receivables Purchase Agreement.

                  (j) The Borrower has been formed solely for the purpose of engaging in transactions of the types contemplated by this Agreement and the Receivables Purchase Agreement.

                  (k) No injunction, writ, restraining order or other order of any nature adversely affects the Servicer's or the Borrower's performance of their respective obligations under this Agreement or any Transaction Document to which the Servicer or the Borrower is a party.

                  (l) Each of the Servicer and the Borrower has filed (on a consolidated basis or otherwise) on a timely basis all federal, state and other material tax returns required to be filed, is not liable for taxes payable by any other Person and has paid or made adequate provisions for the payment of all taxes, assessments and other governmental charges due from the Servicer or the Borrower, as applicable. No tax lien or similar adverse claim has been filed, and, to the best of the Servicer's and the Borrower's knowledge, no claim is being asserted, with respect to any such tax, assessment or other governmental charge. Any taxes, fees and other governmental charges payable by the Servicer or the Borrower, as applicable in connection with the execution and delivery of this Agreement and the other Transaction Documents and the transactions contemplated hereby or thereby have been paid, if due, or shall have been paid prior to delinquency.

                  (m) The chief executive office of the Servicer (and the location of the Servicer's records regarding the Pledged Receivables) is located at Dallas, Texas. The chief executive office of the Borrower (and the location of the Borrower's records regarding the Pledged Receivables) is located at Dallas, Texas.

                  (n) Each of the Servicer's and the Borrower's legal names is as set forth in this Agreement; other than as disclosed on Schedule III hereto (as such schedule may be updated from time to by the Agent upon receipt of a notice delivered to the Agent pursuant to Section 6.19), each of the Servicer and the Borrower has not changed its name since its incorporation; each of the Servicer and the Borrower does not have tradenames, fictitious names, assumed names or "doing business as" names other than as disclosed on Schedule III hereto (as such schedule may be updated from time to by the Agent upon receipt of a notice delivered to the Agent pursuant to Section 6.19).

                  (o) Each of the Servicer and the Borrower is solvent and will not become insolvent after giving effect to the transactions contemplated hereby; each of the Servicer and the Borrower is paying its debts as they become due; and each of the Servicer and the Borrower, after giving effect to the transactions contemplated hereby, will have adequate capital to conduct its business.

                  (p) The Borrower has no subsidiaries.

                  (q) The Borrower has given fair consideration and reasonably equivalent value in exchange for the sale of the Pledged Receivables by SRI under the Receivables Purchase Agreement.

                  (r) No Monthly Remittance Report, Borrowing Base Certificate or Commercial Paper Remittance Report (each if prepared by the Borrower or the Servicer, or to the extent that information contained therein is supplied by the Borrower or the Servicer), information, exhibit, financial statement, document, book, record or report furnished or to be furnished by the Borrower or the Servicer to the Agent or the Lender in connection with this Agreement is or will be inaccurate as of the date it is or shall be dated or (except as otherwise disclosed in writing to the Agent or the Lender, as the case may be, at such time) as of the date so furnished, and no such document contains or will contain any material misstatement of fact or omits or shall omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

                  (s) No proceeds of any Loans will be used by the Borrower to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

                  (t) There are no agreements in effect adversely affecting the rights of the Borrower to make, or cause to be made, the grant of the security interest in the Pledged Assets contemplated by Section 2.10.

                  (u) The Borrower is not an "investment company" or an "affiliated person" of or "promoter" or "principal underwriter" for an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended, nor is the Borrower otherwise subject to regulation thereunder.

                  (v) No Event of Default or Unmatured Event of Default has occurred and is continuing.

                  (w) Each of the Pledged Receivables was underwritten and is being serviced in conformance with SRI's, the Servicer's and the Borrower's standard underwriting, credit, collection, operating and reporting procedures and systems (including, without limitation, the Credit and Collection Policy).

                  (x) Each of the Servicer and the Borrower is in compliance with ERISA and has not incurred and does not expect to incur any liabilities (except for premium payments arising in the ordinary course of business) to the Pension Benefit Guaranty Corporation (or any successor thereto) under ERISA.

                  (y) There is not now, nor will there be at any time in the future, any agreement or understanding between the Servicer and the Borrower (other than as expressly set forth herein) providing for the allocation or sharing of obligations to make payments or otherwise in respect of any taxes, fees, assessments or other governmental charges.

                  (z)(i) All filings (including, without limitation, UCC and real property filings) required to be made by any Person and all other actions required to be taken or performed by any Person in any jurisdiction to give the Borrower a first priority perfected lien on all Applicable Underlying Collateral and all other collateral security for all Pledged Receivables and the proceeds thereof have been made, taken or performed; (ii) all filings (including, without limitation, UCC and real property filings) required to be made by any Person and all other actions required to be taken or performed by any Person in any jurisdiction to give the Borrower a first priority perfected ownership interest in all Pledged Receivables and the proceeds thereof have been made, taken or performed; and all filings (including, without limitation, UCC and real property filings) required to be made by any Person and all other actions required to be taken or performed by any Person in any jurisdiction to give the Agent, for the benefit of the Lender, a first priority perfected lien on all Pledged Assets have been made, taken or performed.

                  (aa) There has been no material change made to the Credit and Collection Policy.

                  (bb) Since the date of the financial statements for the period ended June 30, 2000, there has been no material adverse change in the business, operations or financial condition of the Servicer.

                  (cc) The Servicer has directed the Obligor in respect of each Pledged Receivable to make all payments in respect of such Pledged Receivable to the Lockbox.

                  (dd) The Servicer is in compliance with all laws applicable to its business; including, without limitation, all consumer lending laws.

                  (ee) Each Assignment Document (i) has been duly executed and delivered, (ii) is enforceable in accordance with its terms and (iii) has been delivered to the Custodian.

                                   ARTICLE V.

               GENERAL COVENANTS OF THE BORROWER AND THE SERVICER

                  SECTION 5.01 General Covenants. The Borrower will observe all corporate procedures required by its Certificate of Incorporation, Bylaws and the laws of its jurisdiction of incorporation. The Borrower will maintain its corporate existence in good standing under the laws of its jurisdiction of incorporation and will promptly obtain and thereafter maintain qualifications to do business as a foreign corporation in any other state in which it does business and in which it is required to so qualify in accordance with applicable law.

                  (b) The Borrower will at all times ensure that (i) its directors act independently and in its interests, (ii) it shall at all times maintain at least one independent director (x) who is not currently and has not been during the five years preceding the date of this Agreement an officer, director or employee of the Borrower or an Affiliate thereof (other than a limited purpose corporation, business trust, partnership or other entity organized for the purpose of acquiring, financing or otherwise investing, directly or indirectly, in assets or receivables originated, owned or serviced by SRI or an Affiliate thereof), (y) who is not a current or former officer or employee of the Borrower and (z) who is not a stockholder of the Borrower or an Affiliate thereof, (iii) its assets are not commingled with those of SRI or any other Affiliate of the

Borrower, (iv) its board of directors duly authorizes all of its corporate actions, (v) it maintains separate and accurate records and books of account and such books and records are kept separate from those of SRI and any other Affiliate of the Borrower, and (vi) it maintains minutes of the meetings and other proceedings of the stockholders and the board of directors. Where necessary, the Borrower will obtain proper authorization from its shareholders for corporate action.

                  (c) The Borrower will pay its operating expenses and liabilities from its own assets; provided, however, that the Borrower's organizational expenses and the expenses incurred in connection with the negotiation and execution of this Agreement and the other Transaction Documents may be paid by SRI.

                  (d) The Borrower will not have any of its indebtedness guaranteed by SRI or any Affiliate of SRI. Furthermore, the Borrower will not hold itself out, or permit itself to be held out, as having agreed to pay or as being liable for the debts of SRI or any Affiliate of SRI and the Borrower will not engage in business transactions with SRI or any Affiliate of SRI, except on an arm's-length basis. The Borrower will not hold SRI or any Affiliate of SRI out to third parties as other than an entity with assets and liabilities distinct from the Borrower. The Borrower will cause any financial statements consolidated with those of SRI or any Affiliate of SRI to state that the Borrower is a separate corporate entity with its own separate creditors who, in any liquidation of the Borrower, will be entitled to be satisfied out of the Borrower's assets prior to any value in the Borrower becoming available to the Borrower's equity holders. The Borrower will not act in any other matter that could foreseeably mislead others with respect to the Borrower's separate identity.

                  (e) In its capacity as Servicer, SRI will, to the extent necessary, maintain separate records on behalf of and for the benefit of the Agent and the Lender, will act in accordance with instructions and directions, delivered in accordance with the terms hereof, from the Borrower, the Agent and/or the Lender in connection with its servicing of the Pledged Receivables hereunder, and will ensure that, at all times when it is dealing with or in connection with the Pledged Receivables in its capacity as Servicer, it holds itself out as Servicer, and not in any other capacity.

                  (f) The Servicer shall, to the extent required by applicable law, disclose all material transactions associated with this transaction in appropriate regulatory filings and public announcements. The annual financial statements of SRI (including any consolidated financial statements) shall disclose the effects of the transactions contemplated by the Receivables Purchase Agreement as a sale of Receivables and the annual financial statements of the Borrower shall disclose the effects of the transactions contemplated by this Agreement as a loan to the extent required by and in accordance with GAAP.

                  (g) Each of the Servicer and the Borrower shall take all other actions necessary to maintain the accuracy of the factual assumptions set forth in the legal opinion of Mayer, Brown & Platt, special counsel to SRI and the Borrower, issued in connection with the

Receivables Purchase Agreement and relating to the issues of substantive consolidation and true sale of the Pledged Receivables.

                  (h) Except as otherwise provided herein or in any other Transaction Document, neither the Borrower nor the Servicer shall (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any Pledged Receivable, any Collections related thereto or any other Pledged Assets related thereto, or upon or with respect to any account to which any Collections of any Receivable are sent, or assign any right to receive income in respect thereof or
(ii) create or suffer to exist any Adverse Claim upon or with respect to any of the Borrower's assets.

                  (i) The Borrower will not merge or consolidate with, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions), all or substantially all of its assets (whether now owned or hereafter acquired) or acquire all or substantially all of the assets or capital stock or other ownership interest of any Person.

                  (j) The Borrower will not account for or treat (whether in financial statements or otherwise) the transactions contemplated by the Receivables Purchase Agreement in any manner other than the sale of Receivables by SRI to the Borrower.

                  (k) The Borrower will not amend, modify, waive or terminate any terms or conditions of the Receivables Purchase Agreement (including, without limitation, any eligibility criteria thereunder) without the written consent of the Agent (which consent shall not be unreasonably withheld in the case of an amendment curing an ambiguity or correcting any inconsistent provisions of the Receivables Purchase Agreement), and shall perform its obligations thereunder.

                  (l) The Borrower will not amend, modify or otherwise make any change to its Certificate of Incorporation without the consent of the Agent.

                  (m) Neither the Borrower nor the Servicer will make or allow to be made any amendment to the Credit and Collection Policy without the prior written consent of the Agent which would materially negatively impact the collectibility of any Pledged Receivable.

                  (n) If the Borrower or the Servicer receive any Collections, the Borrower or the Servicer, as applicable, will remit such Collections to the Collection Account within two (2) Business Days of the Borrower's or the Servicer's receipt thereof.

                  (o) The Borrower shall deliver or cause to be delivered to the Custodian on or before each Borrowing Date the Receivable File with respect to each Pledged Receivable being Pledged hereunder on such Borrowing Date.

                  (p) The Borrower shall deliver to the Agent on each Purchase Date a copy of the Assignment delivered to it on such Purchase Date.

                  (q) Each of the Servicer and the Borrower shall, at their expense, cooperate and take all actions reasonably requested by the Agent in connection with obtaining a shadow rating with respect to the financing facility provided for hereunder, including, without limitation providing to each of the Rating Agencies all information requested by such Rating Agencies.

                  (r) The Servicer shall provide prompt notice to the Agent of
(i) the occurrence of any Event of Default, Servicer Default or Early Amortization Event or any Unmatured Event of Default or other event that, if it continues uncured, will, with the lapse of time or notice or the lapse of time and notice, constitute a Servicer Default or Early Amortization Event, (ii) any amendment or change to the Credit and Collection Policy, (iii) the commencement of any litigation or administrative proceeding described in Section 4.01(f) in respect of the Servicer or the Borrower or (iv) the revocation of or amendment to any Acceptable Title Policy.

                  (s) Subject to Section 6.14, each of the Servicer and the Borrower shall comply in all material respects with (i) the Credit and Collection Policy and (ii) all material agreements to which it is a party.

                  (t) Neither SRI nor the Borrower shall engage, directly or indirectly, in any line of business other than the businesses in which it is engaged on the date of this Agreement.

                  (u) Each of SRI and the Borrower shall maintain proper and accurate records and books of account.

                  (v) Each of the Servicer and the Borrower shall cause each Obligor to make all payments in respect of Pledged Receivables to the Lockbox.

                  (w) SRI shall at all times have and maintain a Tangible Net Worth in an amount which shall not be less than an amount equal to (A) $140,000,000 plus (B) seventy-five percent (75%) of the aggregate amount of proceeds received by SRI after the date of this Agreement in connection with (1) each issuance by SRI of any class or classes of capital stock after the date of this Agreement and (2) each incurrence of Debt after the date of this Agreement, other than Debt which shall be the most senior Debt of SRI plus (C) fifty percent (50%) of the aggregate amount of net income (calculated in accordance with GAAP) of SRI after the date of this Agreement.

                  (x) Neither SRI nor the Borrower shall, and each of SRI and the Borrower shall cause each of its Affiliates (including, in the case of SRI, the Silverleaf Club) to not, permit the creation of any lien in respect of any of the following:

                           (i) SRI's or the Borrower's or any of their Affiliates' right, title, and interest in all furniture, furnishings, and fixtures of every kind and description (and all improvements and accessions thereto, including, without limitation, the Common

         Furnishings, if any,) located in or on or used in connection with any Encumbered Interval;

                           (ii) SRI's or the Borrower's or any of their Affiliates' right, title, and interest in all other agreements to which any of SRI, the Borrower or any of their Affiliates is or becomes a party or holds any interest and which in any way relate to the use, occupancy, maintenance, or enjoyment of any Encumbered Intervals or Personal Property, including, but not limited to, utility contracts, maintenance agreements, management agreements, service contracts, and any agreement guaranteeing the performance of the obligations contained in any of the foregoing agreements;

                           (iii) SRI's or the Borrower's right, title, and interest in and to any and all easements, contracts, leasehold interests (whether as lessor or lessee), permits, licenses, and approvals in respect of all or any portion of a Development; and

                           (iv) SRI's or the Borrower's right, title, and interest in and to any rights inuring to an Obligor related to easements, leasehold interests (whether as lessor or lessee), franchises, permits, approvals, licenses, facilities, and amenities on, affecting, or appurtenant to the Developments and rights to occupy, use, and enjoy any such facilities or amenities and any Encumbered Intervals.

                                   ARTICLE VI.

                 ADMINISTRATION AND SERVICING; CERTAIN COVENANTS

                  SECTION 6.01 Appointment and Designation of the Servicer. The Borrower, the Lender and the Agent hereby appoint the Person designated by the Agent from time to time (with the approval of the Lender) pursuant to this
Section 6.01 (the "Servicer"), as their agent to service, administer and collect the Pledged Receivables and otherwise to enforce their respective rights and interests in and under the Pledged Receivables and the other Pledged Assets. Subject to Section 6.14, the Servicer shall collect such Pledged Receivables under the conditions referred to above by means of the collection procedures as set forth in the Credit and Collection Policy, to the extent consistent with the provisions of this Article VI. The Servicer's authorization under this Agreement shall terminate on the Collection Date. Until the Agent gives notice to the Borrower of a designation of a new Servicer upon the occurrence and during the continuance of any Servicer Default, or consents to the appointment by the Borrower of a new Servicer, SRI is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof at all times until the earlier of the Agent's designation of a new Servicer upon the occurrence and during the continuance of any Servicer Default, the delivery by the Agent of its consent to the appointment by the Borrower of a new Servicer or the Collection Date. Upon the occurrence and during the continuance of any Servicer Default, the Agent may at any time (with the approval of the Lender) designate as Servicer any Person to succeed SRI or any successor Servicer, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Servicer pursuant to the terms


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hereof. Each of the Borrower and SRI hereby grants to any successor Servicer an irrevocable power of attorney and license to take any and all steps in the Borrower's, SRI's or the Servicer's name, as applicable, and on behalf of the Borrower or SRI, necessary or desirable, in the determination of such successor Servicer, to service, administer or collect any and all Pledged Receivables.

                  (b) The Servicer is hereby authorized to act for the Borrower and the Agent and in such capacity shall manage, service, administer and make collections on the Pledged Receivables, and perform the other actions required by the Servicer under this Agreement for the benefit of the Agent and the Lender. The Servicer agrees that its servicing of the Pledged Receivables shall be carried out in accordance with customary and usual procedures of institutions which service comparable receivables and, to the extent more exacting, the degree of skill and attention that the Servicer exercises from time to time with respect to all comparable receivables that it services for itself or others (and in the case of SRI, in accordance with the Credit and Collection Policy) and, to the extent more exacting, the requirements of this Article VI. The Servicer's duties shall include, without limitation, collection and posting of all payments, responding to inquiries of Obligors on the Pledged Receivables, investigating delinquencies, sending payment statements or payment books to Obligors, reporting any required tax information to Obligors, policing the collateral, complying with the terms of the Lockbox Agreement, accounting for collections, furnishing monthly and annual statements to the Agent with respect to distributions and performing the other duties specified herein.

                  (c) To the extent consistent with the standards, policies and procedures otherwise required hereby, the Servicer shall have full power and authority, acting alone, to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable. The Servicer is authorized to release Liens on Intervals in order to collect insurance and condemnation proceeds with respect thereto and to liquidate such Intervals in accordance with its customary standards, policies and procedures; provided, however, that notwithstanding the foregoing, the Servicer shall not, (i) except pursuant to an order from a court of competent jurisdiction, release an Obligor from payment of any unpaid amount under any Pledged Receivable or (ii) waive the right to collect the unpaid balance of any Pledged Receivable from such Obligor, except that, subject to Section 6.02(a), the Servicer may forego collection efforts if the amount which the Servicer, in its reasonable judgment, expects to realize in connection with such collection efforts is determined by the Servicer in its reasonable judgment to be less than the reasonably expected costs of pursuing such collection efforts, and if the Servicer would forego such collection efforts in accordance with its customary procedures. The Servicer is hereby authorized to commence, in its own name or in the name of the Borrower, the Agent or the Lender (provided that if the Servicer is acting in the name of the Borrower, the Agent or the Lender, the Servicer shall have obtained the Borrower's, the Agent's or the Lender's consent, as the case may be, which consent shall not be unreasonably withheld), a legal proceeding to enforce a Pledged Receivable or to commence or participate in any other legal proceeding (including, without limitation, a bankruptcy proceeding) relating to or involving a Pledged Receivable, an Obligor or an Interval. If the Servicer commences or participates in such a legal proceeding in its own name, the Borrower, the Agent or the Lender, as the case may be,


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shall thereupon be deemed to have automatically assigned such Pledged Receivable to the Servicer solely for purposes of commencing or participating in any such proceeding as a party or claimant, and the Servicer is authorized and empowered by the Borrower, the Agent or the Lender, as the case may be, to execute and deliver in the Servicer's name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceeding. The Borrower, the Agent or the Lender, as the case may be, shall furnish the Servicer with any powers of attorney and other documents which the Servicer may reasonably request in writing and which the Servicer deems necessary or appropriate and take any other steps which the Servicer may deem necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

                  (d) The Servicer shall not resign from the obligations and duties hereby imposed on it hereunder except upon determination that (i) the performance of its duties hereunder is no longer permissible under applicable law and (ii) there is no reasonable action which can be taken to make the performance of its duties hereunder permissible under applicable law. Any such determination permitting the resignation of the Servicer pursuant to clause (i) of the previous sentence hereof shall be evidenced by an Opinion of Counsel to such effect delivered to the Agent. Unless otherwise required by applicable law, no such resignation shall be effective until a successor Servicer designated by the Agent and the Lender shall have assumed the responsibilities and obligations of the Servicer hereunder.

                  SECTION 6.02 Collection of Receivable Payments; Modification and Amendment of Receivables. Consistent with the standards, policies and procedures required by this Agreement, the Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Pledged Receivables as and when the same shall become due, and shall follow such collection procedures as it follows with respect to all comparable receivables that it services for itself or others (or that it formerly serviced for itself or others) and otherwise act with respect to the Pledged Receivables and the applicable Acceptable Title Policy in such manner as will, in the reasonable judgment of the Servicer, maximize the amount to be received by the Borrower and the Lender with respect thereto.

                  (b) The Servicer may at any time agree to a modification or amendment of a Pledged Receivable in order to re-amortize the scheduled payments on the Pledged Receivable following a partial prepayment of principal but the Servicer may not grant payment extensions on a Pledged Receivable or permit any other modifications or amendments to a Pledged Receivable except as may be permitted by the Credit and Collection Policy; provided that a Pledged Receivable may only be Modified or Downgraded if it has not previously been Modified or Downgraded since its origination.

                  (c) The Servicer shall remit all payments by or on behalf of the Obligors received directly by the Servicer to the Collection Account, without deposit into any intervening account as soon as practicable, but in no event later than two (2) Business Days after receipt thereof.


                                       65
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                  SECTION 6.03 Realization Upon Receivables. Subject to the
provisions of Section 2.13 and consistent with the standards, policies and procedures required by this Agreement, the Servicer shall use its best efforts to foreclose upon (or otherwise comparably convert the ownership of) and liquidate any Interval or other Collateral securing a Pledged Receivable with respect to which the Servicer has determined that payments thereunder have ceased and are not likely to be resumed, as soon as is practicable after default on such Pledged Receivable but in no event later than thirty (30) days after such determination or an earlier date that would be customary under the circumstances involved and, in any case, in a manner as will, in the reasonable judgment of the Servicer, maximize the amount to be received by the Borrower and the Lender with respect thereto; provided that in the case of the foreclosure upon any Interval or other Collateral securing a Pledged Receivable by the Backup Servicer, such Backup Servicer shall take such action only upon the direction of the Agent. The Servicer is authorized to follow such customary practices and procedures as it shall deem necessary or advisable, consistent with the standard of care required by Section 6.01, which practices and procedures may include selling the related Interval or other Collateral at public or private sale, the submission of claims under an Acceptable Title Policy, if applicable, and other actions by the Servicer in order to realize upon such Pledged Receivable. In the event the Servicer elects to liquidate at a public or private sale any Interval or Intervals foreclosed upon or otherwise reacquired on behalf of the Borrower from Obligors of Defaulted Receivables, SRI shall not be precluded from bidding on such Intervals so long as SRI pays an amount equal to the net fair market value of such Intervals, as determined by the next following sentence of this Section 6.03; provided that SRI shall only be permitted to bid on such Intervals if, at such time, there shall not be a Borrowing Base Deficiency, an Early Amortization Event or a default under any Transaction Document. In this regard, the Servicer shall establish, from time to time, a net value for Intervals so liquidated based upon such market data as Servicer deems relevant; provided that in no event will the Liquidation Proceeds derived from an Interval acquired by SRI at public or private sale be less than fifteen percent (15%) of the original acquisition price paid for the Interval by the Obligor under the Defaulted Receivable associated with the Interval. The foregoing is subject to the provision that, in any case in which the related Unit shall have suffered damage, the Servicer shall not expend funds in connection with any repair or towards the foreclosure of such Interval unless it shall determine in its discretion that such repair and/or foreclosure shall increase the proceeds of liquidation of the related Pledged Receivable by an amount greater than the amount of such expenses. All Liquidation Proceeds shall be remitted directly by the Servicer to the Collection Account without deposit into any intervening account as soon as practicable, but in no event later than two (2) Business Days after receipt thereof. The Servicer shall pay on behalf of the Borrower any personal property taxes assessed on foreclosed Intervals, and the Servicer shall be entitled to reimbursement of any such tax as a Servicer Advance.


                  SECTION 6.04 Insurance Regarding Intervals. Without limiting the effect of any other provision hereof, the Servicer shall monitor the status of the Acceptable Title Policies related to the Pledged Receivables in accordance with the Credit and Collection Policy and its customary servicing procedures. If the Servicer shall determine that SRI has failed to obtain or maintain Acceptable Title Policies covering all Mortgages securing all Pledged


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


Receivables related to Fee Simple Intervals, the Servicer shall take all necessary steps to ensure that SRI obtains such Acceptable Title Policy.

                  (b) The Servicer may and, upon the request of the Agent, shall sue to enforce or collect upon the Acceptable Title Policies, in its own name, if possible, or as agent of the Borrower, the Agent and the Lender. If the Servicer elects to commence a legal proceeding to enforce an Acceptable Title Policy, the act of commencement shall be deemed to be an automatic assignment of the rights of the Borrower, the Agent and the Lender under such Acceptable Title Policy to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce an Acceptable Title Policy on the grounds that it is not a real party in interest or a holder entitled to enforce the Acceptable Title Policy, the Borrower shall take such steps as the Servicer deems necessary to enforce such Acceptable Title Policy, including bringing suit in its name.

                  SECTION 6.05 Maintenance of Security Interests in Intervals. If the Borrower has failed to, the Servicer shall take all steps necessary under all applicable law in order to cause a valid, subsisting and enforceable first priority security interest to exist in the Borrower's favor in the Applicable Underlying Collateral and all other Collateral (other than the Pledged Receivables) related to each Receivable (and the proceeds thereof) being Pledged hereunder on any Borrowing Date and immediately prior to the Pledge of such Receivable by the Borrower to the Agent (for the benefit of the Lender), there shall have existed in favor of the Borrower as secured party, a valid, subsisting and enforceable first priority perfected lien in the Applicable Underlying Collateral and all other such Collateral related to such Receivable (and the proceeds thereof), and such security interest is and shall be prior to all other liens upon and security interests in such Applicable Underlying Collateral and other such Collateral (and the proceeds thereof) that now exist or may hereafter arise or be created.

                  (b) If the Borrower has failed to, the Servicer shall take all steps necessary under all applicable law in order to cause a valid, subsisting and enforceable first priority ownership interest to exist in the Borrower's favor in the Pledged Receivable (and the proceeds thereof) related to any Receivable being Pledged hereunder on any Borrowing Date and immediately prior to the Pledge of such Receivable by the Borrower to the Agent (for the benefit of the Lender), there shall have existed in favor of the Borrower as secured party, a valid, subsisting and enforceable first priority ownership interest in the Pledged Receivable (and the proceeds thereof) related to any such Receivable which is and free of all liens and security interests.

                  (c) If the Borrower has failed to, the Servicer shall take all steps necessary under all applicable law in order to cause to exist in favor of the Agent, for the benefit of the Lender, a valid, subsisting and enforceable first priority perfected lien in (A) the Borrower's perfected security interest in the Applicable Underlying Collateral and all other Collateral (other than the Pledged Receivables) related to each Receivable (and the proceeds thereof) being Pledged hereunder on such Borrowing Date and (B) the Pledged Receivables and any other Pledged Assets related to each Receivable (and the proceeds thereof) being Pledged hereunder on


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any Borrowing Date, and upon the Pledge of such Receivable by the Borrower to the Agent (for the benefit of the Lender), there shall exist in favor of the Agent (for the benefit of the Lender) as secured party, a valid, subsisting and enforceable first priority perfected security interest (A) the Borrower's first priority perfected security interest in the Applicable Underlying Collateral and all other Collateral (other than the Pledged Receivables) related to each Receivable (and the proceeds thereof) being Pledged hereunder on such Borrowing Date and (B) the Pledged Receivables and any other Pledged Assets related to each Receivable (and the proceeds thereof) being Pledged hereunder on such Borrowing Date, and such security interest is and shall be prior to all other liens upon and security interests therein that now exist or may hereafter arise or be created.

                  SECTION 6.06 Pledged Receivable Receipts. The Servicer shall promptly make a deposit or cause the Borrower or any Affiliate thereof to make a deposit into the Collection Account in an amount equal to the Collections received or made by or on behalf of it, the Borrower or any Affiliate thereof, as the case may be, within two (2) Business Days of receiving any such Collections.

                  SECTION 6.07 Unidentified Payments; Lender's Right of Presumption. The Borrower agrees and consents that the Servicer and/or the Agent may apply any payment it receives (or any such payment the Servicer deposits into the Collection Account) from an Obligor to any Loan secured by a Pledged Receivable if the Servicer and/or the Agent is unable in good faith to determine whether such payment from an Obligor relates to such Pledged Receivable; provided that each of the Borrower, the Agent and the Lender agrees that any payment it receives (or any such payment the Servicer deposits into the Collection Account) from an Obligor which is specifically identifiable as a payment in respect of any dues, fees or other charges payable by the related Obligor in connection with the ownership and/or use of the related Interval shall be paid to SRI.


                  SECTION 6.08 No Rights of Withdrawal. Until the Collection Date, the Borrower shall have no rights of direction or withdrawal with respect to amounts held in the Collection Account, the Lockbox Account or the Lockbox, except as provided for herein.

                  SECTION 6.09 Permitted Investments. The Borrower shall, pursuant to written instruction, direct the Agent's Bank (and if the Borrower fails to do so, the Agent may, pursuant to written instruction, direct the Agent's Bank) to invest, or cause the investment of, funds on deposit in the Collection Account, in Permitted Investments, from the date of this Agreement until the Collection Date. Absent any such written instruction, the Agent's Bank shall invest, or cause the investment of, such funds in Permitted Investments described in clause (e) of the definition thereof. A Permitted Investment acquired with funds deposited in the Collection Account shall mature not later than the Business Day immediately preceding the last day of the next ending Fixed Period, and shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be registered in the name of the Agent (in its capacity as such) or its nominee for the benefit of the Lender. All income and gain realized from any such investment as well as any interest earned on deposits in the Collection Account shall be


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distributed in accordance with the provisions of Article II hereof. The Servicer shall deposit in the Collection Account (with respect to investments made hereunder of funds held therein), an amount equal to the amount of any actual loss incurred in respect of any such investment immediately upon realization of such loss. Neither the Agent's Bank nor the Agent shall be liable for the amount of any loss incurred in respect of any investment, or lack of investment, of funds held in the Collection Account.

                  SECTION 6.10 Servicing Compensation. As compensation for its activities hereunder, the Servicer shall be entitled to be paid the Servicing Fee from the Collection Account as provided in Section 2.05(c). Subject to
Section 6.14, the Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor, except with respect to reasonable expenses of the Servicer incurred in connection with the foreclosure and disposition of any Interval (which the Servicer may retain from the proceeds of the disposition of such Interval) and any Servicer Advances made by the Servicer pursuant hereto. The Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all the Servicer's responsibilities and obligations under this Agreement.

                  SECTION 6.11 Reports to the Agent; Account Statements; Servicing Information. The Borrower will deliver to the Agent (i) on the Early Amortization Commencement Date, a report identifying the Pledged Receivables (and any information with respect thereto requested by the Agent) on the day immediately preceding the Early Amortization Commencement Date and (ii) upon the Agent's reasonable request and upon reasonable notice, on any other Business Day, a report identifying the Pledged Receivables (and any information with respect thereto reasonably requested by the Agent) on such day.

                  (b) On the tenth day of each calendar month or, if such day is not a Business Day, the immediately preceding Business Day, the Servicer shall prepare and deliver or have delivered to the Agent for the Lender, (i) a Monthly Remittance Report and any other information reasonably requested by the Agent relating to all Pledged Receivables (including if requested, a Computer Tape or Listing), all information in the Monthly Remittance Report (including, without limitation, the calculation of Weighted Average APR, the Default Rate, the Delinquency Rate and the Excess Spread Rate) and all other such information to be accurate as of the last day of the immediately preceding Remittance Period and (ii) in an electronic format mutually acceptable to the Servicer and the Agent, all information reasonably requested by the Agent relating to all Pledged Receivables. If any Monthly Remittance Report indicates the existence of a Borrowing Base Deficiency, the Borrower shall on the date of delivery of such Monthly Remittance Report prepay to the Agent, for the account of the Lender, a portion of the Loans as is necessary to cure such Borrowing Base Deficiency (or otherwise cure such Borrowing Base Deficiency).

                  (c) By no later than 1:00 P.M. (New York City time) on the Business Day immediately preceding a Borrowing, the Servicer shall also prepare and deliver to the Agent for the Lender a Borrowing Base Certificate containing information accurate as of the date of


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


delivery of such Borrowing Base Certificate. If any Borrowing Base Certificate indicates the existence of a Borrowing Base Deficiency, the Borrower shall on the date of delivery of such Borrowing Base Certificate prepay to the Agent, for the account of the Lender, a portion of the Loans as is necessary to cure such Borrowing Base Deficiency (or otherwise cure such Borrowing Base Deficiency).

                  (d) On the Business Day immediately preceding the last day of each Fixed Period, the Servicer shall prepare and deliver or have delivered to the Agent for the Lender, a Commercial Paper Remittance Report containing information accurate as of the date of delivery of such Commercial Paper Remittance Report.

                  (e) On the tenth day of each calendar month or, if such day is not a Business Day, the immediately preceding Business Day (each such day, a "Backup Servicer Delivery Date"), the Servicer shall prepare and deliver or have delivered to the Backup Servicer, (i) a Monthly Remittance Report in respect of the immediately-preceding Remittance Period and (ii) a computer tape or a diskette or any other electronic transmission in a format acceptable to the Backup Servicer containing the information with respect to the Pledged Receivables during such Remittance Period which was necessary for preparation of such Monthly Remittance Report.

                  (f) The Borrower shall deliver to the Agent all reports it receives pursuant to the Receivables Purchase Agreement within one (1) Business Day of the receipt thereof.

                  SECTION 6.12 Statements as to Compliance; Financial Statements. The Servicer shall deliver to the Agent, the Borrower and the Lender on or before January 15 of each year, beginning with January 15, 2001, an Officers Certificate stating, as to each signatory thereof, that (x) a review of the activities of the Servicer during the preceding calendar year (or the portion thereof commencing on the date of this Agreement, in the case of the calendar year ending December 31, 2000) and of its performance under this Agreement has been made under such officer's supervision, and (y) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement throughout such calendar year (or portion thereof, as the case may be) or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and the action being taken to cure such default.

                  (b) The Servicer shall, at its expense, cause Deloitte & Touche or another firm of independent certified public accountants reasonably acceptable to the Agent (the "Independent Accountants"), who may also render other services to the Servicer or to the Borrower to deliver to the Borrower and the Agent, on or before March 31 of each year, beginning on March 31, 2001, with respect to the twelve (12) months ended the immediately preceding December 31, a statement (the "Accountants' Report") addressed to the Board of Directors of the Servicer and to the Agent, to the effect that such firm has performed procedures to be agreed upon by the Servicer and the Agent, solely to assist with evaluating compliance with the Borrowing Base Certificates, Monthly Remittance Reports and Commercial Paper Remittance Reports prepared by the Servicer during the twelve (12) months ended the immediately preceding December 31


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


and that such agreed upon procedures were performed in accordance with standards established by the American Institute of Certified Public Accountants. The Accountants' Report shall further state that (i) it performed procedures in accordance with such agreed upon procedures; (ii) except as disclosed in the Accountant's Report, no exceptions or errors in the Borrowing Base Certificates, Monthly Remittance Reports and Commercial Paper Remittance Reports examined were found. The Accountants' Report shall also indicate that the firm is independent of the Borrower and the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

                  (c) As soon as available and no later than forty-five (45) days after the end of each calendar quarter in each fiscal year of SRI, SRI shall deliver to the Lender and the Agent two copies of:

                           (i) a consolidated and consolidating balance sheet of SRI and its consolidated subsidiaries (excluding the Borrower) as of the end of such calendar quarter setting forth in comparative form the corresponding figures for the most recent year-end for which an audited balance sheet has been prepared, which such balance sheet shall be prepared and presented in accordance with, and provide all necessary disclosure required by, GAAP and shall be accompanied by a certificate signed by the financial vice president, treasurer, chief financial officer or controller of SRI stating that such balance sheet presents fairly the financial condition of the companies being reported upon and has been prepared in accordance with GAAP consistently applied; and

                           (ii) consolidated and consolidating statements of income, stockholders' equity and cash flow of SRI and its consolidated subsidiaries (excluding the Borrower) for such calendar quarter, in each case and for the portion of the fiscal year ending with such calendar quarter setting forth in comparative form the corresponding figures for the comparable period one year prior thereto (subject to normal year-end adjustments), which such statements shall be prepared and presented in accordance with, and provide all necessary disclosure required by, GAAP and shall be accompanied by a certificate signed by the financial vice president, treasurer, chief financial officer or controller of SRI, stating that such financial statements present fairly the financial condition and results of operations of the companies being reported upon and have been prepared in accordance with GAAP consistently applied.

                  (d) As soon as available and no later than ninety (90) days after the end of each fiscal year of SRI, SRI shall deliver to the Lender and the Agent two copies of:

                           (i) a consolidated and consolidating balance sheet of SRI and its consolidated subsidiaries (excluding the Borrower), all as of the end of the fiscal year, setting forth in comparative form the figures for the previous fiscal year and accompanied by an opinion of the Independent Accountants stating that such balance sheet presents fairly the financial condition of the companies being reported upon and has been prepared


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


         in accordance with GAAP consistently applied (except for changes in application in which such accountants concur); and

                           (ii) consolidated and consolidating statements of income, stockholders' equity and cash flow of SRI and its consolidated subsidiaries (excluding the Borrower), for such fiscal year; in each case setting forth in comparative form the figures for the previous fiscal year and accompanied by an opinion of the Independent Accountants stating that such financial statements present fairly the financial condition of the companies being reported upon and have been prepared in accordance with GAAP consistently applied (except for changes in application in which such accountants concur).

                  (e) As soon as available and no later than ninety (90) days after the end of each fiscal year of the Borrower, SRI shall deliver to the Lender and the Agent two copies of:

                           (i) a balance sheet of the Borrower, as of the end of the fiscal year, setting forth in comparative form the figures for the previous fiscal year and accompanied by an opinion of the Independent Accountants stating that such balance sheet presents fairly the financial condition of the Borrower and has been prepared in accordance with GAAP consistently applied (except for changes in application in which such accountants concur);

                           (ii) statements of income, stockholders' equity and cash flow of the Borrower for such fiscal year; setting forth in comparative form the figures for the previous fiscal year and accompanied by an opinion of the Independent Accountants stating that such financial statements present fairly the financial condition of the Borrower and have been prepared in accordance with GAAP consistently applied (except for changes in application in which such accountants concur); and

                           (iii) any reports or filings made by SRI to or with the United States Securities and Exchange Commission.

                  SECTION 6.13 Access to Certain Documentation; Obligors. The Lender or the Agent (and their respective agents or professional advisors) shall at the expense of the Borrower, have the right under this Agreement, once during each calendar year, upon reasonable prior notice to the Servicer, to examine and audit, during business hours or at such other times as might be reasonable under applicable circumstances, any and all of the books, records, or other information of the Servicer, or held by another for the Servicer or on its behalf, concerning this Agreement. The Lender and the Agent (and their respective agents and professional advisors) shall treat as confidential any information obtained during such examination which is not already publicly known or available; provided, however, the Lender or the Agent may disclose such information if required to do so by law or by any regulatory authority. Without limitation of the foregoing, the Servicer and the Borrower acknowledge and agree that at least four (4) times during each calendar year the Agent (and its respective agents or


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


professional advisors) shall, at the Agent's own expense, upon reasonable prior notice to the Servicer and the Borrower, examine and audit, during business hours or at such other times as might be reasonable under applicable circumstances, any and all of the books, records or other information of the Servicer and/or the Borrower or held by another for the Servicer and/or the Borrower or on its behalf concerning this Agreement and compliance therewith.

                  (b) The Lender or the Agent (and their respective agents or professional advisors) shall, at their own expense, have the right under this Agreement to, not more frequently than once each calendar quarter, contact the Obligors with respect to any Receivables which are Pledged hereunder in order to procure such information related to such Obligors and the related Receivables as the Lender or the Agent deems reasonable under the circumstances. The Servicer and the Borrower hereby agree to cooperate with the Lender and the Agent (and their respective agents or professional advisors) in connection with any attempt thereby to contact any such Obligor and shall provide to the Lender and the Agent such information as is needed in order to facilitate such contact. The Lender and the Agent (and their respective agents and professional advisors) shall treat as confidential any information obtained during any such contact with any such Obligor which is not already publicly known or available; provided, however, the Lender or the Agent (and their respective agents or professional advisors) may disclose such information if required to do so by law or by any regulatory authority.

                  SECTION 6.14 Backup Servicer. If a Servicer Default shall occur and is continuing, then the Agent may, by notice to the Servicer, the Borrower and the Backup Servicer, terminate all of the rights and obligations of the Servicer under this Agreement. Upon the delivery to the Servicer and the Backup Servicer of such notice, all authority and power of the Servicer under this Agreement, whether with respect to the Pledged Assets or otherwise, shall pass to and be vested in the Backup Servicer pursuant to and under this Section, and, without limitation, the Backup Servicer is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination or to perform the duties of the Servicer under this Agreement. The Servicer agrees to cooperate with the Agent and the Backup Servicer in effecting the termination of the Servicer's responsibilities and rights hereunder, including, without limitation, notification to the Obligors of the assignment of the servicing function, providing the Backup Servicer with all records, in electronic or other form, reasonably requested by it to enable the Backup Servicer to assume the servicing functions hereunder and the transfer to the Backup Servicer for administration by it all cash amounts which at the time should be or should have been deposited by the Servicer in the Collection Account or thereafter be received by the Servicer with respect to the Pledged Receivables. Neither the Agent nor the Backup Servicer shall be deemed to have breached any obligation hereunder as a result of a failure to make or delay in making any distribution as and when required hereunder caused by the failure of the Servicer to remit any amounts received by it or to deliver any documents held by it with respect to the Pledged Assets.


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


                  The Backup Servicer's Fees and other expenses of the Backup Servicer reimbursable hereunder for any successor Servicer shall be paid out of Collections as set forth in Section 2.05(c) on and after the date, if any, that the Backup Servicer assumes the responsibilities of the Servicer pursuant to this Section. The Backup Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor, except with respect to reasonable out-of-pocket expenses of the Backup Servicer incurred in connection with (i) the foreclosure and disposition of any Interval in excess of the costs associated with the taking back of the deed relating to such Interval in lieu of foreclosure and (ii) enforcing or collecting upon Acceptable Title Policies.

                  Any obligations of SRI hereunder other than in its capacity as Servicer shall continue in effect notwithstanding SRI's termination as Servicer.

                  On and after the time the Servicer receives a notice of termination pursuant to this Section 6.14, the Backup Servicer shall be (and the Backup Servicer hereby agrees to be) the successor in all respects to the Servicer in its capacity as Servicer under this Agreement and the transactions set forth or provided for herein and shall have all the rights and powers and be subject thereafter to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof; provided, however, that any failure to perform such duties or responsibilities caused by the Servicer's failure to provide information required by this Section 6.14 shall not be considered a default by the Backup Servicer hereunder. The Backup Servicer shall have (i) no liability with respect to any obligation which was required to be performed by the terminated Servicer prior to the date that the Backup Servicer becomes the successor to the Servicer or any claim of a third party based on any alleged action or inaction of the terminated Servicer, (ii) no obligation to perform any repurchase or advancing obligations, if any, of the Servicer, (iii) no obligation to pay any taxes required to be paid by the Servicer (provided that the Backup Servicer shall pay any income taxes for which it is liable), (iv) no obligation to pay any of the fees and expenses of any other party to the transactions contemplated hereby, (v) no liability or obligation with respect to any Servicer indemnification obligations of any prior Servicer, including the original Servicer and (vi) no obligation, when the Backup Servicer is Wells Fargo, to comply with the collection procedures set forth in the Credit and Collection Policy, but rather shall service the Pledged Receivables in accordance with the provisions of Section 6.01(b). The indemnification obligations of the Backup Servicer, upon becoming a successor Servicer, are expressly limited to those arising on account of its failure to act in good faith and with reasonable care under the circumstances. In addition, the Backup Servicer shall have no liability relating to the representations and warranties of the Servicer contained in Article IV. Notwithstanding the above, the Agent may, if the Backup Servicer shall be unwilling to so act, or shall, if the Backup Servicer is unable to so act, or if the Lender so requests in writing to the Agent, appoint itself, or appoint any established servicing institution acceptable to the Agent, as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. Pending appointment of a successor to the Servicer hereunder, and after the Agent notifies the Servicer to discontinue performing servicing functions under this Agreement, the Backup Servicer (or the Agent if there is no Backup Servicer) shall act in such capacity as hereinabove provided. In connection with


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


such appointment and assumption, the Agent may make such arrangements for the compensation of such successor out of payments on Pledged Receivables as it and such successor shall agree; provided, however, that, except as provided herein, no such compensation shall be in excess of that permitted the Servicer hereunder, unless otherwise agreed to by the Lender. The Borrower, the Agent and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

                  The Backup Servicer may perform any of its duties hereunder either directly or through an agent reasonably acceptable to the Agent provided that the Backup Servicer shall be responsible to the other parties to this Agreement for the performance of any such agent and such appointment shall in no way affect the primary performance obligation of the Backup Servicer hereunder to the other parties to this Agreement.

                  Prior to each Remittance Date, the Backup Servicer shall compare the information on the computer tape or diskette (or other means of electronic transmission acceptable to the Backup Servicer) most recently delivered to the Backup Servicer by the Servicer pursuant to Section 6.11(e) to the Monthly Remittance Report most recently delivered to the Backup Servicer by the Servicer pursuant to Section 6.11(e) and shall:

                  (a) confirm that such Monthly Remittance Report is complete on its face;

                  (b) confirm the Remittance Date distributions to be made on the next Remittance Date pursuant to Section 2.05(c) hereof.

                  (c) verify the mathematical accuracy of the following fields on such Monthly Remittance Report: (i) "Net Eligible Receivables Balance," (ii) "Delinquency Rate," (iii) "Default Rate," (iv) "Excess Spread Rate" and (v) "Weighted Average APR;" and

                  (d) deliver to the Agent a certification letter with respect to the above substantially in the form of Exhibit E hereto on or before such Remittance Date.

                  In the event of any discrepancy between the information set forth in subparagraphs (b) or (c) above as calculated by the Servicer from that determined or calculated by the Backup Servicer, the Backup Servicer shall promptly report such discrepancy to the Servicer and the Agent. In the event of a discrepancy as described in the preceding sentence, the Servicer and the Backup Servicer shall attempt to reconcile such discrepancies prior to the related Remittance Date, but in the absence of a reconciliation, distributions on the related Remittance Date shall be made consistent with the information calculated by the Servicer, the Servicer and the Backup Servicer shall attempt to reconcile such discrepancies prior to the next Remittance Date, and the Servicer shall promptly report to the Agent regarding the progress, if any, which shall have been made in reconciling such discrepancies. If the Backup Servicer and the Servicer are unable to reconcile such discrepancies with respect to such Monthly Remittance Report by the next Remittance Date that falls in April, July, October or January, the Servicer shall cause independent accountants acceptable to the Agent, at the Servicer's expense, to examine such


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


Monthly Remittance Report and attempt to reconcile such discrepancies at the earliest possible date (and the Servicer shall promptly provide the Agent with a report regarding such events). The effect, if any, of such reconciliation shall be reflected in the Monthly Remittance Report for the next succeeding Remittance Date.

                  Other than as set forth in this Section 6.14, the Backup Servicer shall have no obligation to supervise, verify, monitor or administer the performance of the Servicer.

                  The Backup Servicer may not resign except upon sixty (60) day's prior written notice to the Agent, the Servicer and the Borrower. In addition, the Backup Servicer may be removed by the Agent or the Lender with or without cause at any time. In the event of any such resignation or removal, the Backup Servicer may be replaced by a new Backup Servicer selected by the Agent upon notice to the Servicer and the Borrower, such new Backup Servicer to be compensated in accordance with the second to last sentence of the fourth paragraph of this Section 6.14.

                  SECTION 6.15 Additional Remedies of Agent Upon Event of Default. During the continuance of any Event of Default, the Agent, in addition to the rights specified in Section 7.01, shall have the right, in its own name and as agent for the Lender, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Lender (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

                  SECTION 6.16 Waiver of Defaults. Upon consent of the Lender, the Agent may waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall be effective unless it shall be in writing and signed by the Agent on the Lender's behalf and no such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

                  SECTION 6.17 Maintenance of Certain Insurance. During the term of its service as Servicer, the Servicer shall maintain in force an "errors and omissions" and an employee fidelity insurance policy, in each case, in an amount not less than $2,000,000 in a form that would cover any loss of Collections by the Servicer hereunder caused by employee dishonesty, and with an insurance company reasonably acceptable to the Lender and the Agent. The Servicer shall prepare and present, on behalf of itself, the Agent and the Lender, claims under any such policy in a timely fashion in accordance with the terms of such policy, and upon


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


the filing of any claim on any policy described in this Section, the Servicer shall promptly notify the Agent of such claim.

                  SECTION 6.18 Segregation of Collections. The Servicer shall not commingle funds constituting Collections with any other funds of the Servicer.

                  SECTION 6.19 UCC Matters; Protection and Perfection of Pledged Assets. The Borrower will not make any change to its corporate name or use any tradenames, fictitious names, assumed names, "doing business as" names or other names (other than those listed on Schedule III hereto, as such schedule may be revised from time to time to reflect name changes and name usage permitted under the terms of this Section 6.19 after compliance with all terms and conditions of this Section 6.19 related thereto) unless prior to the effective date of any such name change or use, the Borrower notifies the Agent of such change in writing and delivers to the Agent such executed financing statements as the Agent may reasonably request to reflect such name change or use, together with such other documents and instruments as the Agent may reasonably request in connection therewith. The Borrower will not change the location of its chief executive office or the location of its records regarding the Pledged Receivables unless prior to the effective date of any such change of location, the Borrower notifies the Agent of such change of location in writing and delivers to the Agent such executed financing statements as the Agent may reasonably request to reflect such change of location, together with such Opinions of Counsel, documents and instruments as the Agent may reasonably request in connection therewith. The Borrower agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that the Agent may reasonably request in order to perfect, protect or more fully evidence the Lender's interest in the Pledged Assets acquired hereunder, or to enable the Lender or the Agent to exercise or enforce any of their respective rights hereunder. Without limiting the generality of the foregoing, the Borrower will upon the request of the
Agent: (i) execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate or as the Agent may request (provided that the Borrower shall not be required to execute and file such any financing statements against individual Obligors), and (ii) mark its master data processing records evidencing such Pledged Receivables with a legend acceptable to the Agent, evidencing that the Lender has acquired an interest therein as provided in this Agreement. The Borrower hereby authorizes the Agent to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Pledged Receivables and the Related Security related thereto and the proceeds of the foregoing now existing or hereafter arising without the signature of the Borrower where permitted by law. Subject to applicable law, a carbon, photographic or other reproduction of this Agreement or any financing statement covering the Pledged Receivables, or any part thereof shall be sufficient as a financing statement. The Borrower shall, upon the request of the Agent at any time after the occurrence of an Event of Default and at the Borrower's expense, notify the Obligors obligated to pay any Pledged Receivables, or any of them, of the security interest of the Lender in the Pledged Assets. If the Borrower fails to perform any of its agreements or obligations under this Section 6.19, the Agent may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of the Agent incurred in


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


connection therewith shall be payable by the Borrower upon the Agent's demand therefor. For purposes of enabling the Agent to exercise its rights described in the preceding sentence and elsewhere in this Article VI, the Borrower and the Lender hereby authorize each of the Agent and its successors and assigns to take any and all steps in the Borrower's name and on behalf of the Borrower and the Lender necessary or desirable, in the determination of the Agent, to collect all amounts due under any and all Pledged Receivables, including, without limitation, endorsing the Borrower's name on checks and other instruments representing Collections and enforcing such Pledged Receivables and, if any, the related guarantees.

                  SECTION 6.20 Servicer Advances. The Servicer may, in its sole discretion, make an advance in respect of any payment due on a Pledged Receivable to the extent such payment has not been received by the Servicer as of its due date and the Servicer reasonably expects such payment will be ultimately recoverable (a "Servicer Advance"). The Servicer shall deposit into the Collection Account in immediately available funds the aggregate of all Servicer Advances to be made during a Remittance Period on or prior to the Business Day immediately preceding the related Remittance Date. The Servicer shall be entitled to reimbursement for such Servicer Advances from monies in the Collection Account as provided in Section 2.05(c) hereof.

                  SECTION 6.21 Repurchase of Receivables Upon Breach of Covenant or Representation and Warranty by SRI. The Borrower or the Servicer, as the case may be, shall inform the other parties to this Agreement promptly, in writing, upon the discovery of any breach of SRI's representations, warranties and/or covenants pursuant to Section 6.05 or Article V; provided, however, that the failure to provide any such notice shall not diminish, in any manner whatsoever, any obligation of SRI hereunder to repurchase any Pledged Receivable. Unless such breach shall have been cured by the last day of the first full calendar month following the discovery by or notice to SRI of such breach, SRI shall have an obligation, and the Borrower shall and the Agent may, enforce such obligation of SRI, to repurchase any Pledged Receivable materially and adversely affected by such breach. The Borrower shall notify the Agent promptly, in writing, of any failure by SRI to so repurchase any such Pledged Receivable. In consideration of the repurchase of such Pledged Receivable, SRI shall remit funds in an amount equal to the Release Price for such Pledged Receivable to the Collection Account on the date of such repurchase.

                  (b) In addition to the foregoing and notwithstanding whether any Pledged Receivable shall have been repurchased by SRI pursuant to Section 6.21(a), SRI hereby indemnifies the Borrower, the Agent and the Lender against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them in connection with any of the events or facts giving rise to a breach of SRI's representations, warranties, agreements and/or covenants set forth in Article V or Article VI.

                  SECTION 6.22 Compliance with Applicable Law. The Servicer and the Borrower shall at all times comply in all material respects with all requirements of applicable federal, state and local laws, and regulations thereunder (including, without limitation but only if and to the extent applicable, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations " B" and "Z", the Soldiers' and Sailors' Civil Relief Act of 1940 and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, the Interstate Land Sales Full Disclosure Act, the Real Estate Settlement Procedures Act and all other consumer credit laws and equal credit opportunity and disclosure laws and any regulations promulgated thereunder) in the conduct of its business.

                  SECTION 6.23 UCC Releases. The Borrower shall use diligent efforts to provide to Agent within 90 days of the date hereof, evidence of the release by each Previous Lender of any right, title and interest that such Previous Lender may have in any Pledged Receivables and Applicable Underlying Collateral Pledged hereunder from time to time.

                                  ARTICLE VII.

                                EVENTS OF DEFAULT

                  SECTION 7.01 Events of Default. If any of the following events ("Events of Default") shall occur:

                  (a) the Facility Amount shall at any time be greater than the lesser of (i) the Capital Limit or (ii) the Borrowing Limit minus the Discount Amount; or

                  (d) the occurrence of any Bankruptcy Event with respect to the Borrower or SRI; or

                  (c) any representation or warranty made or deemed to be made by the Borrower or SRI (or any of their respective officers) under or in connection with this Agreement, any remittance report or other information or report delivered pursuant hereto or any other Transaction Document shall prove to have been false or incorrect when made (including, without limitation, any representation or warranty made or deemed to be made by SRI (or any of its officers or agents) under or in connection with the Receivables Purchase Agreement); provided, however, that if any breach described above is cured by the repurchase of Receivables pursuant to Article VI of the Receivables Purchase Agreement or by a repayment pursuant to Section 2.12 or a repurchase pursuant to
Section 6.21 hereof, such breach shall cease to constitute an Event of Default;
or

                  (d)(i) the Borrower or SRI shall fail to perform or observe any term, covenant or agreement hereunder or under any other Transaction Document (including the failure to make any payment or deposit to be made by it hereunder or under the Fee Letter) when due and such failure remains unremedied for two (2) Business Days after written notice thereof is provided by the Agent; or


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

                  (e) the Borrower or SRI shall fail to pay any principal of or premium or interest on any Debt (in the case of SRI, in an amount in excess of $250,000) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other default under any agreement or instrument relating to any Debt or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof; or

                  (f) the occurrence of any default under any of the terms of, or otherwise in respect of, any agreement, security, note or certificate related to any Take-Out Securitization or other outstanding term securitization serviced by the Servicer and the passage of any applicable grace period without the cure thereof; or

                  (g) the Lender shall at any time fail to have a valid, perfected, first priority security interest in any of the Pledged Assets or (ii) any purchase by the Borrower of a Receivable under the Receivables Purchase Agreement shall, for any reason, cease to create in favor of the Borrower a perfected ownership interest in such Receivable; provided, however, that if an event described in the foregoing clause (i) or (ii) is cured by the repurchase of Receivables pursuant to Article VI of the Receivables Purchase Agreement or by a repayment pursuant to Section 2.12 or a repurchase pursuant to Section 6.21 hereof, such event shall cease to constitute an Event of Default; or

                  (h) the Borrower or SRI shall have suffered any material adverse change to its financial condition or operations which would adversely affect the collectibility of the Pledged Receivables or the Borrower's or SRI's ability to conduct its business; or

                  (i) SRI or the Borrower can no longer conduct business for any reason; or

                  (j) the Receivables Purchase Agreement shall cease to be in full force and effect; or

                  (k) the occurrence of a Servicer Default (if the Servicer is SRI or an Affiliate thereof); or

                  (l) SRI has at any time a Tangible Net Worth in an amount which shall be less than an amount equal to (A) $140,000,000 plus (B) seventy-five percent (75%) of the aggregate amount of proceeds received by SRI after the date of this Agreement in connection with (1) each issuance by SRI of any class or classes of capital stock after the date of this Agreement and (2) each incurrence of Debt after the date of this Agreement, other than Debt which shall be the most senior Debt of SRI plus (C) fifty percent (50%) of the aggregate amount of net income (calculated in accordance with GAAP) of SRI after the date of this Agreement; or

                  (m) any failure shall have occurred on the part of the Borrower or SRI duly to observe or perform in any material respect any covenant or agreement related to any Purchased Rate Cap or any covenant or agreement under the Sinking Fund Agreement;

then the Agent may, by notice to the Borrower, declare the Early Amortization Commencement Date to have occurred; provided, that, in the case of any event described in 7.01(b) above, the Early Amortization Commencement Date shall be deemed to have occurred automatically upon the occurrence of such event. Upon any such declaration or automatic occurrence, (i) the Borrower shall cease purchasing Receivables from SRI under the Receivables Purchase Agreement, (ii) the Lender shall cease issuing commercial paper notes to fund or maintain the Loans hereunder, (iii) the Liquidity/Credit Enhancement Facility shall be drawn upon by the Lender from time to time thereafter in order to retire the maturing commercial paper notes issued to fund or maintain the Loans hereunder (and the Loans hereunder maintained by the amounts so drawn under the Liquidity/Credit Enhancement Facility shall bear interest at the Default Funding Rate), (iv) at the option of the Lender in its sole discretion, the Lender may declare the Loans made to the Borrower hereunder and all Yield and all Fees accrued on such Loans and any other Obligations to be immediately due and payable (and the Borrower shall pay such Loans and all such amounts and Obligations immediately); and (v) at the option of the Lender in its sole discretion, the Agent, on behalf of the Lender, may direct the Obligors to make all payments under the Pledged Receivables directly to the Backup Servicer, the Agent, the Lender or any lockbox or account established by any of such parties. In addition, upon any such declaration or upon any such automatic occurrence, the Agent and the Lender shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of the applicable jurisdiction and other applicable laws, which rights shall be cumulative. If any Event of Default shall have occurred, the Non-CP Rate and the CP Rate shall be increased to the Default Funding Rate, effective as of the date of the occurrence of such Event of Default and shall remain at the Default Funding Rate.

                  SECTION 7.02 Additional Remedies of Agent and Lender. If, upon the Lender's declaration that the Loans made to the Borrower hereunder are immediately due and payable pursuant to Section 7.01 or on the Facility Maturity Date, the aggregate outstanding principal amount of the Loans, all accrued Fees and Yield and any other Obligations are not immediately paid in full, then the Agent, in addition to all other rights specified hereunder, shall have the right, in its own name and as agent for the Lender, to immediately sell in a commercially reasonable manner and otherwise in accordance with applicable law, in a recognized market (if one exists) at such price or prices as the Agent may reasonably deem satisfactory, any or all Pledged Assets and apply the proceeds thereof to the Obligations.

                  (b) The parties recognize that it may not be possible to sell all of the Pledged Assets on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for such Pledged Assets may not be liquid. Accordingly, the Agent may elect, in its sole discretion, the time and manner of liquidating any Pledged Assets and nothing contained herein shall obligate the Agent to liquidate any Pledged Assets on the date the

Lender declares the Loans made to the Borrower hereunder to be immediately due and payable pursuant to Section 7.01 or to liquidate all Pledged Assets in the same manner or on the same Business Day.

                  (c) Any amounts received from any sale or liquidation of the Pledged Assets pursuant to this Section 7.02 in excess of the Obligations will be returned to the Borrower, its successors or assigns, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may otherwise direct.

                  (d) The Agent and the Lenders shall have, in addition to all the rights and remedies provided herein and provided by applicable federal, state, foreign, and local laws (including, without limitation, the rights and remedies of a secured party under the Uniform Commercial Code of any applicable state, to the extent that the Uniform Commercial Code is applicable, and the right to offset any mutual debt and claim), all rights and remedies available to the lenders in law, in equity, or under any other agreement between the Lender and the Borrower.

                  (e) Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Early Amortization Event or Event of Default.

                  (f) If a Development is no longer an Eligible Development, no additional Receivables related to such Development will be financed under this Agreement until such time as the circumstance which caused such Development to cease to be an Eligible Development no longer exists.

                                  ARTICLE VIII.

                                 INDEMNIFICATION

                  SECTION 8.01 Indemnities by the Borrower. Without limiting any other rights which the Agent, the Lender, the Backup Servicer or any of their respective Affiliates may have hereunder or under applicable law, the Borrower hereby agrees to indemnify the Agent, the Lender, the Backup Servicer and each of their respective Affiliates (each an "Indemnified Party" for purposes of this Article VIII) from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of or as a result of this Agreement or in respect of any Pledged Assets, excluding, however, Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of the Agent, the Lender, the Backup Servicer or such Affiliate. Without limiting the foregoing, the Borrower shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from:

                  (a) any Pledged Receivable treated as or represented by the Borrower to be an Eligible Receivable which is not an Eligible Receivable;

                  (b) reliance on any representation or warranty made or deemed made by the Borrower or any of its agents, including without limitation, the Servicer or any of their respective officers under or in connection with this Agreement, which shall have been false or incorrect in any material respect when made or deemed made or delivered;

                  (c) the failure by the Borrower or any of its agents, including without limitation, the Servicer to comply with any term, provision or covenant contained in this Agreement or any agreement executed in connection with this Agreement, or with any applicable law, rule or regulation with respect to any Pledged Assets, or the nonconformity of any Pledged Assets with any such applicable law, rule or regulation;

                  (d) the failure to vest and maintain vested in the Agent, for the benefit of the Lender, or to transfer to the Agent, for the benefit of the Lender, a first priority perfected security interest in the Receivables which are, or are purported to be, Pledged Receivables, together with all Collections, Related Security and other Pledged Assets related thereto (including, without limitation, any and all Intervals with respect to such Receivables), free and clear of any Adverse Claim whether existing at the time of the related Borrowing or at any time thereafter;

                  (e) the failure to maintain, as of the close of business on each Business Day prior to the Collection Date, a Facility Amount which is less than or equal to the lesser of (x) the Borrowing Limit minus the Discount Amount on such Business Day, or (y) the Capital Limit on such Business Day (provided, that in determining the Capital Limit for purposes of this Section 8.01(e), all information used in such determination must be accurate as of the date of such determination);

                  (f) the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC or real property laws of any applicable jurisdiction or other applicable laws with respect to any Receivables which are, or are purported to be, Pledged Receivables or the other Pledged Assets related thereto, whether at the time of any Borrowing or at any subsequent time;

                  (g) any dispute, claim, offset or defense to the payment of any Receivable which is, or is purported to be, a Pledged Receivable (including, without limitation, a defense based on such Receivable not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms);

                  (h)any failure of the Borrower or any of its agents, including without limitation, the Servicer to perform its duties or obligations in accordance with the provisions of this Agreement;

                  (i) the failure to pay prior to delinquency any taxes payable in connection with the Pledged Receivables or the Pledged Assets related thereto;

                  (j) any repayment by the Agent or the Lender of any amount previously distributed in payment of Loans or payment of Yield or Fees or any other amount due hereunder, in each case which amount the Agent or the Lender believes in good faith is required to be repaid;

                  (k) the commingling of Collections of Pledged Receivables at any time with other funds;

                  (l) any investigation, litigation or proceeding related to a Pledged Receivable, this Agreement or the use of proceeds of Loans or the Pledged Assets;

                  (m) any failure by the Borrower to give reasonably equivalent value to SRI in consideration for the transfer by SRI to the Borrower of any Receivable or any attempt by any Person to void or otherwise avoid any such transfer under any statutory provision or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code;

                  (n) any failure of the Borrower or any of its respective agents or representatives, including without limitation, the Servicer (including, without limitation, agents, representatives and employees of the Servicer acting pursuant to authority granted under Section 6.01 hereof) to remit to the Servicer or the Agent, Collections of Pledged Receivables remitted to the Borrower, the Servicer or any such agent or representative;

                  (o) any failure on the part of the Borrower or any of its agents, including without limitation, SRI duly to observe or perform in any material respect any covenant or agreement under the Sinking Fund Agreement; and/or

                  (p) the failure at any time of the Borrower to maintain funds in the Sinking Fund Account in the amount required under the Sinking Fund Account Agreement; provided, that such failure has continued beyond any grace period provided for in the Sinking Fund Agreement.

Any amounts subject to the indemnification provisions of this Section 8.01 shall be paid by the Borrower to the Agent within two (2) Business Days following the Agent's written demand therefor.

                  SECTION 8.02 Indemnities by the Servicer. Without limiting any other rights which the Agent, the Lender or any of their respective Affiliates may have hereunder or under applicable law, the Servicer (if SRI or one of its Affiliates) hereby agrees to indemnify each Indemnified Party from and against any and all Indemnified Amounts awarded against or incurred by any of them arising out of or as a result of the Servicer's performance of or failure to perform its obligations under this Agreement excluding, however, Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of the Agent, the Lender or such Affiliate. Without limiting the foregoing, the Servicer (if SRI or one of its Affiliates) shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from:

                  (a) any Pledged Receivable treated as or represented by the Servicer (if SRI or one of its Affiliates) to be an Eligible Receivable which is not an Eligible Receivable; or

                  (b) reliance on any representation or warranty made or deemed made by the Servicer (if SRI or one of its Affiliates) or any of their respective officers under or in connection with this Agreement, which shall have been false or incorrect in any material respect when made or deemed made or delivered; or

                  (c) the failure by the Servicer (if SRI or one of its Affiliates) to comply with any term, provision or covenant obtained in this Agreement or any agreement executed in connection with this Agreement, or with any applicable law, rule or regulation with respect to any Pledged Assets, or the nonconformity of any Pledged Assets with any such applicable law, rule or regulation; or

                  (d) the failure to vest and maintain vested in the Agent, for the benefit of the Lender, or to transfer to the Agent, for the benefit of the Lender, a first priority perfected security interest in the Receivables which are, or are purported to be, Pledged Receivables, together with all Collections, Related Security and other Pledged Assets related thereto (including, without limitation, any and all Interval's with respect to such Receivables), free and clear of any Adverse Claim (other than Permitted Liens and Encumbrances) whether existing at the time of the related Borrowing or at any time thereafter; or

                  (e) the commingling by the Servicer (if SRI or one of its Affiliates) of Collections of Pledged Receivables at any time with other funds; or

                  (f) any failure of the Servicer (if SRI or one of its Affiliates) or any of its respective agents or representatives (including, without limitation, agents, representatives and employees of the Servicer (if SRI or one of its Affiliates) acting pursuant to authority granted under Section
6.01 hereof) to remit to the Servicer (if SRI or one of its Affiliates) or the Agent, Collections of Pledged Receivables remitted to the Borrower, the Servicer (if SRI or one of its Affiliates) or any such agent or representative; and/or
(l)

                  (g) any fees or other costs and expenses payable to any replacement Servicer, to the extent in excess of the servicing fees payable to the Servicer hereunder.

Any amounts subject to the indemnification provisions of this Section 8.02 shall be paid by the Servicer (if SRI or one of its Affiliates) to the Agent within two (2) Business Days following the Agent's written demand therefor.

                  Each applicable Indemnified Party shall deliver to the indemnifying party under Section 8.01 and Section 8.02, within a reasonable time after such Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by such Indemnified Party relating to the claim giving rise to the Indemnified Amounts. Each such Indemnified Party will cooperate with the Borrower and the Servicer in connection with any claim giving rise to the Indemnified Amounts to minimize the liability of such indemnifying parties, provided that nothing contained herein shall obligate any such Indemnified Party to take any action which, in the opinion of such Indemnified Party, is unlawful or otherwise disadvantageous to such Indemnified Party.

                                   ARTICLE IX.

                                  MISCELLANEOUS

                  SECTION 9.01 Amendments and Waivers. Except as provided in
Section 9.01(b), no amendment or modification of any provision of this Agreement shall be effective without the written agreement of the Borrower, the Servicer, the Backup Servicer, the Agent and the Lender, and no termination or, except as set forth in Section 9.12 hereof, waiver of any provision of this Agreement or consent to any departure therefrom by the Borrower or the Servicer shall be effective without the written concurrence of the Agent and the Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  (b) Notwithstanding the provisions of Section 9.01(a), in the event that there is more than one Lender, the written consent of each Lender shall be required for any amendment, modification or waiver (i) reducing any outstanding Loans, or the Yield thereon, (ii) postponing any date for any payment of any Loan, or the Yield thereon, or (iii) modifying the provisions of this Section 9.01, or (iv) increasing the Capital Limit or the Borrowing Limit.

                  SECTION 9.02 Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telex communication and communication by facsimile copy) and mailed, telexed, transmitted or delivered, as to each party hereto, at its address set forth under its name on the signature pages hereof or specified in such party's Assignment and Acceptance or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, upon receipt, or in the case of (i) notice by mail, five days after being deposited in the United States mails, first class postage prepaid, (ii) notice by telex, when telexed against receipt of answerback, or (iii) notice by facsimile copy, when verbal communication of receipt is obtained, except that notices and communications pursuant to Article II shall not be effective until received.

                  SECTION 9.03 No Waiver; Remedies. Except as set forth in
Section 9.12 hereof, no failure on the part of the Agent or the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  SECTION 9.04 Binding Effect; Assignability; Multiple Lenders.
(i) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Servicer, the Agent, the Lender, the Backup Servicer and their respective successors and permitted assigns. This Agreement and the Lender's rights and obligations hereunder and interest herein shall be assignable in whole or in part (including by way of the sale of participation interests therein) by the Lender and its successors and assigns. None of the Borrower, the Servicer or the Backup Servicer may assign any of its rights and obligations hereunder or any interest herein without the prior written consent of the Lender and the Agent. The parties to each assignment or participation made pursuant to this Section 9.04 shall execute and deliver to the Agent for its acceptance and recording in its books and records, an assignment and acceptance agreement (an "Assignment and Acceptance") or a participation agreement or other transfer instrument reasonably satisfactory in form and substance to the Agent and the Borrower. Each such assignment or participation shall be effective as of the date specified in the applicable Assignment and Acceptance or other agreement or instrument only after the execution, delivery, acceptance and recording as described in the preceding sentence. The Agent shall notify the Borrower of any assignment or participation thereof made pursuant to this Section 9.04. The Lender may, in connection with any assignment or participation or any proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower and the Pledged Assets furnished to the Lender by or on behalf of the Borrower or the Servicer.

                  Whenever the term "Lender" is used herein, it shall mean Autobahn and/or any other Person which shall have executed an Assignment and Acceptance; provided, however, that each such party shall have a pro rata share of the rights and obligations of the Lender hereunder in such percentage amount (the "Commitment Percentage") as shall be obtained by dividing such party's commitment to fund Loans hereunder by the total commitment of all parties to fund Loans hereunder. Any right at any time of the Lender to enforce any remedy, or instruct the Agent to take (or refrain from taking) any action hereunder, shall be exercised by the Agent only upon direction by such parties that hold a majority of the Commitment Percentages at such time.

                  SECTION 9.05 Term of This Agreement. This Agreement including, without limitation, the Borrower's obligation to observe its covenants set forth in Articles V and VI, and the Servicer's obligation to observe its covenants set forth in Articles V and VI, shall remain in full force and effect until the Collection Date; provided, however, that the rights and remedies with respect to any breach of any representation and warranty made or deemed made by the Borrower or Servicer pursuant to Articles III and IV and the indemnification and payment provisions of Article VIII and Article IX and the provisions of Section
9.08 and Section 9.09 shall be continuing and shall survive any termination of this Agreement.

                  SECTION 9.06 Governing Law; Jury Waiver. THIS AGREEMENT
SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE INTERESTS OF THE LENDER IN THE PLEDGED RECEIVABLES, OR REMEDIES HEREUNDER, IN RESPECT THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER.

                  SECTION 9.07 Costs, Expenses and Taxes. In addition to the rights of indemnification granted to the Backup Servicer, the Agent, the Lender and its Affiliates under Article VIII hereof, the Borrower agrees to pay on demand all reasonable costs and expenses of the Backup Servicer, the Lender and the Agent incurred in connection with the preparation, execution, delivery, administration of, or any waiver or consent issued or amendment prepared in connection with, this Agreement, the other Transaction Documents and the other documents to be delivered hereunder or in connection herewith or therewith or incurred in connection with any amendment, waiver or modification of this Agreement, any other Transaction Document, and any other documents to be delivered hereunder or thereunder or in connection herewith or therewith that is necessary or requested by any of the Borrower, the Servicer, the Lender or a Rating Agency or made necessary or appropriate as a result of the actions of any regulatory, tax or accounting body affecting the Lender and its Affiliates, or which is related to an Event of Default including, without limitation, the reasonable fees and reasonable out-of-pocket expenses of counsel for the Backup Servicer, the Agent and the Lender with respect thereto and with respect to advising the Backup Servicer, the Agent and the Lender as to their respective rights and remedies under this Agreement and the other documents to be delivered hereunder or in connection herewith, and all costs and expenses, if any (including reasonable counsel fees and expenses), incurred by the Backup Servicer, the Agent or the Lender in connection with the enforcement of this Agreement and the other documents to be delivered hereunder or in connection herewith.

                  (ii) The Borrower shall pay on demand any and all stamp, sales, excise and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement, the other documents to be delivered hereunder or any agreement or other document providing liquidity support, credit enhancement or other similar support to the Lender which is specific to this Agreement or the funding or maintenance of Loans hereunder.

                  (iii) The Borrower shall pay on demand all other costs, expenses and taxes (excluding franchise and income taxes) incurred by any Issuer or incurred by any general or limited partner, or member or shareholder of such Issuer on behalf of such Issuer related to this Agreement ("Other Costs"), including, without limitation, the portion of the cost of rating such Issuer's commercial paper by independent financial rating agencies which is allocable to commercial paper issued to fund Loans hereunder, the cost of obtaining a shadow rating from the Rating Agencies with respect to the financing facility provided for under this Agreement and the other Transaction Documents, the taxes (excluding franchise and income taxes) resulting from such Issuer's operations which are allocable to the provision of Loans hereunder, and the reasonable fees and out-of-pocket expenses of counsel for the Issuer with respect to (i) advising the Issuer as to its rights and remedies under this Agreement and the other documents to be delivered hereunder or in connection herewith, (ii) the enforcement of this Agreement and the other documents to be delivered hereunder or in connection herewith and (iii) advising the Issuer as to the issuance of the Issuer's commercial paper notes to fund Loans hereunder and action in connection with such issuance.

                  SECTION 9.08 No Proceedings. Each of the Borrower, the Agent, the Servicer and the Lender hereby agrees that it will not institute against, or join any other Person in instituting against, any Issuer any proceedings of the type referred to in the definition of Bankruptcy Event so long as any commercial paper issued by such Issuer shall be outstanding or there shall not have elapsed one year and one day since the last day on which any such commercial paper shall have been outstanding. The Servicer hereby agrees that it will not institute against, or join any other Person in instituting against, the Borrower any proceedings of the type referred to in the definition of Bankruptcy Event (a) prior to the Collection Date and (b) so long as any commercial paper issued by a Lender which is an Issuer shall be outstanding or there shall not have elapsed one year and one day since the last day on which any such commercial paper shall have been outstanding. The provisions of this Section 9.08 shall survive the termination of this Agreement.

                  SECTION 9.09 Recourse Against Certain Parties. No recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any fees or any other obligations) of the Lender or the Agent as contained in this Agreement or any other agreement, instrument or document entered into by the Lender or the Agent pursuant hereto or in connection herewith shall be had against any administrator of the Lender or the Agent or any incorporator, affiliate, stockholder, officer, employee or director of the Lender or the Agent or of any such administrator, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of each party hereto contained in this Agreement and all of the other agreements, instruments and documents entered into by the Lender or the Agent pursuant hereto or in connection herewith are, in each case, solely the corporate obligations of such party (and nothing in this Section 9.09 shall be construed to diminish in any way such corporate obligations of such party), and that no personal liability whatsoever shall attach to or be incurred by any administrator of the Lender or the Agent or any incorporator, stockholder, affiliate, officer, employee or director of the Lender or the Agent or of any such administrator, as such, or any of them, under or by reason of any of the obligations, covenants or agreements of the Lender or the Agent contained in this Agreement or in any other such instruments, documents or agreements, or which are implied therefrom, and that any and all personal liability of every such administrator of the Lender or the Agent and each incorporator, stockholder, affiliate, officer, employee or director of the Lender or the Agent or of any such administrator, or any of them, for breaches by the Lender or the Agent of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement. The provisions of this Section 9.09 shall survive the termination of this Agreement.

                  SECTION 9.10 Execution in Counterparts; Severability; Integration. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings other than the Fee Letter.

                           [SIGNATURE PAGE TO FOLLOW.]

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


THE BORROWER:                        SILVERLEAF FINANCE I, INC.


                                     By: /s HARRY J. WRITE, JR.
                                        --------------------------------
                                        Title: CFO   Harry H. Write, Jr.

                                     1221 River Bend Drive, Suite 274
                                     Dallas, Texas  75247
                                     Attention:  Robert E. Mead
                                     Facsimile No.:    (214) 688-7067
                                     Confirmation No.: (214) 679-0771


THE SERVICER:                        SILVERLEAF RESORTS, INC.


                                     By: /s/ ROBERT E. MEAD
                                        --------------------------------
                                        Title: CEO    Robert E. Mead

                                     1221 River Bend Drive, Suite 120
                                     Dallas, Texas  75247
                                     Attention:  Robert E. Mead
                                     Facsimile No.:    (214) 905-0514
                                     Confirmation No.: (214) 631-1166

THE AGENT:                         DG BANK DEUTSCHE
                                   GENOSSENSCHAFTSBANK AG



                                   By: /s/ MICHAEL PLUNKETT
                                      -------------------------------
                                      Title: Michael Plunkett
                                             Vice President


                                   By: /s/ PATRICK PREECE
                                      -------------------------------
                                      Title: Patrick Preece
                                             Vice President


                                   609 Fifth Avenue
                                   New York, New York  10017
                                   Attention:  Michael Plunkett
                                   Facsimile No.:    212/745-1651
                                   Confirmation No.: 212/745-1658


THE LENDER:                        AUTOBAHN FUNDING COMPANY LLC

                                   By:  DG BANK Deutsche Genossenschaftsbank
                                        AG, its attorney-in-fact



                                   By: /s/ MICHAEL PLUNKETT
                                      -------------------------------
                                      Title: Michael Plunkett
                                             Vice President


                                   By: /s/ PATRICK PREECE
                                      -------------------------------
                                      Title: Patrick Preece
                                             Vice President

                                   609 Fifth Avenue
                                   New York, New York  10017
                                   Attention:  Michael Plunkett
                                   Facsimile No.:    212/745-1651
                                   Confirmation No.: 212/745-1658

THE AGENT'S BANK:            U.S. BANK TRUST NATIONAL ASSOCIATION


                             By: /s/ JOHN D. BOWMAN
                                --------------------------------
                                Title: John D. Bowman

                             100 Wall Street, Suite 1600
                             New York, New York  10005
                             Attention:  John D. Bowman
                             Facsimile No.:    212/514-6841
                             Confirmation No.: 212/361-2460


THE BACKUP SERVICER:         WELLS FARGO BANK MINNESOTA,
                             NATIONAL ASSOCIATION


                             By: /s/ [ILLEGIBLE]
                                --------------------------------
                                Title: Corporate Trust Officer

                             Sixth Street and Marquette Avenue
                             MAC N9311-161
                             Minneapolis, MN 55479
                             Attention: Corporate Trust Services - Asset Backed Administration
                             Facsimile No.:    612/667-3464
                             Telephone No.:    612/667-8058

LIST OF SCHEDULES AND EXHIBITS

SCHEDULES

SCHEDULE I        Condition Precedent Documents

SCHEDULE II       Credit and Collection Policy

SCHEDULE III      Prior Names, Tradenames, Fictitious Names and "Doings
                  Business As"

SCHEDULE IV       Litigation

SCHEDULE V        Eligible Developments

SCHEDULE VI       Net Eligible Receivables Balance

SCHEDULE VII      Additional Eligibility Criterion

EXHIBITS

EXHIBIT A         Form of Borrowing Base Certificate

EXHIBIT B         Form of Commercial Paper Remittance Report

EXHIBIT C         Form of Monthly Remittance Report

EXHIBIT D         Form of Allonge

EXHIBIT E         Backup Servicer Letter of Certification

EXHIBIT F         Custodian's Fee

EXHIBIT G         Form of Certification of Beneficial Interest

EXHIBIT H         Form of Mortgage and Assignment of Beneficial Interest

EXHIBIT I         Form of UCC Assignment of ONS Intervals

EXHIBIT J         Form of ONS Title Policy